Filed Pursuant to Rule 424(b)(5)

Registration No. 333-224188

PROSPECTUS SUPPLEMENT

(to the Prospectus dated May 18, 2018)

Up to $22,619,204 of Common Stock

We have entered into an At Market Issuance Sales Agreement (the “Sales Agreement”) with B. Riley Securities, Inc. (“B. Riley Securities”) relating to the offer and sale of shares of our common stock, par value $0.01 per share (the “Shares”), offered by this prospectus supplement and the accompanying prospectus through or to B. Riley Securities as our agent or principal. This prospectus supplement and the accompanying prospectus relate to the offer and sale from time to time of the Shares having an aggregate offering price of up to $22,619,204.

In accordance with the terms of the Sales Agreement, sales of the Shares under this prospectus supplement and the accompanying prospectus, if any, will be made by any method deemed to be an “at the market offering” as defined in Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”).

B. Riley Securities has agreed to use commercially reasonable efforts to sell the Shares offered as our agent. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

We will pay B. Riley Securities a commission of up to 7.0% of the gross proceeds of the sales price per share sold through or to B. Riley Securities pursuant to the Sales Agreement. The net proceeds to us that we receive from sales of Shares will depend on the number of Shares actually sold and the offering price for such Shares.

In connection with the sale of Shares on our behalf, B. Riley Securities will be deemed an “underwriter” within the meaning of the Securities Act, and the compensation of B. Riley Securities will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to B. Riley Securities against certain liabilities, including liabilities under the Securities Act. See “Plan of Distribution”.

Our common stock trades on the Nasdaq Global Select Market under the symbol “TLGT.” On January 27, 2021, the last reported sale price of our common stock on the Nasdaq Global Select Market was $0.90 per share.

As of January 27, 2021, the aggregate market value of our outstanding common stock held by non-affiliates was $67,857,613 based upon 53,438,791 shares of outstanding common stock, after giving effect to the January 2021 Debt Exchange Transactions, of which 53,431,191 shares are held by non-affiliates, and the last reported sale price of our common stock of $1.27 per share on January 21, 2021. Pursuant to General Instruction I.B.6. of Form S-3, in no event will we sell securities in a primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. If our public float increases such that we may sell additional amounts under the Sales Agreement and the registration statement of which this prospectus supplement is a part, we will file another prospectus supplement prior to making additional sales. Additionally, in the event that subsequent to the date of this prospectus supplement, the aggregate market value of our outstanding common stock held by non-affiliates equals or exceeds $75.0 million, then the one-third limitation on sales shall not apply to additional sales made pursuant to this prospectus supplement. As of the date of this prospectus supplement, we have not sold any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar month period that ends on and includes the date hereof.

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully review and consider all of the information set forth in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, including the risks and uncertainties described under “Risk Factors” beginning on page S-10 of this prospectus supplement and the risk factors incorporated by reference into this prospectus supplement and the accompanying prospectus.

We have recently experienced significant liquidity issues and have engaged in a series of equitization and refinancing transactions. As of the date of this prospectus supplement, we have approximately $5.4 million in cash and cash equivalents. In the event the at-the-market offering to which this prospectus supplement and accompanying prospectus relate does not generate sufficient liquidity, we expect to pursue a reorganization under the U.S. Bankruptcy Code as early as during the first quarter of 2021.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

B. RILEY SECURITIES

The date of this prospectus supplement is January 28, 2021.

Table of Contents

Prospectus Supplement

Prospectus dated May 18, 2018

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus form part of a registration statement on Form S-3 (File No. 333-224188) that we filed with the SEC utilizing a “shelf” registration process. This document contains two parts. The first part consists of this prospectus supplement, which provides you with specific information about this offering. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined together with all documents incorporated by reference.

In this prospectus supplement, the terms “Teligent,” “we,” “us,” “our” and the “Company” refer to Teligent, Inc., a Delaware corporation, unless otherwise stated or the context otherwise requires.

This prospectus supplement, and the information incorporated herein by reference, may add, update or change information in the accompanying prospectus and in any free writing prospectuses we may provide to you in connection with this offering. You should read both this prospectus supplement and the accompanying prospectus together with additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” If there is any inconsistency between the information in this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

You may rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. Neither we nor B. Riley Securities has authorized anyone to provide information different from that contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. If anyone provides you with different or inconsistent information, you should not rely on it. The information in this prospectus supplement, the accompanying prospectus and in any free writing prospectuses we may provide to you in connection with this offering is accurate only as of their respective dates, regardless of time of delivery. Our business, financial condition, results of operations, cash flows and prospects may have changed since those dates.

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

All references in this prospectus to our consolidated financial statements include, unless the context indicates otherwise, the related notes.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus and the information incorporated by reference herein include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus are the property of their respective owners.

The industry and market data and other statistical information contained in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference are based on management’s own estimates, independent publications, government publications, reports by market research firms or other published independent sources, and, in each case, are believed by management to be reasonable estimates. Although we believe these sources are reliable, we have not independently verified the information. None of the independent industry publications used in this prospectus supplement, the accompanying prospectus or the documents we incorporate by reference were prepared on our or our affiliates’ behalf and none of the sources cited by us consented to the inclusion of any data from its reports, nor have we sought their consent.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and documents we have filed with the SEC that are incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, from time to time we or our representatives have made or will make forward-looking statements in various other filings that we make with the SEC or in other documents, including press releases or other similar announcements. Any and all statements contained in this prospectus supplement and the accompanying prospectus that are not statements of historical fact may be deemed forward-looking statements. Terms such as “may,” “will,” “might,” “would,” “should,” “could,” “project,” “forecast,” “estimate,” “predict,” “potential,” “strategy,” “anticipate,” “attempt,” “develop,” “plan,” “help,” “seek,” “believe,” “continue,” “intend,” “expect,” “future,” and terms of similar import (including the negative of any of the foregoing) may identify forward-looking statements. However, not all forward-looking statements may contain one or more of these identifying terms. Forward-looking statements in this prospectus supplement, the accompanying prospectus and documents we have filed with the SEC that are incorporated by reference herein and therein may include, without limitation, statements regarding (i) our ability to continue as a going concern, including our current and anticipated levels of liquidity and capital resources; (ii) our ability to maintain the listing of our common stock on Nasdaq; (iii) our ability to meet our obligations as they become due under our indebtedness, including our Senior Credit Facilities; (iv) our pursuit of potential sources of additional liquidity; (v) our preliminary operating results for the three months ended December 31, 2020; (vi) our ability to resolve issue related to the FDA Warning Letter and to obtain pre-approval inspection for commercial production on our newly installed injectable line at our Buena, NJ facility; (vii) our ability to meet current or future regulatory requirements in connection with existing or future ANDAs; (viii) our ability to obtain FDA, Health Canada and other governmental and regulatory approvals as anticipated; (ix) our ability to execute and implement our business plan; (x) projections of income (including income/loss), earnings (including earnings/loss) per share, capital expenditures, dividends, indebtedness, capital structure or other financial items; (xi) our ability to efficiently utilize cash and cash equivalents to support our operations for a given period of time; and (xii) the assumptions underlying or relating to any statement described in any of the clauses (i) through (xi) above.

Forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon our current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which are beyond our control. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation:

•	the substantial doubt as to our ability to continue as a going concern through the first quarter of 2021, and our expectation to pursue a reorganization under the U.S. Bankruptcy Code if this offering does not generate sufficient proceeds;

•	our substantial amount of indebtedness, our ability to service such indebtedness and our current liquidity constraints;

•	the risks and uncertainties posed to us in the event we pursue an in-court bankruptcy reorganization under the U.S. Bankruptcy Code, including the potential delisting of our common stock from trading on Nasdaq;

•	our ability to comply with Nasdaq’s Minimum Bid Price Requirement and the risk that our common stock may be delisted from trading on Nasdaq following this offering;

•	the volatility of our stock price;

•	the loss of our ability to continue this offering, and our eligibility to use Form S-3, after we file our Annual Report on Form 10-K for the year ended December 31, 2020;

•	our obligation to issue additional shares of our Series D Preferred Stock in the event we are unable to obtain the Stockholder Approval (as defined in this prospectus supplement);

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•	the effect on the market price of our common stock as a result of sales of shares of common stock in this offering, or the perception that such sales may occur;

•	the dilution in net tangible book value per share of our common stock that purchasers of shares of our common stock in this offering will suffer;

•	the seniority of our Series D Preferred Stock to our common stock with respect to dividends, distributions and liquidation;

•	the future dilution purchasers of shares of our common stock in this offering may suffer as a result of future equity offerings;

•	the uncertainty of the amount of net proceeds to us from this offering;

•	our management’s broad discretion over the use of the net proceeds from this offering;

•	the likelihood that investors who purchase shares of our common stock in this offering will likely pay different prices;

•	the uncertainty as to the actual number of shares we will issue in this offering, whether at any one time or in total;

•	our expectation that we will not pay dividends in the foreseeable future, and the impact that may have on the return on investment for purchasers of our common stock in this offering;

•	the negative impact caused by the issues identified in the FDA Warning Letter and the delay of the FDA’s pre-approval inspection of our newly installed injectable line;

•	the ongoing COVID-19 pandemic, our actions taken in response to it, and the disruptions caused by them on our business operations and financial condition;

•	our reliance on a limited number of customers for a large portion of our revenues;

•	our dependence on a limited number of products;

•	the highly competitive nature of the pharmaceutical industry in which we operate and the pressures of direct competition;

•	the impact of the introduction by our competitors of generic equivalents of our generic pharmaceutical products;

•	the pursuit by pharmaceutical companies of limitations in the use of generics through legislative, regulatory and other efforts;

•	increased competition from name-brand manufacturers that do not face any significant regulatory approval or other barriers to entry into the generics market

•	the consolidation of our distribution network, the resulting concentration of our customer base and the adverse impact on sales of our products;

•	lack of availability, quality issues or increase in the cost of raw materials used in manufacturing our products;

•	any failure to meet stringent regulatory requirements related to environmental protection and hazardous waste;

•	the impact of extensive government regulation by the FDA, Health Canada and other federal, state, provincial/territorial and local regulatory authorities;

•	the delay in development or commercialization of new products and services resulting from any delays in the performance of any services by the FDA or other governmental agencies;

•	our ability to comply with applicable U.S. federal and state and foreign laws and regulations relating to the collection, use, disclosure, storage and processing of personal information;

•	the impact of business interruptions at our manufacturing facility;

•	our ability to comply with complex reporting and payment obligations related to our participation in federal health care programs, including Medicare and Medicaid;

•	the impact of our policies regarding returns, allowances and chargebacks, failure to supply penalties and marketing programs adopted by wholesalers;

•	litigation brought by government or private individuals under federal and state healthcare fraud and abuse and false claims laws;

•	our ability to comply with the Foreign Corrupt Practices Act and similar anti-bribery and anti-corruption laws;

•	the impact of healthcare legislative reform measures;

•	market acceptance, or lack thereof, of our products;

•	product recalls;

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•	our susceptibility to product liability claims that may not be covered by insurance;

•	the failure by third parties to perform, properly and in a timely manner, testing require for regulatory approval of our products;

•	the infringement on the intellectual property rights of third parties by our product offerings and our customers’ products;

•	the potential that our goodwill or other intangible assets may be subject to impairment charges;

•	our involvement in legal proceedings and the resulting impact;

•	our involvement in U.S. and Canadian antitrust litigation related to our pricing practices;

•	the occurrence of any information technology or information security system failures;

•	the potential that compliance with our approved ANDAs, NDAs, NDSs and ANDSs may uncover new safety information giving rise to product recalls, updated warnings or other regulatory actions;

•	the impact of current and future economic conditions;

•	our ability to hire and retain additional qualified personnel;

•	compliance with our reporting obligations under the Exchange Act and Section 404 of the Sarbanes-Oxley Act of 2002, or our failure to achieve and maintain adequate disclosure controls and procedures and internal control over financial reporting;

•	our exposure to currency fluctuations and changes in exchange rates;

•	limitations on our ability to use our net operating loss carry forwards and certain other tax attributes;

•	the insufficiency of our cash flow from our business to service our significant debt obligations;

•	compliance with the financial covenants contained in our Senior Credit Facilities;

•	the interference on our ability to obtain additional financing or engage in other business activities caused by the restrictive covenants in our Senior Credit Facilities; and

•	the effect of incurrence of additional debt on our ability to pay the principal of and interest on our Senior Credit Facilities and such additional debt.

A description of some of the risks and uncertainties that could cause our actual results to differ materially from those described by the forward-looking statements in this prospectus supplement and accompanying prospectus appears in the section captioned “Risk Factors” as well as the risk factors described under the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the SEC on April 13, 2020, and subsequently filed Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus supplement and the accompanying prospectus, and elsewhere in this prospectus supplement and accompanying prospectus. Readers are cautioned not to place undue reliance on forward-looking statements because of the risks and uncertainties related to them and to the risk factors. The forward-looking statements in this prospectus supplement and accompanying prospectus speak only as of the date hereof and, except as may be required by law, we do not undertake any obligation to update the forward-looking statements contained in this prospectus supplement or accompanying prospectus to reflect any new information or future events or circumstances or otherwise.

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PROSPECTUS SUPPLEMENT SUMMARY

This prospectus supplement summary highlights information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the section entitled “Risk Factors” in this prospectus supplement and our consolidated financial statements and the related notes and the other information incorporated by reference into this prospectus supplement and the accompanying prospectus, before making an investment decision.

Our Company

Overview

Teligent, Inc. is a generic pharmaceutical company that develops, manufactures and markets a diversified portfolio focused on high-barrier prescription products. Our mission is to become a leader in the generic pharmaceutical market. Under our own label, we currently market and sell generic topical, branded generic and generic injectable, and generic ophthalmic pharmaceutical products in the United States and Canada. In the United States we are currently marketing 37 generic topical pharmaceutical products and two branded generic injectable pharmaceutical products. In Canada, we market 25 generic injectable, three generic topical, and three generic ophthalmic products. Generic pharmaceutical products are bioequivalent to their brand name counterparts. We also provide contract manufacturing services to the pharmaceutical, over-the-counter, ("OTC"), and cosmetic markets. We operate our business under one segment.

We have two platforms for growth:

•	Developing, manufacturing and marketing a portfolio of generic prescription pharmaceutical products under our own or a private label in topical, injectable, and other high-barrier dosage forms; and

•	Managing our current contract manufacturing and formulation services business.

We have been in the contract manufacturing and development of topical products business since the early 1990s, but our strategy since 2010 has been focused on the growth of our own generic prescription pharmaceutical business. Since 2010, we have focused on transitioning our business to include more customers in the topical pharmaceutical industry. In 2014, we broadened our primary target product focus from topical pharmaceuticals to include a wider approach focused on high-barrier generic prescription pharmaceutical products. We believe that expanding our development and commercial base beyond topical generics, historically the cornerstone of our expertise, to include injectable generics and other high-barrier dosage forms will leverage our existing expertise and capabilities, and broaden our platform for diversified strategic growth.

We currently have seven Abbreviated New Drug Applications (“ANDA”) in our topical pipeline that are pending at the FDA. Additionally, we have one Abbreviated New Drug Submission (“ANDS”) pending at Health Canada.

Our common stock is traded on the Nasdaq Global Select Market under the trading symbol “TLGT.” Our principal executive office, laboratories, and manufacturing facilities are located at 105 Lincoln Avenue, Buena, New Jersey. We have additional offices located in Iselin, New Jersey and Mississauga, Canada.

Our Generic Pharmaceutical Business

In September 2010, we leveraged our existing formulation and manufacturing capabilities to begin our transformation from being solely a contract development and manufacturing company into a generic pharmaceutical company with our own portfolio of products, as recognized by our first ANDA submission to the FDA in 2015. ANDAs are submitted to the FDA for generic prescription drug products that have the same active ingredient, strength, dosage form, and route of administration as brand name innovator drug products to which they are bioequivalent, meaning that there is no significant difference between the drugs in their rate and extent of absorption in the body. In the United States, approved ANDA generic drugs are usually interchangeable with the innovator drug. This means that the generic version may generally be substituted for the branded product by either a physician or pharmacist when dispensing a prescription. Our commercialization of each of these product candidates requires approval of the respective ANDA by the FDA.

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Based on IQVIA (NYSE: IQV) data, the addressable market for the seven ANDA topical filings and three NDA Prior Approval Supplements (PASs) that we have pending with the FDA is estimated to total over $130 million per annum. We expect to continue to expand our presence in the generic topical and generic injectable pharmaceutical markets through the submission of additional ANDAs to the FDA and the subsequent launch of products if and when these applications are approved by the FDA. Additionally, we plan to file further ANDSs with Health Canada in 2021 to the extent the COVID-19 pandemic allows for the submission of new drug applications.

Our Contract Manufacturing and Development Business

We develop, manufacture, fill and package topical semi-solid and liquid products for branded and generic pharmaceutical customers, as well as the OTC and cosmetic markets. These products are used in a wide range of applications from cosmetics and cosmeceuticals to the prescription treatment of conditions like dermatitis, psoriasis and eczema.

We believe that our quality contract manufacturing and development business provides a consistent and reliable source of products and services to our customers. We offer flexibility in batch sizing and package design, which gives our customers the opportunity to select the appropriate presentation for each product. Our high-speed packaging lines can accommodate a variety of tubes, bottles, pumps and jars. We presently anticipate continuing efforts to grow this business through the addition of new customers and products.

Recent Developments

Liquidity Issues

We have recently experienced significant liquidity issues and have engaged in a series of equitization and refinancing transactions. However, as discussed further below, we continue to experience significant financial and operating challenges that present substantial doubt as to our ability to continue as a going concern. As of the date of this prospectus supplement, we have approximately $5.4 million in cash and cash equivalents. In the event the at-the-market offering to which this prospectus supplement and accompanying prospectus relate does not generate sufficient liquidity, we expect to pursue a reorganization under the U.S. Bankruptcy Code as early as during the first quarter of 2021.

Additionally, due to our failure to comply with Nasdaq’s Minimum Bid Price Requirement (as defined and further discussed below), our common stock is at substantial risk of being delisted from the Nasdaq Global Select Market.

January 2021 Debt Exchange Transactions

On January 27, 2021, we completed a recapitalization and equitization transaction pursuant to an Exchange Agreement, dated January 27, 2021, among the Company, the Series C Noteholders (as defined below) and Ares (as defined below) (the “Exchange Agreement”). Under the Exchange Agreement, the holders (the “Series C Noteholders”) of all of our 9.5% Series C Senior Secured Convertible Notes due 2023 (the “Series C Notes”) agreed to exchange an aggregate of approximately $50.3 million of outstanding principal under the Series C Notes, representing 100% of the outstanding principal under the Series C Notes, together with accrued interest thereon, for an aggregate of 29,862,641 shares (the “Series C Exchange Shares”) of our common stock (the “Series C Equitization”). The Series C Equitization resulted in the extinguishment of all of our obligations under the Indenture, dated as of July 20, 2020, between us and Wilmington Trust, National Association, as trustee and collateral agent (the “Series C Indenture”).

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Additionally, under the Exchange Agreement, certain credit funds and accounts managed by affiliates of Ares Management Corporation (such funds and accounts, collectively, “Ares” and, together with the Series C Noteholders, the “Participating Parties”) that are lenders under our Second Lien Credit Agreement, dated December 13, 2018, by and among the Company, certain of its subsidiaries, the lenders from time to time party thereto, and Ares Capital Corporation as Administrative Agent (as amended, including by the Second Lien Amendment (as defined below), the “Second Lien Credit Agreement”) agreed to convert a portion of the outstanding term loans under the Second Lien Credit Agreement constituting 100% of the approximately $24.5 million in accrued PIK interest under the Second Lien Credit Agreement into an aggregate of approximately 85,412 shares of our newly created Series D Preferred Stock, par value $0.01 per share (the “Series D Preferred Stock”, and such transaction, the “PIK Interest Exchange” and, together with the Series C Equitization, the “January 2021 Debt Exchange Transactions”). Each share of Series D Preferred Stock is non-voting and, subject to an increase in the number of shares of our common stock available for issuance under our amended and restated certificate of incorporation, is convertible into 200 shares of our common stock. The shares of Series D Preferred Stock issued in connection with the PIK Interest Exchange are convertible into an aggregate of 17,082,385 shares of our common stock. The holders of shares of Series D Preferred Stock may not convert such shares of Series D Preferred Stock into shares of our common stock to the extent such a conversion would result in a holder thereof, together with its affiliates, collectively owning more than 15% of the number of shares of our common stock then outstanding.

The January 2021 Debt Exchange Transactions reduced the amount of indebtedness on our balance sheet from approximately $186.3 million to approximately $109.7 million. After giving effect to the January 2021 Debt Exchange Transactions and prior exchange transactions in which we extinguished all outstanding 4.75% Convertible Senior Notes due May 2023 and all outstanding 7.0% Cash / 8.0% PIK Series B Senior Unsecured Convertible Notes due 2023, our remaining indebtedness consists of:

•	$105.0 million in outstanding borrowings under the Senior Credit Agreements;

•	$1.3 million outstanding principal amount of our Zero Coupon Convertible Senior Notes due 2023 (the “Series D Notes”) (described further below); and

•	$3.4 million in other outstanding indebtedness.

Our current amended and restated certificate of incorporation authorizes 100,000,000 shares of common stock for issuance. As of the date of this prospectus supplement, we have 53,438,791 shares of common stock issued and outstanding, and our board of directors has reserved up to 40,000,000 shares of common stock for issuance in this offering. In addition, after giving effect to the January 2021 Debt Exchange Transactions, there are approximately 85,412 shares of Series D Preferred Stock outstanding as of the date of this prospectus supplement, which are convertible into, in the aggregate, 17,082,385 shares of our common stock as of the date of this prospectus supplement. As a result, there are presently an insufficient number of shares authorized and available for issuance under our amended and restated certificate of incorporation to effect the conversion of all outstanding shares of Series D Preferred Stock into common stock pursuant to the terms of such Series D Preferred Stock if we were to issue and sell all 40,000,000 shares of common stock in this offering. Following the launch of the offering, pursuant to the terms of the Exchange Agreement, we are required to seek the requisite approval of our stockholders to an amendment to our amended and restated certificate of incorporation to allow for the conversion in full of all shares of Series D Preferred Stock into shares of our common stock (either by an increase in the number of authorized shares of our common stock, the effectuation of a reverse stock split, or otherwise) (the “Stockholder Approval”). The Exchange Agreement provides that, if we are unable to obtain the Stockholder Approval on or before July 1, 2021, we will issue to each holder of Series D Preferred Stock, on a quarterly basis, additional shares of Series D Preferred Stock equal to 2.5% of the number of shares of Series D Preferred Stock originally issued to such holder until the Stockholder Approval is obtained (with a prorated amount of Series D Preferred Stock to be issued in the event the Stockholder Approval is obtained during any such calendar quarter).

As a condition to entering into the Exchange Agreement, we entered into a Stockholders’ Agreement with the Participating Parties and B. Riley Securities (the “Stockholders’ Agreement”), pursuant to which, among other matters, the Company granted (i) the Participating Parties registration rights for the shares of our common stock issuable upon conversion of the Series D Preferred Stock and the Series C Exchange Shares, and (ii) B. Riley Securities registration rights for the shares of common stock issued to B. Riley Securities as a commitment fee in connection with this offering. In addition to the voting restrictions discussed further below, the Stockholders’ Agreement also contains terms restricting the transfer of shares of our common stock and Series D Preferred Stock held by the Participating Parties, including, subject to certain exceptions, a restriction on all sales or other transfers or dispositions of such shares (i) in respect of the offering to which this prospectus supplement and accompanying base prospectus relate, from the date such offering is launched until the termination of such offering; (ii) in any period during which we are conducting a follow-on public offering of our common stock within 11 months after the offering to which this prospectus supplement and accompanying base prospectus relates commences and ending on the earlier of 60 days after commencement of such offering or five trading days following its completion; (iii) in violation of certain volume restrictions set forth in the Stockholders’ Agreement (including the Rule 144 Volume Limitation (as defined in the Stockholders’ Agreement)) at any time when such Participating Party holds at least 9.9% of the outstanding shares of our common stock (including shares issuable upon conversion of the Series D Preferred Stock) and (iv) to any person or entity that is required to file a statement on Schedule 13D or Schedule 13G with respect to our securities. The Stockholders’ Agreement also (x) subjects each Participating Party to certain standstill provisions for a period of 18 months following the date of the Stockholders’ Agreement, (y) requires each Participating Party to include, in any Schedule 13D or Schedule 13G that such Participating Party may be required to file in respect of our securities, an acknowledgment that such Participating Party has no intent to directly or indirectly control us or to take any actions contemplated by Section 5 of the Stockholders’ Agreement and (z) provides that the rights of each of Nantahala Capital Management, LLC (“Nantahala”) and Silverback Asset Management, LLC, two of our Series C Noteholders, to appoint a non-voting observer to our board of directors terminate upon the consummation of the Series C Exchange.

The Stockholders’ Agreement also contains certain voting restrictions as follows: (a) each Series C Noteholder and each of such Series C Noteholder’s affiliates will not vote any shares of our common stock held by such Series C Noteholder or such affiliates to the extent such vote would result in such Series C Noteholder and such affiliates, collectively, voting in excess of 4.9% of the outstanding shares of our common stock as of the record date for such vote, and (b) Ares will not vote any shares of our common stock held by it to the extent such vote would result in Ares and its affiliates, collectively, voting in excess of 15% of the outstanding shares of our common stock as of the record date for such vote. In addition, pursuant to Voting Trust Agreements among Wilmington Savings Fund Society, FSB (“WSFS Bank”), us and each of Nantahala and Silverback (the “Voting Trust Agreements”), we and each of Nantahala and Silverback have agreed to establish voting trusts with WSFS Bank to hold all Series C Exchange Shares issued to Nantahala or Silverback, respectively, in excess of 4.9% of the outstanding shares of our common stock, and WSFS Bank has agreed to vote all such Series C Exchange Shares on all matters presented to the vote of our stockholders in the same proportions as all shares of our common stock other than (x) the Series C Exchange Shares held in trust by WSFS Bank; (y) any other shares of our common stock held by Nantahala or Silverback, as applicable and (z) other shares of our common stock held by the other Participating Parties.

Amendments to First Lien Credit Agreement and Second Lien Credit Agreement

Also in connection with the January 2021 Debt Exchange Transactions and the offering to which this prospectus supplement and the accompanying base prospectus relate, we entered into (i) Amendment No. 4 to First Lien Revolving Credit Agreement (the “First Lien Amendment”), amending the First Lien Credit Agreement, dated December 13, 2018, by and among the Company, certain of its subsidiaries, the lenders from time to time party thereto, and ACF Finco I LP as Administrative Agent (as amended by the First Lien Amendment, the “First Lien Credit Agreement”), and (ii) Amendment No. 6 to Second Lien Credit Agreement (the “Second Lien Amendment”), pursuant to which all identified defaults and events of default thereunder were waived and certain amendments were made to the First Lien Credit Agreement and Second Lien Credit Agreement, respectively, including those described below. The First Lien Credit Agreement and Second Lien Credit Agreement are referred to herein as the “Senior Credit Agreements,”, and such indebtedness outstanding under the Senior Credit Agreements is referred to herein as the “Senior Credit Facilities”.

The First Lien Amendment amended the First Lien Credit Agreement to, among other things, (i) permit borrowings under the revolving credit facility under the First Lien Credit Agreement, subject to availability (which is $0 as of the date of this prospectus supplement) and the other terms and conditions of the First Lien Credit Agreement, provided, that such borrowings are only available until the commitments of the lenders under the Second Lien Credit Agreement under the Second Lien Delayed Draw Term Loan C Facility (as defined below) have been reduced to $0, (ii) reduce from $10.0 million to $3.0 million (from and after the first draw of the Second Lien Delayed Drawn Term Loan C Facility described below) the maximum amount of cash that we and our subsidiaries that are credit parties under the First Lien Credit Agreement are permitted to maintain prior to triggering a mandatory prepayment of the revolving credit facility (without a permanent reduction of the revolving credit commitments), which $3.0 million threshold automatically increases by the net proceeds received from this offering and any other equity offering, (iii) reduce from $3.0 million to $1.0 million the minimum liquidity (as defined in the First Lien Credit Agreement) required to be maintained by us and our subsidiaries that are credit parties under the First Lien Credit Agreement on a consolidated basis until the earlier of (a) the date on which the net proceeds from this offering exceed $15.0 million in the aggregate and (b) February 15, 2021, at which time the liquidity covenant increases to $3.0 million on a consolidated basis, (iv) from and after March 31, 2022, further increase the liquidity covenant to $4.0 million on a consolidated basis and (v) suspend testing of the minimum consolidated adjusted EBITDA covenant until March 31, 2022, at which time such minimum consolidated adjusted EBITDA covenant levels will resume to the levels in effect prior to the closing of the First Lien Amendment.

The Second Lien Amendment amends the Second Lien Credit Agreement to (i) permit, among other things, the January 2021 Debt Exchange Transactions, (ii) provide for a new multiple-draw delayed draw term loan facility in the aggregate principal amount of up to $4.6 million (the “Second Lien Delayed Draw Term Loan C Facility”) which will be made available to us until December 31, 2021, subject to satisfaction of the conditions to borrowing, including, following the launch of this offering, a pro forma maximum liquidity test of $4.0 million, the proceeds of which may be used to pay expenses specified in a budget approved by the administrative agent under the Second Lien Credit Agreement, (iii) reduce from $3.0 million to $1.0 million the minimum liquidity (as defined in the Second Lien Credit Agreement) required to be maintained by us and our subsidiaries that are credit parties under the Second Lien Credit Agreement on a consolidated basis until the earlier of (a) the date on which the net proceeds from this offering exceed $15.0 million in the aggregate and (b) February 15, 2021, at which time the minimum liquidity covenant increases to $3.0 million on a consolidated basis, (iv) from and after March 31, 2022, further increase the minimum liquidity covenant to $4.0 million on a consolidated basis, (v) suspend testing of the minimum consolidated adjusted EBITDA covenant until March 31, 2022, at which time such minimum consolidated adjusted EBITDA covenant levels will resume to the levels in effect prior to the closing of the Second Lien Amendment and (vi) extend the date on which we may elect to pay interest in kind. Loans made under the Second Lien Delayed Draw Term Loan C Facility will be pari passu with, and have the same interest and payment terms (including maturity) as those applicable to, the existing loans under the Second Lien Credit Agreement.

Liquidity and Capital Resources; Going Concern

We have incurred significant losses and generated negative cash flows from operations in recent years, and we expect to continue to incur losses and generate negative cash flows from operations for the foreseeable future. We are not currently generating revenues from operations that are sufficient to cover our operating expenses, and our available capital resources are not sufficient for us to continue to meet our obligations as they become due, presenting substantial doubt as to our ability to continue as a going concern. Our cash and cash equivalents at December 31, 2020 were approximately $6.3 million, compared to approximately $9.7 million at September 30, 2020. We have engaged financial and legal advisors to assist us in, among other matters, analyzing all available strategic alternatives to address our liquidity and capital structure including, but not limited to, significant changes in our operating plan, pursuit of a merger or other change of control transaction, or restructuring our outstanding debt via out of court or in-court methods, including a reorganization under the U.S. Bankruptcy Code.

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As of the date of this prospectus supplement, our cash and cash equivalents are approximately $5.4 million, and we have determined that we would likely immediately pursue a reorganization under the U.S. Bankruptcy Code if our cash and cash equivalents were to fall below $3.0 million. In the absence of additional liquidity, we anticipate that existing cash resources, after giving effect to $4.6 million in interim funding under the Second Lien Credit Agreement, would be depleted by the end of February 2021. To remain viable, we estimate that we will require no less than approximately $20.0 million of additional liquidity to fund our cash requirements until December 31, 2021 (assuming, among other matters, the completion of the inspections under the FDA Warning Letter (described further below) and a reduction in the impact on our operations and financial results from the COVID-19 pandemic), although this estimate is subject to a number of assumptions and may vary materially. In the event that the at-the-market offering to which this prospectus supplement and accompanying prospectus relate does not generate sufficient proceeds, we expect to pursue a reorganization under the U.S. Bankruptcy Code as early as during the first quarter of 2021.

We are actively pursuing potential sources of additional liquidity, including:

•	Equity Financing. We are pursuing the at-the-market offering to which this prospectus supplement and accompanying prospectus relate with an aggregate offering price of up to $22,619,204 in shares of our common stock. The amount of liquidity we will generate in this offering will primarily depend on the market price of our common stock, which will impact the number of shares we will be able to sell and the periods in which such sales may be made. Because, among other matters, (i) we have not sought equity financing in the recent past, (ii) we will not be able to make sales of common stock in this at-the-market offering following the filing of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (see “Termination of S-3 Eligibility” below for further discussion), and (iii) the proposed at-the-market offering may be highly dilutive to current holders of our common stock (see “Dilution” for further discussion), there is no guarantee as to the amount of liquidity we will be able to generate in this at-the-market offering.

•	Debt Financing. As discussed in “January 2021 Debt Exchange Transactions” above, we have undertaken several deleveraging transactions to reduce our indebtedness and our related costs of capital. Additionally, we have worked with our lenders under the Senior Credit Facilities to obtain short-term financing to meet our immediate liquidity needs, including $4.6 million in interim funding under the Second Lien Credit Agreement. At the commencement of this at-the-market offering, we and Ares agreed to amendments of the Senior Credit Agreements to provide for an extension of relief from certain financial covenants (including, among others, our minimum liquidity covenant through March 31 2022). There can be no assurances that our senior lenders will continue to provide interim financing or other relief from the covenants contained in our Senior Credit Agreements, from which we may need one or more additional waivers based on our currently expected results. In the event such waivers are not extended and we violate one or more of certain specified covenants in our Senior Credit Agreements, such violation may lead to one or more events of default under the Senior Credit Agreements, which may trigger certain cross-default provisions under the terms of any other indebtedness then in effect.

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Strategic Alternatives. We have engaged in discussions with a number of counterparties with respect to potential transactions for certain of our strategic assets, as well as sales of substantially all of our assets (on a consolidated basis) or a merger or other change-of-control transactions. We expect to continue to engage in such discussions as we and our board of directors determine are appropriate; however, there can be no assurance that we will be able to complete any such strategic transaction on terms that are acceptable to us, if at all.

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It is very difficult to estimate our liquidity requirements, future cash burn rates and future operating results, and any such estimates may vary significantly. Further, it is very difficult to determine when our operating environment will change to allow us to return to more normalized operations, including in respect of the effects of the COVID-19 pandemic. By way of example, the COVID-19 pandemic has resulted in a significant decrease in elective visits to dermatologists in the United States, which has led to a reduction in the volume of prescriptions written for topical products customarily supplied by us, which has negatively impacted our revenue. Further, the FDA Warning Letter (discussed further below) has prevented us from launching our new sterile injectable product line to be produced at our new facility, and due to regulatory and inventory production requirements, as well as certain issues of non-conformance with respect to certain products identified during our review undertaken in connection with the FDA Warning Letter (including, among other matters, product recalls, long-term production pauses, short-term clear path to market production pauses, and continued production with minor process correction), we anticipate continuing to experience a significant delay in the launch of such product line even after the restrictions imposed by the FDA Warning Letter are rescinded (if such restrictions are rescinded at all). We also continue to experience significant pressures on our liquidity related to remediation efforts arising in respect of the FDA Warning Letter. While we believe we have made substantial progress in remediating the issues identified in the FDA Warning Letter and in subsequent internal reviews, the FDA has significantly reduced its on-site inspections during the COVID-19 pandemic. As a result, there can be no assurances as to when the FDA will re-inspect our Buena, NJ facility and whether (and to what extent) the FDA will agree to remove the restrictions imposed by the FDA Warning Letter following such re-inspection.

As such, there is substantial doubt that any of these potential sources of liquidity will be realized or that, if realized, they will generate sufficient liquidity required by us until we are able to achieve more normalized operating results. Further, given the substantial doubts of our ability to proceed as a going concern and the significant operational challenges we face in the near- and long-term, there can be no assurances that any or all of these potential sources of liquidity will be available to us on commercially acceptable terms, if at all. In the event that we determine that these sources of liquidity will not be available to us or they will not allow us to meet our obligations as they become due, we will need to pursue relief under the U.S. Bankruptcy Code.

Updated Outlook for Three Months Ended December 31, 2020

Based on management estimates and the assumptions described herein, as of the date of this prospectus supplement, and after taking into account further review and analysis following the initial announcement on December 31, 2020 of our outlook for the three months ended December 31, 2020, we expect to report the following financial results for the three months ended December 31, 2020: (i) revenue of $11.0 to $12.5 million, (ii) an operating loss in the range of $8.0 to $9.5 million, (iii) negative EBITDA in the range of $5.7 million to $6.4 million and (iv) negative Adjusted EBITDA in the range of $6.9 million to $7.3 million.

Adjusted EBITDA, as we define it, is calculated as follows: net loss, plus (a) depreciation expense; (b) amortization of intangibles; (c) interest expense and other expenses, net; (d) amortization of debt issuance costs, debt discounts and debt extinguishment; (e) impairment charges; (f) provision for income taxes; (g) foreign currency exchange loss; (h) changes in the fair value of derivatives; (i) non-cash stock-based compensation expense and (j) other one-time expense. We believe that Adjusted EBITDA is a meaningful indicator, to both management and investors, of our past and expected ongoing operating performance. EBITDA is a commonly used and widely accepted measure of financial performance. Adjusted EBITDA is deemed by us to be a useful performance indicator because it adds back non-cash and non-recurring operating expenses which have little to no bearing on our cash flows, may subject to uncontrollable factors and not reflective of our true operational performance. We use Adjusted EBITDA in managing and analyzing our business and financial condition. Even though we believe it is a useful to investors in evaluating our performance, we also believe it is subject to certain shortcomings. Adjusted EBITDA does not take into account the impact of capital expenditures on either our liquidity or our financial performance or omitting share-based compensation expenses that may vary over time but represent a material portion of our overall compensation expense. Due to the inherent limitations of Adjusted EBITDA, our management utilizes comparable GAAP financial measures to evaluate the business in conjunction with Adjusted EBITDA and encourages investors to do likewise.

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The foregoing projections for the three months ended December 31, 2020 are preliminary, unaudited and subject to completion. We have provided ranges, rather than specific amounts, because our financial closing and review procedures for the quarter ended December 31, 2020 have yet to be performed. The forecasted information reflects management’s current views and may change as a result of management’s review of results and other factors, including a variety of significant business, economic and competitive risks and uncertainties. Please see the section entitled “Risk Factors” included in this prospectus supplement and our filings with the SEC that are incorporated by reference herein for more information. The forecasted information is subject to change following the closing of our fourth quarter of 2020 financial results and finalization of quarter- and fiscal-year end financial and accounting procedures (which have yet to be performed) and should not be viewed as a substitute for full financial statements prepared in accordance with U.S. generally accepted accounting principles. Our independent registered public accounting firm has not audited, reviewed, compiled or performed any procedures, and does not express an opinion or any other form of assurance, with respect to the forecasted information. We do not expect to disclose publicly whether our expectations have changed or to update our expectations, other than through the release of actual results in the ordinary course of business. Actual results may vary materially. Accordingly, you should not place undue reliance on our projections with respect to the fourth quarter of fiscal 2020 set forth above. The above disclosures and projections constitute forward-looking statements and should be read together with the financial information included in our periodic reports incorporated by reference into this prospectus supplement. See “Cautionary Note on Forward-Looking Statements” in this prospectus supplement for more information.

FDA Warning Letter

As part of our efforts to remediate the issues identified in the FDA’s warning letter issued in November 2019 (the “FDA Warning Letter”) and to strengthen our quality systems, we undertook a comprehensive review of all of our products. This review was completed in December 2020. While the review did not identify material issues with many of our products, it identified certain issues of non-conformance with respect to certain products which have resulted in recalls and halting the production of certain products, that we are actively reviewing and remediating. We have experienced and may continue to experience, among other matters, product recalls, long-term production pauses, short-term clear path to market production pauses, and continued production with minor process corrections. We believe the foregoing disruptions with respect to certain of our products and the diversion of resources to remediate the product quality issues will have a negative impact on our business, financial position, results of operations and cash flows during the fourth quarter of 2020 and during 2021, including reducing our revenue, negatively impacting operating/(loss), and possibly resulting in impairment and other charges. Further, we anticipate that the FDA’s issuance of the warning letter and review of our processes will continue to delay the FDA’s pre-approval inspection for commercial production on the newly installed injectable line at the Buena, NJ facility. The continued failure to address the issues identified by the FDA in its warning letter and those subsequently identified by us in our comprehensive product quality review as well as the continued delay in obtaining the FDA’s pre-approval inspection for commercial production on the newly installed injectable line at the Buena, NJ facility will have a negative impact on our business, financial position, results of operations and cash flows.

COVID-19 Response

As a pharmaceutical manufacturing facility, we are considered “essential” under applicable directives from the state of New Jersey. We have and anticipate continuing to remain open as long as permitted and conditions remain safe for our employees. Among other preventative measures, we have directed all non-production, Quality or R&D employees to continue working from home in accordance with applicable guidelines, implemented social distancing measures on-site at our manufacturing facility, provided daily personal protective equipment to our onsite employees upon their arrival to the site and implemented temperature monitoring services at our newly established single point of entrance. We have also implemented a more frequent sanitization process of the facility.

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In order to preserve cash and align manufacturing-related resources with downward adjustments made to our production schedule, we initiated a reduction in force at our Buena, NJ manufacturing facility effective June 19, 2020. In connection with the reduction, we terminated 53 employees and furloughed another 15 employees. Our employee base after these actions, coupled with our Company-wide effort to reduce recruitment initiated earlier in the year, is down 31% from the start of the year.

In addition, we decided to shift our research and development operation being performed in our Tallinn, Estonia office to our US manufacturing site at Buena, New Jersey and subsequently to wind-down our Estonia operation. In October 2020, we sold certain of our assets located in Estonia, primarily lab machinery, equipment and office furniture, for a sales price of $125,000 in cash to our former Chief Executive Officer.

Nasdaq Compliance Matters

On December 4, 2020, we received a notice from Nasdaq informing us that, for the immediately preceding 30 consecutive trading days, the bid price of our securities had closed below $1.00 per share, which is the minimum required closing bid price for continued listing on Nasdaq pursuant to Nasdaq Listing Rule 5450(a)(1) (the “Minimum Bid Price Requirement”). We have until June 2, 2021 to regain compliance with the Minimum Bid Price Requirement and if, at any time before such date, the closing bid price of our securities is at least $1.00 per share for a minimum of 10 consecutive trading days, we will have achieved compliance with the Minimum Bid Price Requirement. In the event we do not regain compliance with the Minimum Bid Price Requirement on or before June 2, 2021, then our common stock will be delisted from the Nasdaq Global Select Market unless we request a hearing before the Nasdaq Hearings Panel.

Termination of S-3 Eligibility

We failed to timely file our Quarterly Report on Form 10-Q for the three months ended September 30, 2020 (the “Third Quarter 10-Q”). When we file our Annual Report on Form 10-K for the year ended December 31, 2020 (the “2020 Form 10-K”), such filing will serve as an update of our current registration statement on Form S-3 (File No. 333-224188) (the “Current Form S-3”) for purposes of Section 10(a)(3) of the Securities Act and Rule 401(b) promulgated under the Securities Act. Because of our failure to timely file the Third Quarter 10-Q, we will not be eligible to use Form S-3, including our Current Form S-3, after we file our 2020 Form 10-K. At such time, if we have not already done so, we will be required to cease the at-the-market offering contemplated by this prospectus supplement and accompanying prospectus at the time the 2020 Form 10-K is filed (to the extent such at-the-market offering has not already been terminated) and in no event later than March 31, 2021.

Company Information

Our principal executive offices are located at 105 Lincoln Avenue, Buena, New Jersey 08310. Our telephone number is (856) 697-1441. Our website address is www.teligent.com. The information on, or that can be accessed through, our website is not part of this prospectus supplement and is not incorporated by reference in this prospectus supplement.

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The Offering

The following is a brief summary of some of the terms of the offering and is qualified in its entirety by reference to the more detailed information appearing elsewhere in this prospectus supplement and the accompanying prospectus. For a more complete description of the terms of our common stock, see “Description of Capital Stock” in this prospectus supplement and the accompanying prospectus.

Issuer	Teligent, Inc., a Delaware corporation.

Securities Offered	Shares of common stock having an aggregate offering price of up to $22,619,204.

Common Stock Outstanding after the Offering

Up to 78,571,240 shares, after giving effect to the assumed sale of $22,619,204 of shares of our common stock at a price of $0.90 per share, which was the closing price of our common stock on the Nasdaq Global Select Market on January 27, 2021. (1)

The actual number of shares issued will vary depending on the price at which shares may be sold from time to time during this offering.

In addition, the actual number of shares issued during this offering may not exceed the number of authorized and available shares of common stock under our amended and restated certificate of incorporation. Our current amended and restated certificate of incorporation authorizes 100,000,000 shares of common stock for issuance. As of the date of this prospectus supplement, we have 53,438,791 shares of common stock issued and outstanding (excluding shares reserved for issuance in connection with the items enumerated in the bullet points in footnote (1) to this table), and our board of directors has reserved up to 40,000,000 shares of common stock for issuance in this offering. After giving effect to the January 2021 Debt Exchange Transactions, there are approximately 85,412 shares of Series D Preferred Stock outstanding as of the date of this prospectus supplement, which are convertible into, in the aggregate, 17,082,385 shares of our common stock as of the date of this prospectus supplement. As a result, there are an insufficient number of shares authorized and available for issuance under our amended and restated certificate of incorporation to effect the conversion of all outstanding shares of Series D Preferred Stock into common stock pursuant to the terms of such Series D Preferred Stock if we were to issue and sell all 40,000,000 shares of common stock in this offering. Following the launch of the offering, pursuant to the terms of the Exchange Agreement, we are required to seek the requisite approval of our stockholders to an amendment to our amended and restated certificate of incorporation to allow for the conversion in full of all shares of Series D Preferred Stock into shares of our common stock (either by an increase in the number of authorized shares of our common stock, the effectuation of a reverse stock split, or otherwise) (the “Stockholder Approval”). The Exchange Agreement provides that, if we are unable to obtain the Stockholder Approval on or before July 1, 2021, we will issue to each holder of Series D Preferred Stock, on a quarterly basis, additional shares of Series D Preferred Stock equal to 2.5% of the number of shares of Series D Preferred Stock originally issued to such holder until the Stockholder Approval is obtained (with a prorated amount of Series D Preferred Stock to be issued in the event the Stockholder Approval is obtained during any such calendar quarter).

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Manner of Offering	“At the market offering” that may be made from time to time through or to B. Riley Securities as our agent or principal. See “Plan of Distribution” below.

Use of Proceeds	The proceeds from this offering, if any, will vary depending on the number of Shares that we offer and the offering price per Share. We may choose to raise less than the maximum $22,619,204 in gross offering proceeds permitted by this prospectus supplement and accompanying prospectus. We presently intend to use the net proceeds of this offering, if any, after deducting the commissions and related offering expenses payable by us to B. Riley Securities, for general corporate purposes, including resolution of the issues raised in the FDA Warning Letter, maintaining readiness for an FDA pre-approval inspection for our newly constructed injectables facility and expanding our offering of contract development and manufacturing organization services to our clients. See “Use of Proceeds” below.

Material U.S. Federal Income Tax Considerations to Non-U.S. Holders	For a discussion of the material U.S. federal income tax considerations to non-U.S. holders (as defined below) of the purchase, ownership and disposition of our common stock, see “Material U.S. Federal Income Tax Consequences to Non-U.S. Holders” below.

Risk Factors	Investing in our common stock involves a high degree of risk. You should carefully consider the information under “Risk Factors” in this prospectus supplement and the other risks identified in the documents included or incorporated by reference in this prospectus supplement and the accompanying prospectus before deciding to invest in our common stock.

Exchange Listing	Our common stock is traded on the Nasdaq Global Select Market under the symbol “TLGT.”

(1) The number of shares of our common stock to be outstanding after this offering is based upon 53,438,791 shares of common stock outstanding as of January 27, 2021, and excludes the following:

•	17,082,385 shares of common stock issuable upon the conversion of outstanding shares of Series D Preferred Stock;

•	868,000 shares of common stock issuable upon the conversion of the remaining $1.3 million outstanding principal amount of our Series D Notes;

•	675,000 shares of common stock issuable upon the exercise of outstanding warrants to purchase shares of common stock, at a weighted average exercise price of $0.01 per share;

•	490,414 shares of common stock issuable upon the exercise of outstanding stock options at a weighted average exercise price of $17.43 per share;

•	23,686 shares of common stock subject to outstanding restricted stock units and awards of restricted stock; and

•	4,446,147 shares of common stock reserved or future issuance under our 2016 Equity Incentive Plan.

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RISK FACTORS

Investing in our common stock is highly speculative and involves a high degree of risk. Before purchasing our common stock, you should read and consider carefully the following risk factors, together with the other information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus, including our consolidated financial statements and the related notes, any free writing prospectus we may provide to you in connection with this offering, and the documents incorporated by reference herein and therein. We expect to update these risk factors from time to time in the periodic and current reports that we file with the SEC after the date of this prospectus supplement. These updated risk factors will be incorporated by reference in this prospectus supplement and the accompanying prospectus. Any of the following risks, as well as other risks and uncertainties, could harm the value of shares of our common stock directly or our business, financial condition, results of operations, cash flows or prospects and thus indirectly adversely affect the value of shares of our common stock. Such risks are not the only ones that could impact our company or the value of shares of our common stock. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, financial condition, results of operations, cash flows or prospects. As a result of any of these risks, whether known or unknown, you may lose all or part of your investment in the shares of our common stock. The risks discussed below also include forward-looking statements, and our actual results may differ substantially from those discussed in any forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements” in this prospectus supplement.

Risks Related to this Offering

There is substantial doubt as to our ability to continue as a going concern through the first quarter of 2021, and an investment in our common stock is highly speculative. If this offering does not generate sufficient liquidity, we expect to pursue a reorganization under the U.S. Bankruptcy Code, and you could suffer a total loss of your investment.

We have recently experienced significant liquidity issues, and we continue to experience significant financial and operating challenges that present substantial doubt as to our ability to continue as a going concern. As of the date of this prospectus supplement, we had approximately $5.4 million in cash and cash equivalents. In the event the at-the-market offering to which this prospectus supplement and accompanying prospectus relate does not generate sufficient liquidity, we expect to pursue a reorganization under the U.S. Bankruptcy Code as early as during the first quarter of 2021. An investment in our common stock is highly speculative, and you could suffer a total loss of your investment.

We have incurred significant losses and generated negative cash flows from operations in recent years, and we expect to continue to incur losses and generate negative cash flows from operations for the foreseeable future. We are not currently generating revenues from operations that are sufficient to cover our operating expenses, and our available capital resources are not sufficient for us to continue to meet our obligations as they become due, presenting substantial doubt as to our ability to continue as a going concern. Our cash and cash equivalents at December 31, 2020 were approximately $6.3 million, compared to approximately $9.7 million at September 30, 2020. As of the date of this prospectus supplement, our cash and cash equivalents are approximately $5.4 million, and we have previously determined that we would likely immediately pursue a reorganization under the U.S. Bankruptcy Code if our cash and cash equivalents were to fall below $3.0 million. In the absence of additional liquidity, we anticipate that existing cash resources, after giving effect to $4.6 million in interim funding under the Second Lien Credit Agreement, would be depleted by the end of February 2021. To remain viable, we estimate that we will require no less than approximately $20.0 million of additional liquidity to fund our cash requirements until December 31, 2021 (assuming, among other matters, the completion of the inspections under the FDA Warning Letter and a reduction in the impact on our operations and financial results from the COVID-19 pandemic), although this estimate is subject to a number of assumptions and may vary materially.

We are actively exploring additional sources of liquidity (including those discussed above under the heading “Offering Summary—Recent Developments—Liquidity and Capital Resources; Going Concern”), and we have engaged financial and legal advisors to assist us in, among other matters, analyzing all available strategic alternatives to address our liquidity and capital structure including, but not limited to, significant changes in our operating plan, pursuit of a merger or other change of control transaction, restructuring our outstanding debt via out of court or in-court methods, including a reorganization under the U.S. Bankruptcy Code, or ceasing operations. However, we are unable to determine at this time whether any of these potential sources of liquidity will be available to us on commercially acceptable terms, if at all, or if any such sources of liquidity, individually or taken together, will be sufficient to address our liquidity needs. There is substantial doubt that these potential sources of liquidity will be realized or that they will be sufficient to generate the material amounts of additional liquidity we will require to fund our operations for the foreseeable future. Factors that could limit the success of this offering in raising the necessary liquidity or otherwise limit our ability to raise additional liquidity following this offering include, among other matters:

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•	the expectation that we will continue to incur losses and generate negative cash flows from operations for the foreseeable future;

•	our substantially limited liquidity and capital resources to meet our obligations as they become due;

•	the prospect that, in the event the at-the-market offering to which this prospectus supplement and accompanying prospectus relate does not generate sufficient liquidity, we would pursue a reorganization under the U.S. Bankruptcy Code as early as during the first quarter of 2021;

•	the amounts outstanding in borrowings under our Senior Credit Facilities which, as of the date of this prospectus supplement and after giving effect to the January 2021 Debt Exchange Transactions, were approximately $105.0 million, and the potential we may experience one or more defaults or events of default under our Senior Credit Facilities;

•	the potential that our common stock will be delisted by Nasdaq in the event we fail to regain compliance in a timely manner with the Minimum Bid Price Requirement;

•	the ongoing impacts and developments related to the COVID-19 pandemic; and

•	the delays in production relating to the FDA Warning Letter, the FDA’s significant reduction of on-site inspections during the COVID-19 pandemic and the product recalls, long-term production pauses, short-term clear path to market production pauses, and continued production with minor process corrections arising out of issues identified in connection with our review of matters related to the FDA Warning Letter.

Any reorganization effected under the U.S. Bankruptcy Code will result in a total loss of your investment in our common stock.

Our substantial level of indebtedness and our current liquidity constraints could adversely affect our financial condition, cash flows and our ability to service our indebtedness.

We have a substantial amount of indebtedness which will require significant cash to service. As of the date of this prospectus supplement and after giving effect to the January 2021 Debt Exchange Transactions, our total consolidated indebtedness was approximately $109.7 million. Our substantial level of indebtedness, coupled with our expectation that we will continue to incur losses and generate negative cash flows from operations for the foreseeable future, makes it unlikely that we will be able to generate sufficient cash to pay, when due, the principal of, interest on, or other amounts due in respect of our indebtedness. Our substantial indebtedness, combined with our significant liquidity constraints and other financial obligations and contractual commitments, may have a material adverse impact on us, including, by way of example only:

•	we may be unable to satisfy our obligations with respect to our outstanding and other future debt obligations;

•	notwithstanding that, at the commencement of this offering, we entered into amendments of the Senior Credit Agreements to provide for an extension of relief from certain financial covenants (including, among others, a minimum liquidity covenant), based on currently expected results, we may need one or more additional waivers from financial covenants imposed by our Senior Credit Agreements. In the event such waivers are not extended and we violate one or more of certain specified covenants in the Senior Credit Agreements, such violation may lead to one or more events of default under the Senior Credit Agreements, which may trigger certain cross-default provisions under the terms of any other indebtedness then in effect. Any such events of default could ultimately force us into bankruptcy or liquidation, and in such event, you would likely suffer a total loss on your investment in our common stock, and any reorganization effected under the U.S. Bankruptcy Code will result in a total loss of your investment in our common stock;

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•	we may be forced to use a substantial portion of our cash flow to pay outstanding amounts on our indebtedness, which will reduce funds available to us for other purposes such as working capital, capital expenditures and other general corporate purposes;

•	our ability to refinance such indebtedness or to obtain additional financing for working capital, capital expenditures, acquisitions or general corporate purposes may be impaired;

•	our leverage may be greater than that of some of our competitors, which may put us at a competitive disadvantage and reduce our flexibility in responding to current and changing industry and financial market conditions;

•	our leverage may impair our ability to obtain additional debt or equity financing in the future for working capital, investments, acquisitions and other general corporate purposes; and

•	we may be more vulnerable to general adverse economic conditions or a downturn in the industries in which we operate.

To the extent we incur new indebtedness following this offering, the related risks we now face regarding our substantial leverage could be intensified. Further, our ability to meet our expenses, to remain in compliance with our covenants under our debt instruments and to make future payments in respect of our indebtedness depends on, among other factors, our operating performance, competitive developments and financial market conditions, all of which are significantly affected by financial, business, economic, regulatory and other factors. We are not able to control many of these factors. Given current industry and economic conditions, our cash flow may not be sufficient to allow us to pay principal and interest on our debt and meet our other obligations. If we fail to meet our obligations under our existing or future indebtedness and the lenders declare one or more events of default thereunder, you will suffer a total loss of your investment in our common stock, whether through pursuit of a reorganization under the U.S. Bankruptcy Code, foreclosure or otherwise.

In the event we pursue an in-court bankruptcy reorganization under the U.S. Bankruptcy Code, we will be subject to the risks and uncertainties associated with bankruptcy proceedings, including the potential delisting of our common stock from trading on Nasdaq.

As we consider the range of alternatives to address our liquidity issues, there is substantial risk that it will be necessary for us to commence in-court reorganization proceedings. In the event we pursue such a restructuring, our operations, our ability to develop and execute our business plan and our continuation as a going concern will be subject to the risks and uncertainties associated with bankruptcy proceedings, including, among others: the high costs of bankruptcy proceedings and related fees; our ability to maintain the listing of our common stock on the Nasdaq Global Select Market; our ability to obtain sufficient financing to allow us to emerge from bankruptcy and execute our business plan post-emergence, and our ability to comply with terms and conditions of that financing; our ability to maintain our relationships with our lenders, counterparties, vendors, suppliers, employees and other third parties; our ability to maintain contracts that are critical to our operations on reasonably acceptable terms and conditions; the ability of third parties to use certain limited safe harbor provisions of the U.S. Bankruptcy Code to terminate contracts without first seeking bankruptcy court approval; and the actions and decisions of our existing noteholders and other third parties who have claims and/or interests in our bankruptcy proceedings that may be inconsistent with our operational and strategic plans. Any reorganization effected under the U.S. Bankruptcy Code will result in a total loss of your investment in our common stock.

In addition, if we commence bankruptcy proceedings, our shares of common stock will likely be delisted from trading on Nasdaq. Nasdaq rules provide that securities of a company that trades on Nasdaq may be delisted in the event that such company seeks bankruptcy protection. In response to a Chapter 11 filing, Nasdaq would likely issue a delisting letter immediately following such a filing. If Nasdaq were to issue such a letter, we would have the opportunity to appeal the determination during which time the delisting would be stayed, but if we did not appeal or otherwise were not successful in our appeal, our common stock would soon thereafter be delisted and our common stock could be traded in the over-the-counter markets. Any delisting of our common stock could result in a substantial decline in the value of our common stock including, among other reasons, for the reduced liquidity of our common stock.

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Due to our failure to comply with Nasdaq’s Minimum Bid Price Requirement, our common stock is at substantial risk of being delisted from the Nasdaq Global Select Market following the offering to which this prospectus supplement and accompanying prospectus relate.

Our common stock is currently traded on the Nasdaq Global Select Market. To maintain this listing, we must satisfy Nasdaq’s continued listing requirements, including, among other matters, a minimum closing bid price requirement of $1.00 per share under Nasdaq Listing Rule 5450(a)(1) (the “Minimum Bid Price Requirement”). Due to our failure to comply with Nasdaq’s Minimum Bid Price Requirement, our common stock is at substantial risk of being delisted from the Nasdaq Global Select Market.

On December 4, 2020, we received a notice from Nasdaq informing us that, for the immediately preceding 30 consecutive trading days, the bid price of our securities had closed below $1.00 per share, which is the minimum required closing bid price for continued listing on Nasdaq pursuant to the Minimum Bid Price Requirement. We have until June 2, 2021 to regain compliance with the Minimum Bid Price Requirement and if, at any time before such date, the closing bid price of our securities is at least $1.00 per share for a minimum of ten consecutive trading days, we will have achieved compliance with the Minimum Bid Price Requirement. In the event we do not regain compliance with the Minimum Bid Price Requirement on or before June 2, 2021, then our common stock will be delisted from the Nasdaq Global Select Market unless we request a hearing before the Nasdaq Hearings Panel.

As of the date of this prospectus supplement, we have not regained compliance with the Minimum Bid Price Requirement, and Nasdaq has not accepted a plan for us to regain compliance with either requirement. Furthermore, the issuance and sale from time to time of new shares of common stock in this offering could have the effect of depressing the market price of our common stock, adversely affecting our ability to timely regain compliance with the Minimum Bid Price Requirement. Due to our failure to comply with Nasdaq’s Minimum Bid Price Requirement, our common stock is at substantial risk of being delisted from the Nasdaq Global Select Market. If our common stock were delisted from the Nasdaq Global Select Market, it could lead to a number of negative implications, including, among other matters, reduced liquidity in our common stock, the loss of federal preemption of state securities laws, and greater difficulty in obtaining financing. Additionally, in the event of delisting, we would no longer be eligible to use Form S-3, on which this offering is dependent.

Further, a delisting from the Nasdaq would be a “Fundamental Change” under the Series D Notes, which triggers a right by the holders to require us to repurchase the Series D Notes. As of the date of this prospectus supplement, we have approximately $1.3 million outstanding principal amount of our Series D Notes. In such an event, we would need to seek financing to repurchase the Series D Notes and there is no guarantee that such financing would be available or on terms acceptable to us. If noteholders demanded a repurchase of the notes and we could not finance the repurchase, we would be in default under the indenture governing the Series D Notes, and in that event the lenders of the Senior Credit Agreements would have the right, but not the obligation, to declare all of the outstanding balance under those agreements due and payable as well. Therefore, in the event of our shares are de-listed from the Nasdaq, we would likely have to seek some combination of waivers from our lenders and noteholders and seek new capital through the sale of equity or debt securities. If we are unable to obtain such waivers or raise new capital to meet these obligations if they become due, it may have to seek other strategic alternatives, including pursuit of a reorganization under the U.S. Bankruptcy Code. Any reorganization effected under the U.S. Bankruptcy Code will result in a total loss of your investment in our common stock.

Our stock price is, and we expect it to remain, volatile and subject to wide fluctuations, which may make it difficult for stockholders to sell shares of common stock at or above the price for which they were acquired.

Our stock price is, and we expect it to remain, volatile, which could limit investors’ ability to sell stock at a profit. In addition, the trading volume in our common stock has experienced significant swings and could cause significant price variations to occur. During the last two fiscal years, our stock price has closed at a low of $0.48 in November 2020 and a high of $18.70 in January 2019. The volatile price of our stock makes it difficult for investors to predict the value of their investment, to sell shares at a profit at any given time, or to plan purchases and sales in advance. If the market price of our common stock continues to decline, you may be unable to sell your shares at or above the price at which you acquired them, and we cannot assure you that the market price of our common stock will not fluctuate or decline significantly in the future. A variety of factors may affect the market price of our common stock. These include, but are not limited, to:

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•	the substantial doubt as to our ability to continue as a going concern;

•	the expectation that we will continue to incur losses and generate negative cash flows from operations for the foreseeable future;

•	our substantially limited available liquidity and capital resources to meet our obligations as they become due;

•	the prospect that, in the event the at-the-market offering to which this prospectus supplement and accompanying prospectus relate does not generate sufficient liquidity, we will pursue a reorganization under the U.S. Bankruptcy Code as early as during the first quarter of 2021;

•	the amounts outstanding in borrowings under our Senior Credit Facilities which, as of the date of this prospectus supplement, were approximately $105.0 million, and the potential we may experience one or more defaults or events of default under our Senior Credit Facilities;

•	the potential that our common stock will be delisted by Nasdaq in the event we fail to regain compliance in a timely manner with Nasdaq’s Minimum Bid Price Requirement;

•	the ongoing impacts and developments related to the COVID-19 pandemic;

•	the delays in production relating to the FDA Warning Letter, the FDA’s significant reduction of on-site inspections during the COVID-19 pandemic and the product recalls, long-term production pauses, short-term clear path to market production pauses, and continued production with minor process corrections arising out of issues identified in connection with our review of matters related to the FDA Warning Letter;

•	receipt or rejection of regulatory approvals by our competitors or us;

•	announcements of technological innovations or new commercial products by our competitors or us;

•	developments concerning proprietary rights, including patents;

•	developments concerning our collaborations;

•	legislative, administrative, regulatory or other actions affecting our business or our industry, including positions taken by the FDA, the Internal Revenue Service or other governmental or quasi-governmental agencies;

•	anticipated or pending investigations, proceedings or litigation that involve or affect us;

•	economic or other crises in the markets in which we compete, and other external factors;

•	stock market price and volume fluctuations of other publicly traded companies and, in particular, those that are in the cosmetic, pharmaceutical and consumer products industry;

•	actual or anticipated sales of our common stock, including sales by our directors, officers or significant stockholders;

•	additions or departures of key personnel;

•	period-to-period fluctuations in our revenues and other results of operations;

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•	speculation about our business in the press or the investment community;

•	the occurrence of any of the other risk factors included or incorporated by reference in this prospectus supplement; and

•	global and domestic events such as natural disasters, pandemics or acts of terrorism or insurrection.

In the past, securities class action litigation has often been instituted against companies following periods of volatility in their stock price. This type of litigation, even if it does not result in liability for us, could result in substantial costs to us and divert management’s attention and resources.

We will lose the ability to continue the at-the-market offering contemplated by this prospectus supplement and accompanying prospectus upon the filing of our next Annual Report on Form 10-K, and the offering will immediately cease upon such filing (in the event it has not been earlier terminated).

We failed to timely file our Quarterly Report on Form 10-Q for the three months ended September 30, 2020 (the “Third Quarter 10-Q”). When we file our Annual Report on Form 10-K for the year ended December 31, 2020 (the “2020 Form 10-K”), such filing will serve as an update of our current registration statement on Form S-3 (File No. 333-224188) (the “Current Form S-3”) for purposes of Section 10(a)(3) of the Securities Act and Rule 401(b) promulgated under the Securities Act. Because of our failure to timely file the Third Quarter 10-Q, we will not be eligible to use Form S-3, including our Current Form S-3, after we file our 2020 Form 10-K. As a result, we will be required to cease the at-the-market offering contemplated by this prospectus supplement and accompanying prospectus at the time the 2020 Form 10-K is filed (to the extent such at-the-market offering has not already been terminated) and in no event later than March 31, 2021.

In the event that we are unable to obtain the Stockholder Approval, we will be required to issue such holders additional shares of Series D Preferred Stock until such stockholder approval is obtained, which such issuances will be dilutive to participants in this offering.

Our current amended and restated certificate of incorporation authorizes 100,000,000 shares of common stock for issuance. As of the date of this prospectus supplement, we have 53,438,791 shares of common stock issued and outstanding, and our board of directors has reserved up to 40,000,000 shares of common stock for issuance in this offering. In addition, after giving effect to the January 2021 Debt Exchange Transactions, there are approximately 85,412 shares of Series D Preferred Stock outstanding as of the date of this prospectus supplement, which are convertible into, in the aggregate, 17,082,385 shares of our common stock as of the date of this prospectus supplement. As a result, there are presently an insufficient number of shares authorized and available for issuance under our amended and restated certificate of incorporation to effect the conversion of all outstanding shares of Series D Preferred Stock into common stock pursuant to the terms of such Series D Preferred Stock if we were to issue and sell all 40,000,000 shares of common stock in this offering. Following the launch of the offering, pursuant to the terms of the Exchange Agreement, we are required to seek the requisite approval of our stockholders to an amendment to our amended and restated certificate of incorporation to allow for the conversion in full of all shares of Series D Preferred Stock into shares of our common stock (either by an increase in the number of authorized shares of our common stock, the effectuation of a reverse stock split, or otherwise) (the “Stockholder Approval”). The Exchange Agreement provides that, if we are unable to obtain the Stockholder Approval on or before July 1, 2021, we will issue to each holder of Series D Preferred Stock, on a quarterly basis, additional shares of Series D Preferred Stock equal to 2.5% of the number of shares of Series D Preferred Stock originally issued to such holder until the Stockholder Approval is obtained (with a prorated amount of Series D Preferred Stock to be issued in the event the Stockholder Approval is obtained during any such calendar quarter). There can be no assurance that we will be able to obtain the Stockholder Approval on or before July 1, 2021, if at all, and in the event we are required to issue additional shares of Series D Preferred Stock as described above, such issuances will be dilutive to participants who purchase shares of common stock in this offering.

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Sales of our common stock in this offering, or the perception that such sales may occur, could cause the market price of our common stock to fall.

We may issue and sell shares of our common stock for aggregate gross proceeds of up to $22,619,204 from time to time in connection with this offering. The issuance and sale from time to time of these new shares of common stock, or our ability to issue these new shares of common stock in this offering, could have the effect of depressing the market price of our common stock.

You will suffer immediate and substantial dilution in the net tangible book value per share of the common stock that you purchase in this offering.

The shares sold in this offering, if any, will be sold from time to time at various prices; however, the assumed public offering price of our common stock is substantially higher than the pro forma as adjusted net tangible book value per share of our common stock. Therefore, investors purchasing shares of our common stock in this offering will pay a price per share that substantially exceeds the pro forma as adjusted net tangible book value per share after this offering. Assuming that an aggregate of 25,132,449 shares of our common stock are sold at a public offering price of $0.90 per share, the last reported sale price of our common stock on the Nasdaq Global Select Market on January 27, 2021, for aggregate gross proceeds of $22,619,204, and after deducting commissions and estimated offering expenses payable by us, new investors in this offering will experience immediate dilution of $0.80 per share, representing the difference between the assumed public offering price and our pro forma as adjusted net tangible book value per share after giving effect to this offering.

The Series D Preferred Stock ranks senior to our common stock with respect to dividends, distributions and liquidation. In addition, the conversion of our shares of Series D Preferred Stock could cause substantial dilution to the holders of shares of our Common Stock.

The Series D Preferred Stock ranks, with respect to dividend rights and rights upon our liquidation, dissolution or winding up, senior to our common stock. The holders of Series D Preferred Stock are entitled to dividends on shares of Series D Preferred Stock equal (on an as-if-converted-to-common-stock basis) to and in the same form as dividends (other than dividends in the form of common stock) actually paid on shares of common stock when, as and if such dividends (other than dividends in the form of common stock) are paid on shares of common stock. No other dividends shall be paid on shares of Series D Preferred Stock and we are not permitted to pay any dividends (other than dividends in the form of common stock) on shares of common stock unless it simultaneously complies with the immediately preceding sentence.

Upon the occurrence of a Corporation Sale (as defined below), we must redeem each share of Series D Preferred Stock by paying each holder of Series D Preferred Stock an amount equal to the amount such holder would have received in connection with such Corporation Sale had such holder converted such share of Series D Preferred Stock into common stock immediately prior to such Corporation Sale. Such payment must be made prior and in preference to any payments made on our common stock in respect of such Corporation Sale. A “Corporation Sale” means (i) our consolidation or merger with or into another entity or other corporate reorganization in which we are not the surviving entity (excluding any merger effected exclusively for the purpose of changing our domicile), (ii) a transaction or series of related transactions in which in excess of fifty percent (50%) of our voting power is transferred to a third party (or group of affiliated third parties), excluding a bona fide equity financing transaction, or (iii) a sale, transfer, exclusive license or other disposition (but not including a transfer or disposition by pledge or mortgage to a bona fide lender) of all or substantially all of our assets.

Additionally, each share of Series D Preferred Stock is convertible into 200 shares of common stock as follows: (i) at any time and from time to time to the extent that the aggregate number of shares of common stock to be issued upon such conversion is less than or equal to the number of authorized shares of common stock available for issuance and not reserved or set aside for other purposes and (ii) at any time and from time to time, in full or in part, from and after stockholder approval of an increase in the number of authorized shares of common stock or a reverse split of our common stock to allow for full conversion of the Series D Preferred Stock. The number of shares of common stock issuable upon conversion of the Series D Preferred Stock is subject to appropriate adjustment in the event of stock dividends, stock splits or similar events affecting our common stock. Any conversion of shares of Series D Preferred Stock into shares of common stock may cause substantial dilution to the holders of our common stock, including purchasers of our common stock in connection with this offering.

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For further discussion of the terms of our Series D Preferred Stock, please see “Description of Capital Stock—Description of Series D Preferred Stock” in this prospectus supplement.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may need to continue to engage in additional financings in the future in order to cover our operating expenses and to otherwise meet our obligations as they come due. While there can be no assurances that any such future financings will ever be completed, they would likely involve significant additional dilution of the interests of our stockholders upon the issuance of convertible debt instruments, common stock or other securities. Attaining such additional financing may not be possible, or if additional capital may be otherwise available, the terms on which such capital may be available may not be commercially feasible or advantageous to investors participating in such offering, including in respect of our inability to utilize a shelf registration statement on Form S-3 for at least one year following the termination of our eligibility under the Current Form S-3.

There is no certainty regarding the net proceeds to us from this offering.

There is no certainty that gross proceeds of $22,619,204 will be raised in this offering. B. Riley Securities has agreed to use its commercially reasonable efforts to sell the Shares on our behalf if and as instructed by us, or to purchase the Shares as principal from time to time. As a result of the offering being made on a commercially reasonable efforts basis with no minimum, and only as requested by us, we may raise substantially less than the maximum total offering amount.

Our management will have broad discretion over the use of the net proceeds, if any, from this offering, which we may not use effectively or in a manner with which you agree.

Our management will have broad discretion as to the use of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for us.

The common stock offered hereby will be sold in “at-the-market” offerings, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

The actual number of shares we will issue under the Sales Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a sales notice to B. Riley Securities at any time throughout the term of the Sales Agreement. The number of shares that are sold by B. Riley Securities after we deliver a sales notice will fluctuate based on the market price of the common stock during the sales period and limits we set with B. Riley Securities. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares, if any, that will ultimately be issued.

We have not paid dividends to our common stockholders in the past nor do we expect to pay dividends in the foreseeable future, and any return on investment may be limited to potential future appreciation on the value of our common stock.

We currently intend to retain any future earnings to support the development and expansion of our business and do not anticipate paying cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our Board of Directors after taking into account various factors, including without limitation, our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. To the extent we do not pay dividends, our stock may be less valuable because a return on investment will only occur if and to the extent our stock price appreciates, which may never occur. In addition, investors must rely on sales of their common stock after price appreciation as the only way to realize their investment, and if the price of our stock does not appreciate, then there will be no return on investment. Investors seeking cash dividends should not purchase our common stock.

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Risks Related to Our Business

Issues identified by the FDA in the FDA Warning Letter and additional product quality issues identified by us will have a negative impact on our business, financial position, operating results and cash flows and will delay the FDA’s pre-approval inspection of our newly installed injectable line.

We received a warning letter from the FDA in November 2019 relating to our Buena, NJ manufacturing facility resulting from an inspection at such facility from April 2, 2019 to May 20, 2019 (the “FDA Warning Letter”). The FDA Warning Letter cited issues regarding out-of-specification test results, our stability program, our complaint handling, and drug product validation issues. We investigated the issues with the assistance of a consultant, responded to the FDA in December 2019 and March 2020, and submitted a final closeout letter on April 12, 2020. On August 13, 2020, we received an additional comment letter from the FDA in which the FDA indicated that it had reviewed our responses and deemed them to be inadequate as we failed to address and/or provide supporting documentation to several of the concerns raised in the FDA Warning Letter. We have since submitted response letters to the FDA outlining certain changes in our practices, submitting additional documentation to support previous and ongoing independent assessments, providing updates to our organizational structure, and providing additional detail on ongoing remediation projects (including comprehensive product quality assessments) to ensure all of our products are safe, effective and compliant.

As part of our efforts to remediate the issues identified in the FDA Warning Letter and to strengthen our quality systems, we have undertaken a comprehensive review of all of our products that we completed in the fourth quarter of 2020. While the review did not identify material issues with many of our products, it did identify issues of non-conformance with respect to certain products, which has resulted in recalls and halting the production of certain products, that we are actively reviewing and remediating. As a result, there have been, and we believe there will continue to be, supply disruptions or process changes with respect to these products including product recalls, long-term production pauses, short-term clear path to market production pauses, and continued production with minor process corrections. We believe disruptions with respect to certain of our products and the diversion of resources to remediate the product quality issues will have a negative impact on our business, financial position, operating results and cash flows for the fourth quarter of 2020 and during 2021, including reducing revenue, negatively impacting operating/(loss), and possibly resulting in impairment and other charges. Further, we anticipate that the FDA’s issuance of the FDA Warning Letter and review of our processes will continue to delay the FDA’s pre-approval inspection for commercial production on the newly installed injectable line at our Buena, NJ facility. The continued failure to address the issues identified by the FDA in the FDA Warning Letter and those subsequently identified by us in our comprehensive product quality review as well as the continued delay in obtaining the FDA’s pre-approval inspection for commercial production on the newly installed injectable line at the Buena, NJ facility will have a negative impact on our business, financial position, operating results and cash flows.

The ongoing COVID-19 pandemic and actions taken in response to it may result in additional disruptions to our business operations, which could have a material adverse effect on our business, financial position, operating results and cash flows.

Our business and operations, including but not limited to ongoing or planned research and development activities, have been adversely affected by the ongoing COVID-19 pandemic, which has also caused significant disruption in the operations of third parties upon which we rely. The COVID-19 pandemic and actions taken by governments, businesses, and individuals in response to it (including executive orders, shelter-in-place orders and work-from-home policies) have had effects that have and may continue to negatively impact productivity and disrupt our business. For example, in response to public health directives and orders, we have implemented work-from-home policies for all non-production employees and adjusted our production schedule to concentrate on high demand or low stock product. Additionally, we initiated a reduction in force at our Buena, NJ manufacturing facility and shifted our research and development operation being performed in our Tallinn, Estonia office to our manufacturing facility in Buena, NJ.

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These and similar, and perhaps more severe, disruptions in our operations could negatively impact our business, financial position, operating results and cash flows.

If COVID-19 continues to spread in the United States and elsewhere, we may experience additional disruptions that could severely impact our business and development activities, including, but not limited to:

•	delays in necessary interactions with and approvals from the FDA and other regulatory authorities;

•	strain on our suppliers or other third parties, possibly resulting in supply disruption, or customer delays in purchases or payments for our products;

•	delays in manufacturing of our pharmaceutical products;

•	decreases in dermatology visits and thus patient demand for our topical pharmaceutical products; and

•	the ability to raise capital when needed on acceptable terms, if at all.

We rely on a limited number of customers for a large portion of our revenues.

We depend on a limited number of customers for a large portion of our revenue. We have three customers that accounted for approximately 34% of our revenue for the nine months ended September 30, 2020, and we have two customers that accounted for 41% of our revenue for the year ended December 31, 2019. The loss of one or more of these customers could have a significant impact on our revenues and harm our business, results of operations and cash flows.

Due to our dependence on a limited number of products, our business will be materially adversely affected if these products do not perform as well as expected.

We expect to generate a significant portion of our total revenues and gross margin from the sale of a limited number of products. While we continue to diversify our product portfolio, two of our products accounted for approximately 14% of our revenue for the nine months ended September 30, 2020, and one of our products accounted for 15% of our revenue for the year ended December 31, 2019. Any material adverse developments, including increased competition, loss of customers, pricing pressures and supply shortages, with respect to the sale or use of our products and prospective products, or our failure to successfully introduce such products, could have a material adverse effect on our revenues and gross margin.

The pharmaceutical industry in which we operate is intensely competitive. We are particularly subject to the pressures of direct competition, which may have a negative impact upon the prices we may charge for our products, the market share of our products and our revenue and profitability.

The pharmaceutical industry in which we operate is intensely competitive. The competition that we encounter has an effect on our product prices, market share, revenue and profitability. Depending upon how we respond to this competition, its effect may be materially adverse to us. We compete with, among others, the original manufacturers of the brand-name equivalents of our generic products, and other generic drug manufacturers.

Most of the products that we are developing are either generic drugs or products without patent protection. These drugs are therefore more subject to direct competition than patented products. In addition, because many of our competitors have substantially greater financial, production and research and development resources, substantially larger sales and marketing organizations, and substantially greater name recognition than we have, we are particularly subject to the risks inherent in competing with them. We may not be able to successfully develop or introduce new products that are less costly than those of our competitors or offer purchasers of our products payment and other commercial terms as favorable as those offered by our competitors, any of which may adversely impact our financial condition, operating results and cash flows.

As our competitors introduce their own generic equivalents of our generic pharmaceutical products, our revenues and gross margin from such products may decline, potentially rapidly.

Revenues and gross margin derived from generic pharmaceutical products often follow a pattern based on regulatory and competitive factors that we believe are unique to the generic pharmaceutical industry. As the patent(s) for a brand name product and the statutory marketing exclusivity period (if any) expires, the first generic manufacturer to receive regulatory approval for a generic equivalent of the product often is able to capture a substantial share of the market. However, as other generic manufacturers receive regulatory approvals for identical competing products, that market share, and the price of that product, may decline depending on several factors, including the number of competitors, the price of the brand product and the pricing strategy of the new competitors. Further, in the event we encounter delays in testing and manufacturing new pharmaceutical products, submitting applications for, and obtaining, regulatory approval, and commercializing new products, our competitors may successfully launch competing products ahead of us, reducing our competitive advantage and ability to successfully market and sell our products. We cannot provide assurance that we will be able to continue to develop such products or that the number of competitors with such products will not increase to such an extent that we may stop marketing a product for which we previously obtained approval, which may have a material adverse impact on our revenues and gross margin.

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If pharmaceutical companies are successful in limiting the use of generics through their legislative, regulatory and other efforts, sales of our generic products may be adversely impacted.

Many pharmaceutical companies increasingly have used state and federal legislative and regulatory means to delay generic competition, including competition from generic manufacturers such as us. These efforts have included, among others:

•	pursuing new patents for existing products that may be granted just before the expiration of earlier patents, which could extend patent protection for additional years or otherwise delay the launch of generics;

•	selling the brand product as an “authorized generic,” either by the brand company directly, through an affiliate or by a marketing partner;

•	using the Citizen Petition process to request amendments to FDA standards or otherwise delay generic drug approvals;

•	seeking changes to the U.S. Pharmacopeia, an FDA, and industry recognized compendia of drug standards;

•	attaching patent extension amendments to non-related federal legislation;

•	engaging in state-by-state initiatives to enact legislation that restricts the substitution of some generic drugs, which could have an impact on products that we are developing; and

•	seeking patents on methods of manufacturing certain active pharmaceutical ingredients.

If pharmaceutical companies or other third parties are successful in limiting the use of generic products through these or other means, our sales of our generic products may decline, which may adversely impact our results of operations, financial condition and cash flows may be significantly and adversely impacted.

Our generics business also faces increasing competition from brand-name manufacturers that do not face any significant regulatory approval or other barriers to enter into the generics market.

Our generics business also faces increasing competition from brand-name manufacturers that do not face any significant regulatory approval or other barriers to enter into the generics market. These brand-name companies sell “authorized generic” versions of their products to the market directly, acquire or form strategic alliances with our competitor generic pharmaceutical companies, or grant them rights to sell “authorized generics.” Moreover, brand-name companies continually seek new ways to delay the introduction of generic products and decrease the impact of generic competition, such as filing new patents on drugs whose original patent protection is about to expire, developing patented controlled-release products, changing product claims and product labeling, or developing and marketing as over-the-counter products those branded products that are about to face generic competition, when feasible. Our competitors, which include major multinational corporations with substantially more resources than we have, are consolidating in both the branded and generics industries, and the strength of the combined companies could affect our competitive position in all of our business areas. Furthermore, if one of our competitors or its customers acquires any of our customers or suppliers, we may lose business from the customer or lose a supplier of a critical raw material.

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Sales of our products may continue to be adversely affected by the continuing consolidation of our distribution network and the concentration of our customer base.

Our principal customers are wholesale drug distributors and major retail drug store chains. These customers comprise a significant part of the distribution network for pharmaceutical products in the U.S. This distribution network is continuing to undergo significant consolidation marked by mergers and acquisitions, alliances and partnerships among wholesale distributors and the growth of large retail drug store chains. As a result, a small number of large wholesale distributors control a significant share of the market, and the number of independent drug stores and small drug store chains has decreased. We expect that consolidation of drug wholesalers and retailers will increase pricing and other competitive pressures on drug manufacturers. In addition, we generally do not enter into long-term supply agreements with our customers that would require them to purchase our products. The result of these developments may have a material adverse impact on our business, financial position and results of operations, and could cause the market value of our common stock to decline.

Lack of availability, issues with quality or significant increases in the cost of raw materials used in manufacturing our products, and inventory challenges could adversely impact our financial condition and operating results.

Affordable, high quality raw materials and packaging components are essential to our business due to the nature of the products we manufacture. We maintain several single-source supplier relationships, either because alternative sources are not available or because the relationship is advantageous due to regulatory, performance, quality, support or price considerations. In this type of limited-supplier situation, increased prices, rationing and/or shortages can occur. In response to the situation, we try to identify alternative materials or suppliers for such raw materials and finished goods like containers and closures. However, FDA requirements for products approved through the ANDA or NDA process could substantially lengthen the time for approval of an alternate material source. Certain material shortages and approval of alternate sources could adversely affect our ability to develop, commercialize and sell certain of our products and may adversely affect our business and financial results, which may be more significant if such single-supplier issues affect our higher volume or more profitable products.

In addition, raw materials purchased from third parties, including those from foreign countries, may contain counterfeit ingredients or other adulterants. We maintain a strict program of verification and product testing throughout the ingredient sourcing and manufacturing process to identify potential counterfeit ingredients, adulterants and toxic substances. Nevertheless, discovery of previously unknown problems with the raw materials or product manufacturing processes, or new data suggesting an unacceptable safety risk associated therewith, could result in a voluntary or mandatory withdrawal of a potentially contaminated product from the marketplace, either temporarily or permanently. In addition, because regulatory authorities must generally approve raw material sources for pharmaceutical products, changes in raw material suppliers or the quality of their products may result in production delays or higher raw material costs. Also, any future recall or removal would result in additional costs to us, may significantly harm our reputation, and may give rise to product liability or other litigation, any of which could have a material adverse effect on our operating results and financial condition.

Our products, and the raw materials used to make those products, generally have limited shelf lives. Our inventory levels are based, in part, on expectations regarding future sales. We may experience build-ups in inventory if sales slow. Any significant shortfall in sales may result in higher inventory levels of raw materials and finished products, thereby increasing the risk of inventory spoilage and corresponding inventory write-downs and write-offs, which may materially and adversely affect our results of operations. Additionally, labeling changes required for regulatory compliance could render packaging inventories obsolete. Cargo thefts and/or diversions and economically or maliciously motivated product tampering in store shelves may be experienced from time to time, causing unexpected shortages.

We are subject to stringent regulatory requirements related to environmental protection and hazardous waste disposal. Failure to adhere to such requirements could harm our business and results of operations.

In the United States, we and our suppliers of raw materials are also subject to regulation under the Occupational Safety and Health Act, the Toxic Substances Control Act, the Resource Conservation and Recovery Act and other current and potential future federal, state or local regulations. In Canada, we and our suppliers of raw materials are also subject to regulation under the Hazardous Products Act, Controlled Products Regulations, Consumer Product Safety Act, Canadian Environmental Protection Act and other current and potential future federal, provincial/territorial or local regulations. Failure to adhere to such regulations, by either us or our suppliers, could harm our business and results of operations.

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In addition, because chemical ingredients are used in the manufacture of our products and due to the nature of the manufacturing process itself, there is a risk of incurring liability for damages caused by or during the storage or manufacture of both the chemical ingredients and the finished products. We have implemented safety procedures for handling and disposing of such materials, however, such procedures may not comply with the standards prescribed by federal, state and local regulations. Even if we follow such safety procedures for handling and disposing of hazardous materials and chemicals and such procedures comply with applicable law, the risk of accidental contamination or injury from these materials cannot be completely eliminated. Although we have never incurred any material liability for damages of that nature, we may be subject to liability in the future. In addition, while we believe our insurance coverage is adequate, it is possible that a successful claim would exceed our coverage, requiring us to pay a substantial sum.

Our operations and properties are also subject to a wide variety of increasingly complex and stringent federal, state and local environmental laws and regulations, including those governing the remediation of contaminated soil and groundwater. Such environmental laws may apply to conditions at properties and facilities presently or formerly owned or operated by us, as well as to conditions at properties at which wastes or other contamination attributable to us have been sent or otherwise come to be located. One of our former facilities has undergone remediation of environmental contamination, and one of our facilities is currently undergoing remediation of environmental contamination. Based on information provided to us from our environmental consultants and what is known to date, we believe the reserves are sufficient for the remaining remediation of the environmental contamination. There is a possibility, however, that the remediation costs may exceed our estimates. In addition, we can give no assurance that the future cost of compliance with existing environmental laws will not give rise to additional significant expenditures or liabilities that would be material to us. Future events, such as new information, changes in existing environmental laws or their interpretation, and more vigorous enforcement policies of federal, state or local regulatory agencies, may have a material adverse effect on our business, financial condition and results of operations.

We are subject to extensive government regulation by the FDA, Health Canada and other federal, state, provincial/territorial and local regulatory authorities that increases our costs and could prevent us from marketing or selling our products.

The manufacturing, processing, formulation, packaging, labeling, testing, storing, distributing, marketing, advertising and sale of our products, among other things, are subject to extensive regulation by one or more U.S. or Canadian agencies, including the FDA, the Federal Trade Commission and the Consumer Products Safety Commission, Health Canada, as well as by several state, provincial/territorial and local agencies in localities where our products are stored, distributed or sold. In addition, we manufacture and market certain of our products in accordance with standards set by organizations, such as the USP, British Pharmacopeia, or BP, scientific nonprofit organizations that sets standards for the identity, strength, quality, and purity of medicines, food ingredients, and dietary supplements manufactured, distributed and consumed worldwide. Adherence to USP and BP published drug standards are prescribed by the FDA and the Canadian Food and Drug Regulations, as applicable.

The FDA and Health Canada regulate the testing, manufacture, labeling, marketing and sale of pharmaceutical products. Approval by the FDA or Health Canada is required before any new drug, including any new generic drug, may be marketed or sold in the United States or Canada. To obtain approval from the FDA and Health Canada for our product candidates that are generic versions of brand-name drugs, we intend to submit an Abbreviated New Drug Application (ANDA) in the United States and an Abbreviated New Drug Submission (ANDS), or Drug Identification Number Application (DINA) in Canada. These require us to demonstrate to the FDA or Health Canada that each generic product candidate has the same active ingredient, strength, dosage form, route of administration and intended use as a corresponding approved drug product and is bioequivalent to the branded drug product (approved under a New Drug Application (NDA) in the United States, or a New Drug Submission (NDS) or DINA in Canada), meaning that there is no significant difference between the drugs in their rate and extent of absorption in the body. However, if the FDA determines that an ANDA, or Health Canada determines that an ANDS or DINA, for a generic drug product is not adequate to support approval, it could deny our application or request additional data or information, which could delay approval of the product and impair our ability to compete with the brand-name drug product and/or other generic versions of the product.

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If our product candidates receive FDA or Health Canada approval through the ANDA, ANDS or DINA processes, as applicable, the labeling claims and marketing statements that we can make for our generic drugs are generally limited to the claims approved by the FDA or Canada for use in the brand-name product’s label. In addition, following regulatory approval, the labeling, packaging, adverse event reporting, storage, advertising and promotion for the product will be subject to extensive and ongoing regulatory requirements.

As a manufacturer, importer and distributor of pharmaceutical products, we must also comply with cGMPs, or current Good Manufacturing Practices, which include requirements related to production processes, quality control and assurance and recordkeeping. Our manufacturing facilities and procedures and those of our suppliers are subject to periodic inspection by the FDA or Health Canada and foreign regulatory agencies to ensure compliance with cGMP and other requirements applicable to such products. Any material deviations from pharmaceutical cGMPs or other applicable requirements identified during such inspections may result in recalls or other enforcement actions, including warning letters and non-compliance ratings, a delay or suspension in manufacturing operations, consent decrees or civil or criminal penalties. Further, discovery of previously unknown problems with a product or manufacturer may result in restrictions or sanctions, including suspension or withdrawal of marketing approvals, seizures or recalls of products from the market, or civil or criminal fines or penalties, any of which could significantly and adversely affect supplies of our products.

The COVID-19 pandemic has introduced additional strains on FDA and Health Canada and has presented uncertainty on the impact this may cause on regulations or the related timeframes pertaining to communication with, or receiving approvals from, FDA and Health Canada.

Inadequate resources for the FDA and other government agencies could prevent new products and services from being developed or commercialized in a timely manner or otherwise prevent those agencies from performing normal business functions on which the operation of our business may rely, which could negatively impact our business.

The ability of the FDA to review and approve new products can be affected by a variety of factors, including government budget and funding levels, ability to hire and retain key personnel and accept the payment of user fees, and statutory, regulatory, and policy changes. Average review times at the agency have fluctuated in recent years as a result. In addition, government funding of other government agencies on which our operations may rely, including those that fund research and development activities is subject to the political process, which is inherently fluid and unpredictable. In the event that Congress fails to pass legislation funding such government agencies, and such government agencies are required to significantly curtail operations or otherwise shut down, delays in approvals of our products or inspections of our facilities, among other matters, may result in adverse effects on our business, financial condition and results of operations.

Disruptions at the FDA and other agencies may also slow the time necessary for new drugs to be reviewed and/or approved by necessary government agencies, which would adversely affect our business. For example, the FDA has significantly reduced the number of on-site inspections following the onset of the COVID-19 pandemic, which has led to a significant delay in the reinspection of our Buena, NJ facility. If the FDA continues to operate on a reduced inspection schedule in connection with the COVID-19 pandemic, it could significantly impact the ability of the FDA to timely review and process our regulatory submissions, which could have a material adverse effect on our business. For a discussion of risks related to the matters addressed in the FDA Warning Letter, additional product quality issues identified by us related to the FDA Warning Letter, and the delay of the FDA’s pre-approval inspection of our newly installed injectable line at our Buena, NJ facility, please see “Risk Factors—Risks Related to Our Business—Issues identified by the FDA in the FDA Warning Letter and additional product quality issues identified by us will have a negative impact on our business, financial position, operating results and cash flows and will delay the FDA’s pre-approval inspection of our newly installed injectable line.”

We may be subject to, or may in the future become subject to, U.S. federal and state, and foreign laws and regulations imposing obligations on how we collect, use, disclose, store and process personal information. Our actual or perceived failure to comply with such obligations could result in liability or reputational harm and could harm our business. Ensuring compliance with such laws could also impair our efforts to maintain and expand our customer base, and thereby decrease our revenue.

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In many activities, including the conduct of clinical trials, we are subject to laws and regulations governing data privacy and the protection of health-related and other personal information. These laws and regulations govern our processing of personal data, including the collection, access, use, analysis, modification, storage, transfer, security breach notification, destruction and disposal of personal data. We must comply with laws and regulations associated with the international transfer of personal data based on the location in which the personal data originates and the location in which it is processed. Complying with the enhanced obligations imposed by the General Data Privacy Regulation, or the GDPR, to and other applicable international and US privacy laws and regulations may result in significant costs to our business and require us to amend certain of our business practices. Further, enforcement actions and investigations by regulatory authorities related to data security incidents and privacy violations continue to increase. The future enactment of more restrictive laws, rules or regulations and/or future enforcement actions or investigations could have a materially adverse impact on us through increased costs or restrictions on our businesses, and noncompliance could result in regulatory penalties and significant legal liability.

The privacy and security of personally identifiable information stored, maintained, received or transmitted, including electronically, subject to significant regulation in the United States and abroad. While we strive to comply with all applicable privacy and security laws and regulations, legal standards for privacy continue to evolve and any failure or perceived failure to comply may result in proceedings.

We could experience business interruptions at our manufacturing facility, which may have a material adverse effect on our business, financial position and results of operations.

We manufacture drug products at one domestic manufacturing facility. This facility may be forced to shut down or may be unable to operate at full capacity as a result of hurricanes, tornadoes, earthquakes, storms and other extreme weather events as well as strikes, war, violent upheavals, terrorist acts, pandemics and other force majeure events. A significant disruption at this facility, even on a short-term basis, could impair our ability to produce and ship drug products to the market on a timely basis, which may have a material adverse effect on our business, financial position and results of operations through possible failure to supply fees or lost business opportunities. The recent COVID-19 pandemic has required us to move certain operations to remote-only and to otherwise limit other operations at our facility in order to comply with local, state or federal requirements.

Our reporting and payment obligations related to our participation in federal health care programs, including Medicare and Medicaid, are complex and often involve subjective decisions that could change. Any failure to comply with those obligations could subject us to investigation, penalties, and sanctions.

Federal laws regarding reporting and payment obligations with respect to a pharmaceutical company’s participation in federal health care programs, including Medicare and Medicaid, are complex. These programs generally require us to pay rebates or provide discounts to government payors in connection with our products that are dispensed to beneficiaries of these programs. In some cases, such as with the Medicaid Drug Rebate Program, the rebates are based on pricing and rebate calculations that we report on a quarterly basis to the government agencies that administer the programs. Because our processes for calculating applicable government prices and the judgments involved in making these calculations involve subjective decisions and complex methodologies, these calculations are subject to risk of errors and differing interpretations. In addition, they are subject to review and challenge by the applicable governmental agencies, and it is possible that such reviews could result in changes that may have material adverse legal, regulatory, or economic consequences. Responding to current and future changes may increase our costs and the complexity of compliance will be time-consuming, and could have a material adverse effect on our results of operations.

Our policies regarding returns, allowances and chargebacks, failure to supply penalties and marketing programs adopted by wholesalers may reduce revenues in future fiscal periods.

We, like other generic drug manufacturers, have agreements with customers allowing chargebacks, product returns, administrative fees, failure to supply penalties and other rebates. Under many of these arrangements, we may match lower prices offered to customers by competitors. If we choose to lower our prices and if contractually obligated, we issue a credit on the products that the customer is holding in inventory, which could reduce sales revenue and gross margin for the period the credit is provided. Under many of these arrangements, we may have failure to supply penalties, which in the event we are unable to supply a certain product and are unable to meet the needs of our customers, we may incur failure to supply penalties which may be significant. Like our competitors, we also give credits for chargebacks to wholesalers with whom we have contracts for their sales to hospitals, group purchasing organizations, pharmacies or other customers. A chargeback is the difference between the price at which we invoice the wholesaler and the price that the wholesaler’s end-customer pays for a product. Although we establish reserves based on prior experience and our best estimates of the impact that these policies may have in subsequent periods, we cannot ensure that our reserves are adequate or that actual product returns, allowances, and chargebacks will not exceed our estimates. As we continue to experience the consolidation of our customers, which may result in changes to previous patterns of ordering and/or pricing of our products, this could disrupt our established methodologies for calculating our provisions for chargebacks and other accruals.

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We are subject to federal and state healthcare fraud and abuse and false claims laws and may be subject to related litigation brought by the government or private individuals.

We are subject to state and federal healthcare laws pertaining to fraud and abuse, physician payment transparency and laws that govern the submission of claims for reimbursement. These laws include the following:

•	the federal Anti-Kickback Statute, which prohibits, among other things, persons from knowingly and willfully soliciting, receiving, offering or paying remuneration, directly or indirectly, in exchange for or to induce either the referral of an individual for, or the purchase, order or recommendation of, any good or service for which payment may be made under federal healthcare programs, such as Medicare and Medicaid. In addition, the government may assert that a claim including items or services resulting from a violation of the federal Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the False Claims Act;

•	the federal False Claims Act, or FCA, which imposes civil liability and criminal fines on individuals or entities that knowingly submit, or cause to be submitted, false or fraudulent claims for payment to the government. The FCA also allows private individuals to bring a suit on behalf of the government against an individual or entity for violations of the FCA. These suits, also known as qui tam actions, may be brought by, with only a few exceptions, any private citizen who believes that he has material information of a false claim that has not yet been previously disclosed. These suits have increased significantly in recent years because the FCA allows an individual to share in any amounts paid to the federal government in fines or settlement as a result of a successful qui tam action;

•	federal criminal laws that prohibit executing a scheme to defraud any federal healthcare benefit program or making false statements relating to healthcare matters;

•	the federal Physician Payment Sunshine Act, which requires manufacturers of drugs, devices, biologics and medical supplies for which payment is available under Medicare, Medicaid or the Children’s Health Insurance Program (with certain exceptions) to report annually to the government information related to payments or other “transfers of value” made to a “covered recipient,” which include physicians (defined to include doctors, dentists, optometrists, podiatrists and chiropractors) and teaching hospitals, and beginning in 2022, physician assistants, nurse practitioners, clinical nurse specialists, certified registered nurse anesthetists, and certified nurse-midwives following an expansion of the law by Congress in 2018. Applicable manufacturers and group purchasing organizations also must report annually ownership and investment interests held by physicians (as defined above) and their immediate family members and payments or other “transfers of value” to such physician owners and their immediate family members;

•	the US federal Health Insurance Portability and Accountability Act of 1996, or HIPAA, which imposes obligations on certain covered entity health care providers, health plans, and health care clearinghouses as well as their business associates that perform certain services involving the use or disclosure of individually identifiable health information, including mandatory contractual terms, with respect to safeguarding the privacy, security and transmission of individually identifiable health information, and imposes criminal and civil liability for executing a scheme to defraud any health care benefit program, or knowingly and willfully falsifying, concealing or covering up a material fact or making any materially false statement in connection with the delivery of or payment for health care benefits, items or services; similar to the US federal Anti-Kickback Statute, a person or entity does not need to have actual knowledge of the statute or specific intent to violate it in order to have committed a violation;

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•	the US federal laws that require pharmaceutical manufacturers to report certain calculated product prices to the government or provide certain discounts or rebates to government authorities or private entities, often as a condition of reimbursement under federal health care programs;

•	state and foreign laws that govern the privacy and security of health information in certain circumstances, including state security breach notification laws, state health information privacy laws and federal and state consumer protection laws, many of which differ from each other in significant ways and often are not preempted by HIPAA, thus complicating compliance efforts;

•	analogous state and foreign laws and regulations relating to health care fraud and abuse, such as state anti-kickback and false claims laws, that may apply to sales or marketing arrangements and claims involving health care items or services reimbursed by non-governmental third-party payors, including private insurers; and

•	state laws that require pharmaceutical companies to comply with the industry’s voluntary compliance guidelines and the applicable compliance guidance promulgated by the federal government, or otherwise restrict payments that may be made to healthcare providers and other potential referral sources; state laws that require drug manufacturers to report information related to payments and other transfers of value to physicians and other healthcare providers or marketing expenditures; and state laws governing the privacy and security of health information in certain circumstances, many of which differ from each other in significant ways and may not have the same effect, thus complicating compliance efforts.

If our past or present operations are found to be in violation of any of such laws or any other governmental regulations that may apply to us, we may be subject to penalties, including civil and criminal penalties, damages, fines, exclusion from federal health care programs, and/or the curtailment or restructuring of our operations. Any penalties, damages, fines, curtailment, or restructuring of our operations could adversely affect our ability to operate our business and our financial results, action against us for violation of these laws, even if we successfully defend against them, it could cause us to incur significant legal expenses and divert our management’s attention from the operation of our business.

Our business activities may be subject to the Foreign Corrupt Practices Act and similar anti-bribery and anti-corruption laws of other countries in which we operate.

We have conducted and may in the future initiate additional studies in countries other than the United States. Our business activities may be subject to the Foreign Corrupt Practices Act, or FCPA, and similar anti-bribery or anti-corruption laws, regulations or rules of other countries in which we operate. There is no certainty that all of our employees, agents or contractors, or those of our affiliates, will comply with all applicable laws and regulations, particularly given the high level of complexity of these laws. Violations of these laws and regulations could result in fines, criminal sanctions against us, our officers or our employees, the closing down of our facilities, requirements to obtain export licenses, cessation of business activities in sanctioned countries, implementation of compliance programs and prohibitions on the conduct of our business. Any such violations could include prohibitions on our ability to offer our products, if approved, in one or more countries and could materially damage our reputation, our brand, our international expansion efforts, our ability to attract and retain employees and our business, prospects, operating results and financial condition.

Healthcare legislative reform measures may have a material adverse effect on our business and results of operations.

In the United States, there have been and continue to be a number of legislative initiatives to contain healthcare costs. There also continues to be uncertainty that any provisions of the Affordable Care Act will continue to exist in their current form, and there continue to be lawsuits in federal courts seeking to invalidate parts or all of the Affordable Care Act. For the immediate future, there continues to be significant uncertainty regarding health care, health care coverage and health care insurance markets. The uncertainty around the future of the Affordable Care Act, and in particular the impact to reimbursement levels, may lead to uncertainty or delay in the purchasing decisions of our customers, which may in turn negatively impact our product sales. If there are not adequate reimbursement levels, our business and results of operations could be adversely affected. Similarly, there are a number of state and local legislative and regulatory efforts related to drug pricing, including drug price transparency laws that apply to pharmaceutical manufacturers, that may have an impact on our business.

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We expect that additional state and federal healthcare reform measures will be adopted in the future, any of which could limit the amounts that federal and state governments will pay for healthcare products and services, which could result in reduced demand for our products or additional pricing pressures. The recent COVID-19 pandemic may introduce temporary or permanent healthcare reform measures for which we cannot predict the financial implication of on our business.

Even after our products receive regulatory approval, such products may not achieve expected levels of market acceptance.

Even if we are able to obtain regulatory approvals for our generic pharmaceutical products the success of those products is dependent upon market acceptance. Levels of market acceptance for our products could be impacted by several factors, including but not limited to:

•	the availability of alternative products from our competitors;

•	the price of our products relative to that of our competitors;

•	the effectiveness of our marketing relative to that of our competitors;

•	the timing of our market entry;

•	the ability to market our products effectively to the different levels in the distribution chain;

•	other competitor actions; and

•	the continued acceptance of and/or reimbursement for our products by government and private formularies and/or third party payors.

Additionally, studies of the proper utilization, safety, and efficacy of pharmaceutical products are being conducted by the industry, government agencies, and others. Such studies can call into question the utilization, safety, and efficacy of previously marketed as well as future products. In some cases, studies have resulted, and may in the future result, in the discontinuance of product marketing or other risk management programs, such as the need for a patient registry, as well as delays in approvals. The occurrence of any of the above risks could adversely affect our profitability, business, financial position, results of operations and/or cash flow, and could cause the market value of our common stock to decline.

Product recalls could harm our business.

Product recalls or product field alerts may be issued at our discretion or required by the FDA and Health Canada, other governmental agencies or other companies having regulatory authority for pharmaceutical product sales. From time to time, we may recall products for various reasons, including failure of our products to maintain their stability through their expiration dates or other quality issues. Any recall or product field alert has the potential of damaging our reputation or the reputation of the product. Any significant recalls could materially affect our sales. In these cases, our business, financial condition, results of operations and cash flows could be materially adversely affected.

We are susceptible to product liability claims that may not be covered by insurance and could require us to pay substantial sums.

We face the risk of loss resulting from, and adverse publicity and reputational harm associated with, product liability lawsuits, whether or not such claims are valid. We may not be able to avoid such claims. In addition, our product liability insurance may not be adequate to cover such claims and we may not be able to obtain adequate insurance coverage in the future at acceptable costs. A successful product liability claim that exceeds our policy limits could require us to pay substantial sums. In addition, product liability coverage for pharmaceutical companies is becoming more expensive and increasingly difficult to obtain and, as a result, we may not be able to obtain the type and amount of coverage we desire or to maintain our current coverage.

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The testing required for the regulatory approval of our products is conducted by independent third parties. Any failure by any of these third parties to perform this testing properly and in a timely manner may have an adverse effect upon our ability to obtain regulatory approvals.

Our applications for the regulatory approval of our products incorporate the results of testing and other information that is conducted or gathered by independent third parties (including, for example, manufacturers of raw materials, testing laboratories, CROs or independent research facilities). Our ability to obtain regulatory approval of the products being tested is dependent upon the quality of the work performed by these third parties, the quality of the third parties’ facilities, and the accuracy of the information provided to us by third parties. We have little or no control over any of these factors. If this testing is not performed properly, our ability to obtain regulatory approvals could be restricted or delayed. In addition, if third party fraud or other recordkeeping problems are discovered after our products are approved for marketing, any government investigations or findings could result in any products that incorporated those fraudulent results having their regulatory approvals withdrawn. The recent COVID-19 pandemic may create additional risk and delays at our independent third party service providers.

Our product offerings and our customers’ products may infringe on the intellectual property rights of third parties.

From time to time, third parties have asserted intellectual property infringement claims against us and our customers and there can be no assurance that third parties will not assert infringement claims against either us or our customers in the future. While we believe that our product offerings do not infringe in any material respect upon proprietary rights of other parties and/or that meritorious defenses would exist with respect to any assertions to the contrary, there can be no assurance that we would not be found to infringe on the proprietary rights of others.

Any claims that our product offerings or processes infringe these rights, regardless of their merit or resolutions, could be costly and may divert the efforts and attention of our management and technical personnel. We may not prevail in such proceedings given the complex technical issues and inherent uncertainties in intellectual property litigation.

In addition, our customers’ products may be subject to claims of intellectual property infringement and such claims could materially affect our business if their products cease to be manufactured and they have to discontinue the use of the infringing technology which we may provide. Further, depending on the particular circumstances of any given claim, it may be the case that we may be responsible for indemnifying our customers for a claim of intellectual property infringement.

If we were to assert any of our own intellectual property infringement claims against third parties and the third parties were found not to infringe our intellectual property or our intellectual property was found to be invalid, and/or unenforceable, we would lose the opportunity to leverage our own intellectual property, for example, through licensing of our technology to others, collection of damages and/or royalty payments based upon successful assertion of our intellectual property rights via enjoining others from practicing the technology at issue.

Any of the foregoing could affect our ability to compete or have a material adverse effect on our business, financial condition and results of operations.

Our goodwill or other intangible assets have been subject to impairment charges and may continue to be subject to impairment in the future.

Under U.S. GAAP, goodwill is required to be reviewed for impairment at least annually, or more frequently if potential interim indicators exist. Impairment may result from various factors, including adverse changes in assumptions used for valuation purposes, such as actual or projected revenue growth rates, profitability, or discount rates. If the testing indicates that an impairment has occurred, we are required to record a non-cash impairment charge for the difference between the carrying value of the goodwill and the fair value of the goodwill. We cannot predict the amount and timing of any future impairments, if any. We have experienced impairment charges with respect to trademarks and technology, and product acquisition costs in the past, and we may experience such charges in the future, particularly if our business performance continues to decline or expected growth is not realized. Any future impairment of our goodwill or other intangible assets could have a material adverse effect on our financial condition and results of operations, as well as the trading price of our securities.

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We may become involved in legal proceedings from time to time which may result in losses, damage to our business and reputation and place a strain on our internal resources.

In the ordinary course of our business, we may be involved in legal proceedings with both private parties and certain government agencies, including the FDA. Enforcement actions and litigation may result in verdicts against us, which may include significant monetary awards, judgments that certain of our intellectual property rights are invalid or unenforceable and injunctions preventing the manufacture, marketing and sale of our products. If disputes are resolved unfavorably, our business, financial condition and results of operations may be adversely affected. Any government enforcement action or litigation, whether or not successful, may damage our reputation. Furthermore, we are likely to incur substantial expense in defending these actions and lawsuits, and the time demands of such enforcement actions and lawsuits could divert management’s attention from ongoing business concerns and interfere with our normal operations.

In the normal course of business, we periodically enter into employment agreements, legal settlements, and other agreements which incorporate indemnification provisions. We maintain insurance coverage which we believe will effectively mitigate our obligations under these indemnification provisions. However, should our obligation under an indemnification provision exceed our coverage or should coverage be denied, it could have a material adverse effect on our business, financial position and results of operations.

We are currently involved in U.S. and Canadian antitrust litigation related to our pricing practices, each of which could result in significant fines, reputational harm or otherwise adverse effects on our business, financial condition and results of operations.

Thirteen putative class actions have been filed against us and certain other defendants and have been consolidated in Multidistrict Litigation in the Eastern District of Pennsylvania regarding the pricing of generic pharmaceuticals, including our antifungal skin cream Econazole Nitrate 1% product. In addition, “Opt-out” antitrust lawsuits have been filed against us by various plaintiffs and have been consolidated into the Multidistrict Litigation. Each of the opt-out complaints names several dozen defendants (including us) and involves allegations regarding the pricing of econazole (and in some cases fluocinolone acetonide) along with up to 180 other drug products, most of which were not manufactured or sold by us during the period at issue. A complaint has also been filed by certain state Attorneys General based on pricing of topical drugs, naming us as a defendant with respect to econazole nitrate. This action has also been consolidated into the Multidistrict Litigation. In addition, in June 2020, a putative class action lawsuit was filed in the Federal Court of Canada against us and our Canadian subsidiary, along with over 50 other pharmaceutical defendant companies, alleging that the generic drug manufacturer defendants conspired to allocate the Canadian market and customers, fix prices and maintain the supply of generic drugs in Canada to artificially maintain market share and higher generic drug prices in violation of Canada’s Competition Act. The Canadian lawsuit is at a very early stage and we are unable to form a judgment at this time as to whether an unfavorable outcome is probable or remote to provide an estimate of the amount or range of potential loss. While we intend to vigorously defend our position in connection with each of these lawsuits, the outcome of any of this litigation could result in serious fines being levied on us, along with harm to our reputation. Any negative outcome from any of these matters or any other investigation related to our pricing could have a material adverse effect on our business, financial condition and results of operations.

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Our business and operations would suffer in the event of system failures.

Despite the implementation of security measures, our internal computer systems are vulnerable to damage from computer viruses, unauthorized access, natural disasters, terrorism, war and telecommunication and electrical failures. Any system failure, accident or security breach that causes interruptions in our operations could result in a material disruption of our product development programs. To the extent that any disruption or security breach results in a loss or damage to our data or applications, or inappropriate disclosure of confidential or proprietary information, we may incur liability and the further development of our product candidates may be delayed.

In addition, we rely on complex information technology systems, including Internet-based systems, to support our supply chain processes as well as internal and external communications. The size and complexity of our systems make them potentially vulnerable to breakdown or interruption, whether due to computer viruses or other causes that may result in the loss of key information or the impairment of production and other supply chain processes. Such disruptions and breaches of security could adversely affect our business.

Compliance with ongoing post-marketing obligations for our approved ANDAs, NDAs, NDSs, and ANDSs may uncover new safety information that could give rise to a product recall, updated warnings, or other regulatory actions that could have an adverse impact on our business.

After the FDA or Health Canada approves a drug for marketing under an NDA, ANDA, NDS, or ANDS, the product’s sponsor must comply with several post-marketing obligations that continue until the product is discontinued. These post-marking obligations include the prompt reporting of serious adverse events to the appropriate regulatory agency or agencies, the submission of product-specific annual reports that include changes in the distribution, manufacturing, and labeling information, and notification when a drug product is found to have significant deviations from its approved manufacturing specifications (among others). Our ongoing compliance with these types of mandatory reporting requirements could result in additional requests for information from the FDA or Health Canada and, depending on the scope of a potential product issue that the FDA or Health Canada may decide to pursue, potentially also result in a request from the agency to conduct a product recall or to strengthen warnings and/or revise other label information about the product. Any of these post-marketing regulatory actions could materially affect our sales and, therefore, they have the potential to adversely affect our business, financial condition, results of operations and cash flows.

Economic conditions could severely impact us.

Current economic conditions may cause a decline in business and consumer spending which could adversely affect our business and financial performance. Our operating results are impacted by the health of the North American economies. Our business and financial performance, including collection of our accounts receivable, realization of inventory, recoverability of assets including investments, may be adversely affected by current and future economic conditions, such as a reduction in the availability of credit, financial market volatility and recession.

If we are unable to hire additional qualified personnel, our ability to grow or maintain our business may be harmed.

We will need to hire or retain qualified personnel with expertise in quality systems, nonclinical testing, government regulation, formulation and manufacturing, sales and marketing and finance. We compete for qualified individuals with numerous pharmaceutical and consumer products companies, universities and other research institutions. Competition for such individuals is intense, and we cannot be certain that our search for such personnel will be successful. Attracting and retaining qualified personnel will be critical to our success.

If we fail to comply with the reporting obligations of the Exchange Act and Section 404 of the Sarbanes-Oxley Act of 2002, or if we fail to achieve and maintain adequate disclosure controls and procedures and internal control over financial reporting, our business results of operations and financial condition, and investors’ confidence in us, could be materially adversely affected.

As a public company, we are required to comply with the periodic reporting obligations of the Exchange Act including preparing annual reports, quarterly reports and current reports. We did not timely file our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, which quarterly report was filed on December 31, 2020. Our failure to prepare and disclose this information in a timely manner could subject us to penalties under federal securities laws, expose us to lawsuits and restrict our ability to access financing.

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In addition, we are required under applicable law and regulations to integrate our systems of disclosure controls and procedures and internal control over financial reporting. Our management assessed our existing disclosure controls and procedures as of December 31, 2019, and our management concluded that we did not maintain effective control over financial reporting based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. For a detailed description of these material weaknesses, see Item 9A, "Controls and Procedures" of our Annual Report on Form 10-K for the year ended December 31, 2019.

Our remediation efforts previously identified in Item 9A. “Controls and Procedures” of our Annual Report on Form 10-K for the year ended December 31, 2019 are ongoing and we continue our initiatives to implement and document policies, procedures, and internal controls. Remediation of the identified material weaknesses and strengthening our internal control environment will require a substantial effort throughout 2021 and beyond, as necessary.

If we are unsuccessful in implementing or following our remediation plan, or fail to update our internal control over financial reporting as our business evolves, or if additional material weaknesses are found in our internal controls in the future, we may not be able to timely or accurately report our financial condition, results of operations or cash flows or to maintain effective disclosure controls and procedures. If we are unable to report financial information in a timely and accurate manner or to maintain effective disclosure controls and procedures, we could be subject to, among other things, regulatory or enforcement actions by the SEC, an inability for us to be accepted for listing on any national securities exchange in the near future, securities litigation and a general loss of investor confidence, any one of which could adversely affect our business prospects and the market value of our Common Stock. Further, there are inherent limitations to the effectiveness of any system of controls and procedures, including the possibility of human error and the circumvention or overriding of the controls and procedures. We could face additional litigation exposure and a greater likelihood of an SEC enforcement or other regulatory action if further restatements were to occur or other accounting-related problems emerge. In addition, any future restatements or other accounting-related problems may adversely affect our financial condition, results of operations and cash flows.

Currency fluctuations and changes in exchange rates could adversely affect our business, financial condition, results of operations, cash flows, and/or common stock price.

Although we report our financial results in U.S. Dollars, a portion of our revenues and other liabilities and our costs are denominated in non-U.S. currencies, including the Canadian Dollar. Our results of operations and, in some cases, cash flows, have in the past been and may in the future be adversely affected by certain movements in currency exchange rates. The occurrence of any of the above risks could cause a material adverse effect on our business, financial condition, results of operations, cash flows, and/or share price.

Our ability to use our net operating loss carry forwards and certain other tax attributes may be limited.

As of December 31, 2019, we had federal net operating loss carry forwards, or NOLs, of approximately $48.5 million which expire from 2020 through 2037. Federal operating losses arising during and after 2018 are not subject to expiration; however, their usage is limited to 80% of taxable income during the year of use. Our ability to utilize our NOLs may be limited under Section 382 of the Internal Revenue Code. The limitations apply if an ownership change, as defined by Section 382, occurs. Generally, an ownership change occurs when certain shareholders increase their aggregate ownership by more than 50 percentage points over their lowest ownership percentage in a testing period (typically three years). Our ability to use net operating loss carry forwards is subject to substantial limitation in future periods under certain provisions of Section 382 of the Internal Revenue Code, which limit the utilization of net operating losses upon a more than 50% change in ownership of our stock that is held by 5% or greater stockholders. We examined the application of Section 382 with respect to an ownership change that took place during 2010, as well as the limitation on the application of net operating loss carry forwards. We believe that operating losses subsequent to the change date in 2010 (aggregating $26.5 million) are not subject to Section 382 limitations. As of December 31, 2019, we estimated that the annual limitation starting in 2010 aggregates from $1.0 million to $2.3 million per year including the effect of amortization of built in gains.

We are subject to the provisions of ASC 740-10-25, Income Taxes (ASC 740) which prescribes a more likely-than-not threshold for the financial statement recognition of uncertain tax positions. ASC 740 clarifies the accounting for income taxes by prescribing a minimum recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. On a quarterly basis, the Company undergoes a process to evaluate whether income tax accruals are in accordance with ASC 740 guidance on uncertain tax positions. For federal purposes, post 1998 tax years remain open to examination as a result of net operating loss carryforwards. The Company is currently open to audit by the appropriate state income taxing authorities for tax years 2015 to 2018. The Company has not recorded any liability for uncertain tax positions.

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On March 27, 2020, the president signed into law the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”), which provided nearly $2 trillion in economic relief to eligible businesses impacted by the COVID-19 pandemic. We are currently studying our options under the CARES Act and other governmental stimulus programs. The tax implications of the CARES Act include, among other matters, expansion of the business interest expense deduction from 30% to 50% for the years 2019 and 2020, as well as the suspension of the 80% limitation on the usage of NOLs incurred in the years 2018 through 2020. We continue to evaluate the impact of the CARES Act and other governmental stimulus programs on our financial condition, including our tax positions, however, the Company did not have operating income in 2018 and 2019 and, therefore, utilization of the NOLs are not applicable to be applied to years 2018 through 2020. To the extent the CARES Act or any present or future government stimulus programs have adverse tax or other consequences on us, our business, financial condition and results of operations may be adversely affected.

Risks Related to Our Indebtedness

Servicing our debt requires a significant amount of cash, and we may not have sufficient cash flow from our business to pay our debt.

Our ability to make payments of the principal of, to pay interest on, to pay any cash due upon conversion of or to refinance our indebtedness, including the Senior Credit Facilities, depends on our future performance, which is subject to economic, financial, competitive and other factors beyond our control, which is increased as a result of the COVID-19 pandemic. Our business may not continue to generate cash flow from operations in the future sufficient to service our debt and make necessary capital expenditures. If we are unable to generate such cash flow, we may be required to adopt one or more alternatives, such as selling assets, restructuring debt or obtaining additional equity capital on terms that may be onerous or highly dilutive. Our ability to refinance our indebtedness will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations.

If we fail to comply with the financial covenants contained in our Senior Credit Facilities, our senior lenders could accelerate all amounts owing thereunder which, in turn, could result in the acceleration of all amounts owing under our Series D Notes.

We are subject to certain financial covenants as set forth in our Senior Credit Facilities. These financial covenants include a minimum liquidity covenant of $1.0 million (on a consolidated basis) at all times, which increases to $3.0 million (on a consolidated basis) upon the earlier of: (i) the date on which the net proceeds from this offering exceed $15.0 million in the aggregate and (ii) February 15, 2021. From and after March 31, 2022, such minimum liquidity covenant will increase to $4.0 million on a consolidated basis. In addition, until March 31, 2022, the Senior Credit Facilities suspend testing of the minimum consolidated adjusted EBITDA covenant, at which time such minimum consolidated adjusted EBITDA covenant levels will resume to the levels in effect prior to the Second Lien Amendment. In the event that we are unable to comply with these covenants, or obtain a waiver from our senior lenders, the senior lenders would have the right, but not the obligation, to permanently reduce the commitments under the Senior Credit Facilities in whole or in part or to declare all or any portion of the outstanding balances thereunder due and payable. Furthermore, in the event that outstanding balances under the Senior Credit Facilities are accelerated, the holders of our Series D Notes would have the right, but not the obligation, to accelerate all amounts owing thereunder. We do not currently have available liquidity to repay these outstanding borrowings in the event of a default and acceleration. If we are unable to raise additional capital to meet these obligations, we may have to delay expenditures, reduce the scope of our manufacturing operations, reduce or eliminate one or more of our development programs, make significant changes to our operating plan, pursue a merger or other transaction involving a change of control, restructure our outstanding debt, seek relief under the U.S. Bankruptcy Code.

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Restrictive covenants in our Senior Credit Facilities may interfere with our ability to obtain additional advances under existing credit facilities or to obtain new financing or to engage in other business activities.

Our Senior Credit Facilities contain certain affirmative, negative, and financial covenants, including cross-defaults on other material indebtedness, as well as events of default triggered by a change of control and certain actions initiated by the FDA. These restrictions may interfere with our ability to obtain additional advances under our credit facilities or to obtain restrictions may interfere with our ability to obtain additional advances under existing credit facilities or to obtain new financing or to engage in other business activities, which may inhibit our ability to grow our business and increase revenue.

We will continue to have the ability to incur debt; if we incur substantial additional debt, these higher levels of debt may affect our ability to pay the principal of and interest on the Senior Credit Facilities.

We and our subsidiaries may be able to incur substantial additional debt in the future, subject to the restrictions contained in our debt instruments, some of which may be secured debt. If we incur substantial additional indebtedness in the future, these higher levels of indebtedness may affect our ability to pay the principal of and interest on the Series C Notes and principal of the Series D Notes, or any fundamental change purchase price or any cash due upon conversion, to pay the principal of and interest on our Senior Credit Facilities, and our creditworthiness generally.

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USE OF PROCEEDS

The amount of proceeds from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold. There can be no assurance that we will be able to sell a specific number of shares under, or fully utilize, the Sales Agreement as a source of financing. Further, we will incur significant expenses in connection with this offering, the January 2021 Debt Exchange Transactions and the amendments to our Senior Credit Facilities, and such expenses will reduce the net proceeds that we will receive from this offering.

We intend to use the net proceeds from this offering, after deducting B. Riley Securities’ commissions and discounts and related offering expenses payable by us, for general corporate purposes, including resolution of the issues raised in the FDA Warning Letter, maintaining readiness for an FDA pre-approval inspection for our newly constructed injectables facility and expanding our offering of contract development and manufacturing organization services to our clients.

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DILUTION

If you purchase shares of common stock in this offering, you will experience dilution to the extent of the difference between the public offering price per share in this offering and our pro forma as adjusted net tangible book value per share after this offering.

Our historical net tangible book value as of September 30, 2020 was approximately ($75.9 million), or approximately ($11.88) per share of our common stock. Our historical net tangible book value per share represents total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of September 30, 2020.

Our pro forma net tangible book value as of September 30, 2020 was approximately ($13.6 million), or ($0.38) per share of our common stock. Our pro forma net tangible book value per share is the amount of our total tangible assets less our total liabilities, divided by the number of shares of common stock outstanding, on a pro forma basis after giving effect to the issuance of an aggregate of 29,862,641 shares of common stock and a reduction of approximately $62.3 million in indebtedness in connection with the January 2021 Debt Exchange Transactions. After giving effect to the pro forma adjustments described above, as of September 30, 2020, our total liabilities were approximately $168.1 million and we had 36,254,210 shares of common stock issued and outstanding, in each case, on a pro forma basis.

After giving effect to the sale of our common stock in the aggregate amount of $22,619,204 at an assumed public offering price of $0.90 per share, the last reported sale price of our common stock on the Nasdaq Global Select Market on January 27, 2021, and after deducting estimated commissions and offering expenses payable by us, our pro forma as adjusted net tangible book value as of September 30, 2020 would have been $6.3 million, or $0.10 per share of common stock based upon 61,825,255 shares of common stock outstanding. This represents an immediate increase in pro forma as adjusted net tangible book value per share of $0.48 from our pro forma net tangible book value per share to our existing stockholders and immediate dilution of $0.80 in pro forma as adjusted net tangible book value per share to new investors purchasing shares of common stock in this offering.

The following table illustrates this dilution on a per share basis. The pro forma and pro forma as adjusted information is illustrative only and will adjust based on the actual public offering price, the actual number of shares sold, and other terms of the offering determined at the time shares of our common stock are sold pursuant to this prospectus supplement. The pro forma as adjusted information assumes that all of our common stock in the aggregate amount of $22,619,204 is sold at the assumed public offering price of $0.90 per share. The shares sold in this offering, if any, will be sold from time to time at various prices.

Assumed public offering price per share		$0.90
Historical net tangible book value per share as of September 30, 2020	$(11.88)
Increase in net tangible book value per share attributable to pro forma adjustments described above	11.50
Pro forma net tangible book value per share as of September 30, 2020	$(0.38)
Increase in pro forma net tangible book value per share attributable to new investors purchasing shares of common stock in this offering	$0.48
Pro forma as adjusted net tangible book value per share as of September 30, 2020, after giving effect to this offering		$0.10
Dilution per share to new investors purchasing shares of common stock in this offering		$0.80

The shares sold in this offering, if any, will be sold from time to time at various prices. An increase of $0.10 per share in the price at which the shares are sold from the assumed offering price of $0.90 per share shown in the table above, assuming all of our common stock in the aggregate amount of $22,619,204 is sold at that price, would increase our pro forma as adjusted net tangible book value per share after the offering to $0.11 per share and would increase the dilution in net tangible book value per share to new investors in this offering to $0.89 per share, after deducting estimated commissions and offering expenses payable by us. A decrease of $0.10 per share in the price at which the shares are sold from the assumed offering price of $0.90 per share shown in the table above, assuming all of our common stock in the aggregate amount of $22,619,204 is sold at that price, would decrease the dilution in net tangible book value per share to new investors in this offering to $0.70 per share, after deducting estimate commissions and offering expenses payable by us. This information is supplied for illustrative purposes only, and will adjust based on the actual offering prices, the actual number of shares that we offer and sell in this offering and other terms of each sale of shares in this offering.

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The above discussion and table are based on 6,391,569 shares of common stock outstanding as of September 30, 2020, and excludes the following:

●	17,082,385 shares of common stock issuable upon the conversion of outstanding shares of Series D Preferred Stock;

●	868,000 shares of common stock issuable upon the conversion of the remaining $1.3 million outstanding principal amount of our Series D Notes;

●	675,000 shares of common stock issuable upon the exercise of outstanding warrants to purchase shares of common stock, at a weighted average exercise price of $0.01 per share;

●	595,212 shares of common stock issuable upon the exercise of outstanding stock options issued at a weighted average exercise price of $17.76 per share;

●	1,262 shares of common stock subject to outstanding restricted stock units and awards of restricted stock; and

●	4,341,349 shares of common stock reserved or future issuance under our 2016 Equity Incentive Plan.

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BUSINESS

Our Company

Strategic Overview

Teligent, Inc. is a generic pharmaceutical company that develops, manufactures and markets a diversified portfolio focused on high-barrier prescription products. All references to "Teligent," the "Company," "we," "us," and "our" refer to Teligent, Inc. Our mission is to become a leader in the generic pharmaceutical market. Under our own label, we currently market and sell generic topical, branded generic and generic injectable, and generic ophthalmic pharmaceutical products in the United States and Canada. In the United States we are currently marketing 37 generic topical pharmaceutical products and two branded generic injectable pharmaceutical products. In Canada, we market 25 generic injectable, three generic topical, and three generic ophthalmic products. Generic pharmaceutical products are bioequivalent to their brand name counterparts. We also provide contract manufacturing services to the pharmaceutical, over-the-counter, ("OTC"), and cosmetic markets. We operate our business under one segment.

Our common stock is trading on the Nasdaq Capital Market under the trading symbol “TLGT.” Our principal executive office, laboratories and manufacturing facilities are located at 105 Lincoln Avenue, Buena, New Jersey. We have additional offices located in Iselin, New Jersey and Mississauga, Canada.

We have two platforms for growth:

•	Developing, manufacturing and marketing a portfolio of generic prescription pharmaceutical products under our own or a private label in topical, injectable, and other high-barrier dosage forms; and

•	Managing our current contract manufacturing and formulation services business.

We have been in the contract manufacturing and development of topical products business since the early 1990s, but our strategy since 2010 has been focused on the growth of our own generic prescription pharmaceutical business. Since 2010, we have focused on transitioning our business to include more customers in the topical pharmaceutical industry. In 2014, we broadened our primary target product focus from topical pharmaceuticals to include a wider approach focused on high-barrier generic prescription pharmaceutical products. We believe that expanding our development and commercial base beyond topical generics, historically the cornerstone of our expertise, to include injectable generics and other high-barrier dosage forms will leverage our existing expertise and capabilities, and broaden our platform for diversified strategic growth.

We currently have seven Abbreviated New Drug Applications (“ANDA”) in our topical pipeline that are pending at the FDA. Additionally, we have one Abbreviated New Drug Submission (“ANDS”) pending at Health Canada.

We expect to continue to expand our presence in the generic topical pharmaceutical market through the filing of additional ANDAs and the subsequent launch of products as these applications are approved. We intend to continue to submit further ANDAs to the FDA and ANDSs to Health Canada in 2021, although the typical timelines for submission and approval may be adversely impacted by the current COVID-19 pandemic. For additional discussion of the risks related to delays of FDA and Health Canada approvals, see “Risk Factors—Risks Related to Our Business—Inadequate resources for the FDA and other government agencies could prevent new products and services from being developed or commercialized in a timely manner or otherwise prevent those agencies from performing normal business functions on which the operation of our business may rely, which could negatively impact our business.” We continue to seek new business development opportunities to expand our portfolio in both the US and Canada. We are also exploring options to monetize certain of our non-core assets.

Facility Expansion. We completed the first phase of our facility expansion in July 2016, with the complete interior renovation of our building at 101 Lincoln Avenue in Buena, New Jersey. This building now houses our new product development laboratory for work on topical and sterile pharmaceuticals. This laboratory integrates our formulation and analytical chemistry teams into one lab. This building renovation also houses our regulatory affairs, supply chain and corporate service teams.

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We continued with the significant expansion and utilities upgrade of our manufacturing facility at 105 Lincoln Avenue in Buena, New Jersey. In October 2018, we received the Certificate of Occupancy to begin using our manufacturing facility, which includes a state-of-the-art quality control and microbiology lab for the testing of our pharmaceutical products. The expanded facility has increased our manufacturing capability for topical products and, upon FDA approval, will also enable the production of sterile injectable products in both vial and ampule presentations. We have utilized this facility expansion as an opportunity to upgrade and improve the degree of automation and capacity in our existing topical production suite. The sterile production area is designed around isolator-based technology. The facility includes a versatile vial and ampule filling line capable of between four and eight million units per year, with space and critical utilities included in the build-out for a potential future higher-speed filling line. Through September 30, 2020 we had incurred approximately $88.3 million for this project and is currently substantially complete with construction.

Teligent Canada and Teligent OÜ. In late 2015 in connection with the completion of certain acquisitions, we formed three subsidiaries: Teligent Luxembourg S.à.r.l. (“LuxCo”), a private limited company incorporated under the laws of the Grand Duchy of Luxembourg and wholly-owned by us, as well as Teligent Canada Inc., a company incorporated under the laws of the Province of British Columbia, and Teligent OÜ, a private limited company incorporated under the laws of the Republic of Estonia, each of which are wholly-owned by LuxCo. Teligent Canada currently has 11 employees located in our offices in Mississauga, Canada, and currently markets and distributes over 31 products. In October 2020, after shifting our research and development activities to its Buena, New Jersey facility, we sold our Estonian assets and are in the process of winding down Teligent OÜ.

Our Generic Pharmaceutical Business

In September 2010, we leveraged our existing formulation and manufacturing capabilities to begin our transformation from being solely a contract development and manufacturing company into a generic pharmaceutical company with our own portfolio of products, as recognized by our first ANDA submission to the FDA in 2015. ANDAs are submitted to the FDA for generic prescription drug products that have the same active ingredient, strength, dosage form, and route of administration as brand name innovator drug products to which they are bioequivalent, meaning that there is no significant difference between the drugs in their rate and extent of absorption in the body. In the United States, approved ANDA generic drugs are usually interchangeable with the innovator drug. This means that the generic version may generally be substituted for the branded product by either a physician or pharmacist when dispensing a prescription. Our commercialization of each of these product candidates requires approval of the respective ANDA by the FDA.

Based on IQVIA data, the addressable market for the seven ANDA topical filings and three NDA Prior Approval Supplements (PASs) that Teligent has pending with the FDA is estimated to total over $130 million per annum. We expect to continue to expand our presence in the generic topical and generic injectable pharmaceutical markets through the submission of additional ANDAs to the FDA and the subsequent launch of products if and when these applications are approved by the FDA. Additionally, we plan to file further ANDSs with Health Canada in 2021 to the extent the COVID-19 pandemic allows for the submission of new drug applications.

Our Contract Development and Manufacturing Business

We develop, manufacture, fill and package topical semi-solid and liquid products for branded and generic pharmaceutical customers, as well as the OTC and cosmetic markets. These products are used in a wide range of applications from cosmetics and cosmeceuticals to the prescription treatment of conditions like dermatitis, psoriasis and eczema.

We believe that our quality contract manufacturing and development business provides a consistent and reliable source of products and services to our customers. We offer flexibility in batch sizing and package design, which gives our customers the opportunity to select the appropriate presentation for each product. Our high-speed packaging lines can accommodate a variety of tubes, bottles, pumps and jars. We presently anticipate continuing efforts to grow this business through the addition of new customers and products.

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Our Competitive Strategy

We develop and market a diversified product portfolio focused on high-barrier dosage form generic pharmaceutical products. Our goal is to become a leader in the generic pharmaceutical market. Under our own label, we currently market and sell generic topical, branded generic and generic injectable, and generic ophthalmic pharmaceutical products in the United States and Canada. In the United States, we are currently marketing 37 generic topical pharmaceutical products and two branded generic injectable pharmaceutical products. In Canada, we market 25 generic injectable, three generic topical, and three generic ophthalmic products. Generic pharmaceutical products are bioequivalent to their brand name counterparts. We also provide contract manufacturing services to the pharmaceutical, over-the-counter, ("OTC"), and cosmetic markets. We have been in the contract manufacturing and development of topical products business since the early 1990s, but our strategy since 2010 has been focused on the growth of our own generic prescription pharmaceutical business. In 2014, we started the transformation of our business from working toward being a leader in the topical generic pharmaceutical industry to becoming a leader in high-barrier generic pharmaceutical markets. We believe that expanding our development and commercial base beyond topical generics, historically the cornerstone of our expertise, to include injectable generics and other high-barrier dosage forms will leverage our existing expertise and capabilities, and broaden our platform for diversified strategic growth.

Our Strategy

Our strategy originated from the opportunity to leverage our value chain, which we have developed and strengthened through our topical portfolio. Our value chain includes our internal expertise in product and molecule selection and development, manufacturing, sales, logistics and distribution, as well as our relationships with our customers and consumers. With the expansion of our existing manufacturing facility, we see the potential to effectively leverage our existing infrastructure across this value chain and to further expand our strategic reach beyond topical generics to include injectable generics and other high-barrier dosage forms.

Topical - Our focus on the topical market has been the foundation for our growth. While we have manufactured topical products since the early 1990s, we began to focus our strategy on the topical generic prescription market in 2010. In December 2012, we launched our first generic topical pharmaceutical products under our own label. Currently, we market 37 generic topical products in the United States under our own label. We have received FDA approvals for 36 topical generic products from our internally developed pipeline. In our topical pipeline, we have seven ANDAs submitted to the FDA that are awaiting approval. We intend to continue to develop topical generic products and utilize our expertise in drug formulation and manufacture to expand our own generic topical prescription drug portfolio. We are targeting to develop and file further regulatory submissions with the FDA in 2021. Upon regulatory approval, we would market these products under the Teligent label to national chain drug stores, drug wholesalers, mail order pharmacies, retail pharmacies and the government through our internal sales efforts.

In our topical contract services business, we have developed strong customer relationships that we believe provide us with both recurring revenue streams from those customers and opportunities to selectively increase our product offerings to our customers. We intend to continue to capitalize on our strong customer relationships to maintain and grow contract manufacturing and development revenues.

We have an FDA-registered facility that is equipped for manufacturing topical, semi-solid and liquid products. The design and configuration of our manufacturing facility provides flexibility in manufacturing batch sizes from 250 kg up to 4,000 kg. We intend to leverage this flexibility and capacity to support our growth in the topical prescription markets. We completed a significant expansion and utilities upgrade in this facility which increased our manufacturing capacity for topical products.

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On November 26, 2019, we received a warning letter from the FDA in November 2019 following an inspection from April 2, 2019 to May 20, 2019 of our Buena, New Jersey manufacturing facility (the “FDA Warning Letter”). The FDA Warning Letter cited issues regarding out-of-specification test results, our stability program, our complaint handling, and drug product validation issues. We investigated the issues with the assistance of a consultant, responded to the FDA in December 2019 and March 2020, and submitted a final closeout letter on April 12, 2020. On August 13, 2020, we received an additional comment letter from the FDA in which the FDA indicated that it had reviewed our responses and deemed them to be inadequate as we failed to address and/or provide supporting documentation to several of the concerns raised in the FDA Warning Letter. We have since submitted supplemental response letters to the FDA outlining certain additional changes in our practices, submitting additional documentation to support previous and ongoing independent assessments, providing updates to our organizational structure, and providing further detail in regard to ongoing remediation projects (including comprehensive product quality assessments) to ensure all of our products are safe, effective and compliant. As part of our efforts to remediate the issues identified in the FDA Warning Letter and to strengthen our quality systems, we have undertaken a comprehensive review of all of our products that we completed in the fourth quarter of 2020. While the review did not identify material issues with many of our products, it did identify issues of non-conformance with respect to certain products, which has resulted in recalls and halting the production of certain products, that we are actively reviewing and remediating. We are continuing to work diligently to remediate all issues cited by the FDA and those resulting from our comprehensive quality review and hope to hope to close out these issues at the earliest opportunity in 2021. For additional discussion of the risks related to the FDA Warning Letter, see “Risk Factors—Risks Related to Our Business—Issues identified by the FDA in the FDA Warning Letter and additional product quality issues identified by us will have a negative impact on our business, financial position, operating results and cash flows and will delay the FDA’s pre-approval inspection of our newly installed injectable line.”

Injectable - As part of the injectable phase of our strategy, on September 24, 2014, we acquired from AstraZeneca previously approved ANDAs and NDAs associated with 18 products, 17 of which are injectable products. We received FDA approval for and launched our first injectable product, Cefotan® (Cefotetan for Injection), in the first quarter of 2016.

On September 30, 2014, we acquired previously marketed and approved ANDAs associated with two ophthalmic products from Valeant, in addition to the exclusive right to acquire three additional previously marketed and approved injectable products from Valeant. In November 2014, we completed the purchase of the NDA for one of those three optioned injectable products from Valeant. In March 2015, we completed the purchase of the final two NDAs for the optioned injectable products from Valeant.

On October 5, 2015, we acquired three currently injectable pharmaceutical products (Fortaz®, Zinacef ™ and Zantac® Injection) from Concordia Pharmaceuticals Inc., S.à.r.l., Barbados Branch.

We intend to leverage our existing topical value chain as we build our injectable generic portfolio. We have entered into partnerships with contract manufacturing organizations, or CMOs, for the manufacture of some of our products in our portfolio of sterile products.

The facility expansion, which completed construction activities in the fourth quarter of 2018 will also enable the production of sterile injectable products in both vial and ampule presentations. The sterile production area is designed around forward-thinking isolator-based technology. We are transferring some of the sterile injectable products we acquired in 2014, to our Buena, New Jersey facility. We will also use the new sterile production capability to support our internal R&D pipeline of sterile injectable products in vial and ampule presentations.

We plan to continue to pursue business development opportunities to expand our injectable portfolio.

Other High-Barrier Strategy - We began one high-barrier oral project as part of our high-barrier generic strategy. Our partner filed the ANDA in the second quarter of 2017 for a generic version of an oral product that targets an orphan disease and received a Complete Response Letter (“CRL”) from the FDA in the third quarter of 2018. Our partner responded to the FDA’s CRL in 2019. The partner received a second CRL from the FDA on December 23, 2019. The response to this CRL was submitted on January 21, 2020, after which a Discipline Review Letter (“DRL”) was received on July 8, 2020. Our partner is actively working to address the issues highlighted in the DRL. We consider high-barrier prescription products or markets to be broadly defined to include potential complexity in one of the critical areas of our industry value chain. We will continue to seek opportunities relevant to building our high-barrier portfolio of products.

As part of our high-barrier generic strategy, we have expanded into ophthalmics. On September 30, 2014, we acquired previously marketed and approved ANDAs associated with two ophthalmic products from Valeant, and in 2020, we licensed and launched three generic ophthalmic products in Canada. We plan to continue to review business development opportunities to expand our ophthalmic portfolio.

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Our Customers

Generic Pharmaceutical Business. The manufacturing and commercialization of generic pharmaceutical products is competitive, and there are established manufacturers, suppliers and distributors actively engaged in all phases of our business. We currently manufacture and sell topical generic pharmaceutical products under our own label. In October 2015, we acquired and began to sell our first generic injectable products. We currently market over 70 products in the US and Canada. As we continue to execute our strategy, we expect to face increasing competition.

For each of the nine-month period ended September 30, 2020 and the year ended December 31, 2019, 43% of our total product sales, net, were to the three large wholesale drug distributors: AmerisourceBergen Corporation, or ABC; Cardinal Health, Inc., or Cardinal; and McKesson Drug Company, or McKesson. As of September 30, 2020, Cardinal accounted for approximately 24% of our accounts receivable, McKesson accounted for approximately 23% of our accounts receivable and ABC accounted for approximately 22% of our accounts receivable. As of December 31, 2019, Cardinal accounted for approximately 22% of our accounts receivable, McKesson accounted for approximately 25% of our accounts receivable, and ABC accounted for approximately 11% of our accounts receivable.

ABC, Cardinal and McKesson are key distributors of our products, as well as a broad range of health care products for many other companies. None of these distributors is an end user of our products. Generally, if sales to any one of these distributors were to diminish or cease, we believe that the end users of our products would likely find little difficulty obtaining our products either directly from us or from another distributor. However, the loss of one or more of these distributors, together with a delay or inability to secure an alternative distribution source for end users, could have a material adverse effect on our revenue, business, financial condition, results of operations and cash flows. There are generally three major negotiating entities in the US market: (i) the Walgreens Boots Alliance Development (WBAD), which consists of Walgreens and AmerisourceBergen’s PRxO Generics program, (ii) Red Oak Sourcing, which consists of CVS and Cardinal’s source program and (iii) ClarusOne, which consists of Walmart, RiteAid and McKesson’s OneStop program. A loss of any of these major entities could result in a significant reduction in revenue.

We consider our business relationships with ABC, Cardinal and McKesson to be in good standing and have fee for services contracts with each of them. However, a change in purchasing patterns, a decrease in inventory levels, an increase in returns of our products, delays in purchasing products and delays in payment for products by one or more of these distributors could have a material adverse effect on our revenue, business, financial condition, results of operations and cash flows. We continue to analyze the market for other opportunities to expand our current relationships with other customers, while we continue to seek to diversify our existing portfolio of specialty generic drug products through internal research and development. In addition, we continue to explore business development opportunities to add additional products and /or capabilities to our existing portfolio.

Contract Manufacturing and Development Business. Our customers in the contract manufacturing business generally consist of pharmaceutical companies, as well as cosmetic and OTC product marketers, who require product development/manufacturing support. For the nine-month period ending September 30, 2020, approximately 42% of our contract services revenue was derived from pharmaceutical customers, as compared to 54% of total contract services revenue for the year ended December 31, 2019. None of our contract manufacturing services customers represented 10% of total revenue for nine-month period ending September 30, 2020 and the year ended December 31, 2019.

Concentration of Risk. For the nine-month period ended September 30, 2020, we had sales to two customers which accounted for more than 10% of our total revenue for such period. These customers had sales of $7.7 million and $4.1 million, respectively, and represented approximately 35% of total revenues in the aggregate. Accounts receivable related to these three customers represented 46% of total accounts receivable as of September 30, 2020. For the year ended December 31, 2019, we had sales to two customers which individually accounted for more than 10% of our total revenue. These customers had sales of $17.6 million and $9.6 million, respectively, and represented 41% of total revenues in the aggregate. Accounts receivable related to these major customers represented 31% of total accounts receivable as of December 31, 2019.

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Expansion into foreign operations in the fourth quarter of 2015 has generated net revenues greater than 11.1% outside of the United States. For the nine-month period ended September 30, 2020, domestic net revenues were $27.8 million and foreign net revenues were $7.6 million. As of September 30, 2020, domestic net assets were $147.9 million and foreign assets were $42.4 million. For the year ended December 31, 2019, domestic net revenues were $48.4 million and foreign net revenues were $17.5 million. As of December 31, 2019, domestic assets were $154.3 million and foreign assets were $52.6 million.

Our Products

Two of our products, BD Ointment 0.05% USP (Augmented) and Lidocaine and Prilocaine Cream 2.5%, accounted for approximately 7.29% and 7.02%, respectively, of our total revenues in the nine-month period ended September 30, 2020. For the year ended December 31, 2019, Dilforasone Diacetate Ointment USP 0.05% accounted for 15% of our total revenues.

Corporate Information

We were incorporated in Delaware in 1977, and on May 7, 2008, our stockholders approved our name change from IGI, Inc. to IGI Laboratories, Inc. Effective October 23, 2015, we changed our name to Teligent Inc. Our principal offices are located at 105 Lincoln Avenue, Buena, New Jersey 08310. Our telephone number is (856) 697-1441. We maintain a website at www.teligent.com. We make available on or through our website our periodic reports that we file with the Securities and Exchange Commission, or the SEC. This information is available on our website free of charge as soon as reasonably practicable after we electronically file the information with or furnish it to the SEC. The contents of our website are not incorporated by reference into this document and shall not be deemed “filed” under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

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DESCRIPTION OF CAPITAL STOCK

For a detailed description of our capital stock, see “Description of Capital Stock” in the accompanying prospectus.

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share.

Our current amended and restated certificate of incorporation authorizes 100,000,000 shares of common stock for issuance. As of the date of this prospectus supplement, we have 53,438,791 shares of common stock issued and outstanding, and our board of directors has reserved up to 40,000,000 shares of common stock for issuance in this offering. In addition, after giving effect to the January 2021 Debt Exchange Transactions, there are approximately 85,412 shares of Series D Preferred Stock outstanding as of the date of this prospectus supplement, which are convertible into, in the aggregate, 17,082,385 shares of our common stock as of the date of this prospectus supplement. As a result, there are presently an insufficient number of shares authorized and available for issuance under our amended and restated certificate of incorporation to effect the conversion of all outstanding shares of Series D Preferred Stock into common stock pursuant to the terms of such Series D Preferred Stock if we were to issue and sell all 40,000,000 shares of common stock in this offering. Following the launch of the offering, pursuant to the terms of the Exchange Agreement, we are required to seek the requisite approval of our stockholders to an amendment to our amended and restated certificate of incorporation to allow for the conversion in full of all shares of Series D Preferred Stock into shares of our common stock (either by an increase in the number of authorized shares of our common stock, the effectuation of a reverse stock split, or otherwise) (the “Stockholder Approval”). The Exchange Agreement provides that, if we are unable to obtain the Stockholder Approval on or before July 1, 2021, we will issue to each holder of Series D Preferred Stock, on a quarterly basis, additional shares of Series D Preferred Stock equal to 2.5% of the number of shares of Series D Preferred Stock originally issued to such holder until the Stockholder Approval is obtained (with a prorated amount of Series D Preferred Stock to be issued in the event the Stockholder Approval is obtained during any such calendar quarter). There can be no assurance that we will be able to obtain the Stockholder Approval on or before July 1, 2021, if at all, and in the event we are required to issue additional shares of Series D Preferred Stock as described above, such issuances will be dilutive to participants who purchase shares of common stock in this offering.

Series D Preferred Stock

Our current amended and restated certificate of incorporation authorizes 1,000,000 shares of preferred stock, par value $0.01 per share, issuable from time to time in one or more series. Our authorized but unissued shares of preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.

Our board of directors has the authority to issue preferred stock in one or more series and to fix the designations, powers, rights, preferences, qualifications, limitations and restrictions thereof. These designations, powers, rights and preferences could include voting rights, dividend rights, dissolution rights, conversion rights, exchange rights, redemption rights, liquidation preferences, and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of common stock. The issuance of preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing change in our control or other corporate action.

Our board of directors has designated 100,000 shares of preferred stock as Series D Preferred Stock pursuant to a Certificate of Designation of Preferences, Rights and Limitations (the “Certificate of Designation”) approved by our board of directors. As of the date of this prospectus supplement, there are approximately 85,412 shares of Series D Preferred Stock outstanding.

Each share of Series D Preferred Stock is convertible into 200 shares of common stock as follows: (i) at any time and from time to time to the extent that the aggregate number of shares of common stock to be issued upon such conversion is less than or equal to the number of authorized shares of common stock available for issuance and not reserved or set aside for other purposes and (ii) at any time and from time to time, in full or in part, from and after stockholder approval of an increase in the number of authorized shares of common stock or a reverse split of our common stock to allow for full conversion of the Series D Preferred Stock. The number of shares of common stock issuable upon conversion of the Series D Preferred Stock is subject to appropriate adjustment in the event of stock dividends, stock splits or similar events affecting our common stock.

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If we grant, issue or sell any of our securities which would entitle the holder thereof to acquire at any time common stock or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of common stock (the “Purchase Rights”), then each holder of Series D Preferred Stock will, upon the conversion of such holder’s shares of Series D Preferred Stock, be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the holder would have acquired had such conversion occurred immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of common stock are to be determined for the grant, issue or sale of such Purchase Rights.

If we are involved in any consolidation or merger in which our common stock (but not a series of our preferred stock) is converted into or exchanged for securities, cash, or other property, then, following any such consolidation or merger, each share of Series D Preferred Stock shall thereafter be convertible, in lieu of common stock into which it was convertible prior to such event, into the kind and amount of securities, cash or other property which a holder of the number of shares of our common stock issuable upon conversion of one share Series D Preferred Stock immediately prior to such consolidation or merger would have been entitled to receive pursuant to such transaction. In such case, appropriate adjustment (as determined in good faith by our board of directors) shall be made with respect to the rights and interests thereafter of the holders of the Series D Preferred Stock, in relation to any securities or other property thereafter deliverable upon the conversion of the Series D Preferred Stock.

Upon the occurrence of a “Corporation Sale” (other than a Corporation Sale to which the preceding paragraph applies), we must redeem each share of Series D Preferred Stock by paying each holder of Series D Preferred Stock an amount equal to the amount such holder would have received in connection with such Corporation Sale had such holder converted such share of Series D Preferred Stock into common stock immediately prior to such Corporation Sale. A “Corporation Sale” means (i) our consolidation or merger with or into another entity or other corporate reorganization in which we are not the surviving entity (excluding any merger effected exclusively for the purpose of changing our domicile), (ii) a transaction or series of related transactions in which in excess of fifty percent (50%) of our voting power is transferred to a third party (or group of affiliated third parties), excluding a bona fide equity financing transaction, or (iii) a sale, transfer, exclusive license or other disposition (but not including a transfer or disposition by pledge or mortgage to a bona fide lender) of all or substantially all of our assets.

The Series D Preferred Stock is not convertible by the holder to the extent that such holder or any of its affiliates would beneficially own in excess of 15% of the number of outstanding shares of common stock. For purposes of the foregoing sentence, the number of shares of common stock beneficially owned by such holder or any of its affiliates includes the number of shares of common stock issuable upon conversion of shares of Series D Preferred Stock with respect to which such determination is being made, but excludes the number of shares of common stock which are issuable upon (i) conversion of the remaining, unconverted shares of Series D Preferred Stock beneficially owned by such holder or any of its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other of our securities subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by such holder or any of its affiliates. Except as set forth in the preceding sentence, beneficial ownership is calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.

The holders of Series D Preferred Stock are entitled to dividends on shares of Series D Preferred Stock equal (on an as-if-converted-to-common-stock basis) to and in the same form as dividends (other than dividends in the form of common stock) actually paid on shares of common stock when, as and if such dividends (other than dividends in the form of common stock) are paid on shares of common stock. No other dividends shall be paid on shares of Series D Preferred Stock and we are not permitted to pay any dividends (other than dividends in the form of common stock) on shares of common stock unless it simultaneously complies with the previous sentence.

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Except as otherwise provided in the Certificate of Designation or required by law, the Series D Preferred Stock has no voting rights. However, as long as any shares of Series D Preferred Stock are outstanding, the affirmative vote of the holders of a majority of the then outstanding shares of the Series D Preferred Stock is required to (i) alter or change adversely the powers, preferences or rights given to the Series D Preferred Stock or alter or amend the Certificate of Designation, (ii) amend our current amended and restated certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of Series D Preferred Stock, (iii) increase the number of authorized shares of Series D Preferred Stock, or (iv) enter into any agreement with respect to any of the foregoing.

Upon our voluntary or involuntary liquidation, dissolution or winding up, the holders of Series D Preferred Stock then outstanding and the holders of common stock shall share in any distribution of the remaining funds and assets available for distribution to our stockholders, pro rata based on the number of shares of common stock such holders of Series D Preferred Stock would have received had the conversion of such Series D Preferred Stock occurred immediately prior to such liquidation, dissolution or winding up.

There is no established public trading market for our Series D Preferred Stock, and we do not expect a market to develop. We do not intend to apply to list the Series D Preferred Stock on any securities exchange. Without an active market, the liquidity of the Series D Preferred Stock will be limited.

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MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS TO NON-U.S. HOLDERS

The following discussion is a summary of material U.S. federal income tax considerations relevant to Non-U.S. Holders (as defined below) relating to the purchase, ownership and disposition of our common stock issued pursuant to this offering. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended, or the “Code,” final, temporary and proposed U.S. Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service, or the “IRS,” in each case in effect as of the date hereof. Each of the foregoing authorities may be changed, repealed, revoked or modified or be subject to differing interpretations that may be applied retroactively in a manner that could adversely affect a Non-U.S. Holder of our common stock. We have not sought and obtained, and will not seek and obtain, any rulings from the IRS regarding the matters discussed herein. There can be no assurance that the IRS or a court will not take a contrary position to that discussed below regarding the U.S. federal income tax consequences of the purchase, ownership and disposition of our common stock or that such contrary position will not be sustained by a court.

This discussion is limited to Non-U.S. Holders that hold our common stock as a “capital asset” within the meaning of the Code (generally, property held for investment). This discussion does not purport to be a complete analysis of all potential tax consequences and does not address the effects of other U.S. federal tax laws, such as the U.S. estate and gift tax laws, or any applicable state, local or non-U.S. tax laws or tax treaties. This summary does not address all U.S. federal income tax consequences relevant to a Non-U.S. Holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to Non-U.S. Holders subject to special rules, including, without limitation:

●	U.S. expatriates and former citizens or long-term residents of the United States;

●	persons subject to the alternative minimum tax;

●	persons holding our common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

●	banks, thrifts, regulated investment companies, real estate investment trusts, insurance companies and other financial institutions;

●	brokers, dealers or traders in securities or foreign currencies;

●	“controlled foreign corporations” or “passive foreign investment companies”;

●	partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and partners therein);

●	tax-exempt organizations or governmental organizations;

●	persons deemed to sell our common stock under the constructive sale provisions of the Code;

●	persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation; and

●	pension plans and tax-deferred or other retirement accounts.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of such partnership and a partner of the partnership will generally depend on the status of the partner and the activities of the partnership. Accordingly, partnerships holding our common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them in connection with the purchase, ownership and disposition of our common stock.

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THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND DOES NOT CONSTITUTE TAX ADVICE. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR ANY APPLICABLE INCOME TAX TREATY.

Definition of a Non-U.S. Holder

For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our common stock that is neither a “U.S. person” nor an entity or arrangement treated as a partnership for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

●	an individual who is a citizen or resident of the United States;

●	a corporation or entity treated as a corporation that is created or organized under the laws of the United States, any state thereof, or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

●	a trust that (i) is subject to the primary supervision of a U.S. court and one or more U.S. persons (within the meaning of the Code) have the authority to control all substantial decisions of the trust, or (ii) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes.

Distributions

We do not currently intend to make any distributions on our common stock in the foreseeable future. However, if we make distributions of cash or property on our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “—Sale or Other Taxable Disposition.”

Subject to the discussions below regarding effectively connected income, backup withholding and the Foreign Account Tax Compliance Act (“FATCA”), dividends paid to a Non-U.S. Holder of our common stock will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or successor form or other applicable documentation) certifying qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment or fixed base in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI (or successor form), certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.

Any such dividends that constitute effectively connected income will be subject to U.S. federal income tax on a net income basis at the regular graduated rates applicable to U.S. Persons. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

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Sale or Other Taxable Disposition

Subject to the discussions below regarding backup withholding, a Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our common stock unless:

●	the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment or fixed base in the United States to which such gain is attributable);

●	the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

●	our common stock constitutes a United States real property interest, or “USRPI,” by reason of our status as a United States real property holding corporation, or “USRPHC,” for U.S. federal income tax purposes.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular graduated rates applicable to U.S. Persons. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S.-source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our USRPIs relative to the fair market value of our non-USRPIs and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition by a Non-U.S. Holder of our common stock will not be subject to U.S. federal income tax if our common stock is considered “regularly traded,” as defined by applicable U.S. Treasury Regulations, on an established securities market, and such Non-U.S. Holder owned, actually or constructively, 5% or less of our common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder’s holding period. If we are a USRPHC and either our common stock is not regularly traded on an established securities market or a Non-U.S. Holder holds more than 5% of our common stock, actually or constructively, during the applicable period, such Non-U.S. Holder will generally be taxed on any gain in the same manner as gain that is effectively connected with the conduct of a U.S. trade or business, except that the branch profits tax generally will not apply.

Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

The United States imposes backup withholding, currently at a rate of 24%, on the gross amount of dividends and certain other payments. Payments of dividends on our common stock will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a U.S. person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, applicable substitute or successor form, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any dividends paid with respect to our common stock to a Non-U.S. Holder, regardless of whether any tax was actually withheld. In addition, proceeds from the sale or other taxable disposition of our common stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a U.S. Person, or the holder otherwise establishes an exemption. Proceeds of a disposition of our common stock conducted through a non-U.S. office of a non-U.S. broker that does not have certain enumerated relationships with the United States generally will not be subject to backup withholding or information reporting.

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Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

FATCA

In addition to the withholding described above, withholding may be imposed under Sections 1471 to 1474 of the Code (commonly referred to as FATCA) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or gross proceeds from the sale or other disposition of, our common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (i) the foreign financial institution undertakes certain diligence and reporting obligations, (ii) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (i) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under proposed U.S. Treasury Regulations, FATCA withholding currently will not apply to gross proceeds from the sale or other disposition of our common stock. The preamble to the foregoing proposed U.S. Treasury Regulations states that taxpayers may rely on them pending their finalization.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our common stock.

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PLAN OF DISTRIBUTION

We have entered into the Sales Agreement with B. Riley Securities, Inc. (“B. Riley Securities”) under which we may sell an aggregate of up to $22,619,204 in gross proceeds of shares of our common stock, par value $0.01 per share (the “Shares”), from time to time through or to B. Riley Securities, as our agent or principal, for the offer and sale of the Shares. Due to the offering limitations applicable to us under General Instruction I.B.6. of Form S-3 and our public float as of the date of this prospectus supplement, and in accordance with the terms of the Sales Agreement, we are offering shares of common stock having an aggregate gross sales price of up to $22,619,204 pursuant to this prospectus supplement. If our public float increases such that we may sell additional amounts under the Sales Agreement and the registration statement of which this prospectus supplement is a part, we will file another prospectus supplement prior to making additional sales. Additionally, in the event that subsequent to the date of this prospectus supplement, the aggregate market value of our outstanding common stock held by non-affiliates equals or exceeds $75.0 million, then the one-third limitation on sales shall not apply to additional sales made pursuant to this prospectus supplement. The actual dollar amount and number of Shares we sell pursuant to the Sales Agreement will be dependent upon, among other things, market conditions and our fundraising requirements. B. Riley Securities may sell the Shares by any method deemed to be an “at the market offering” as defined in Rule 415 of the Securities Act.

Each time that we wish to sell Shares under the Sales Agreement, we will provide B. Riley Securities with a placement notice describing, at a minimum, the number of Shares to be issued, the time period during which sales are requested to be made, any limitation on the number of Shares that may be sold in any one day and any minimum price below which sales may not be made. Upon receipt of a placement notice from us, and subject to the terms and conditions of the Sales Agreement, B. Riley Securities has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations, and Nasdaq’s rules, to sell such Shares up to the amount specified in, and otherwise in accordance with the terms of, the placement notice. The settlement between us and B. Riley Securities of each sale of Shares will occur on the second trading day following the date on which the sale was made or on such other date that is agreed upon between us and B. Riley Securities in connection with a particular transaction. The obligation of B. Riley Securities under the Sales Agreement to sell our Shares pursuant to a placement notice is subject to a number of conditions as specified in the Sales Agreement. B. Riley Securities will provide us with written confirmation promptly following the close of trading on Nasdaq of each day in which Shares are sold by it as our agent pursuant to the Sales Agreement. Each confirmation will include the number of Shares sold on that day, the volume-weighted average price of such Shares sold, the net proceeds payable to us in respect of such sales of Shares and the compensation payable by us to B. Riley Securities pursuant to the terms of the Sales Agreement in respect of such sales of Shares. We will report at least quarterly the number of Shares sold through or to B. Riley Securities under the Sales Agreement, the gross and net proceeds to us and the compensation paid by us to B. Riley Securities in connection with the sales of Shares.

We will pay B. Riley Securities a commission of up to 7.0% of the gross proceeds of the sale price per Share for Shares sold through or to B. Riley Securities pursuant to the Sales Agreement. The net proceeds to us that we receive from the sales of Shares will depend on the number of Shares actually sold and the offering price for such Shares. We have also agreed to reimburse B. Riley Securities for its reasonable out-of-pocket expenses, including attorneys’ fees, in connection with the offering pursuant to this prospectus supplement in an amount not to exceed an aggregate of $75,000.  We estimate that the total fees and expenses primarily arising out of the offering, excluding compensation and reimbursements payable to B. Riley Securities under the terms of the Sales Agreement and fees and expenses related to the January 2021 Debt Exchange Transactions and the amendments to the Senior Credit Facilities, will be approximately $915,000. Because there is no minimum aggregate offering amount required, the actual total may be substantially less than the maximum aggregate amount set forth above. We have also agreed to reimburse B. Riley Securities for certain specified expenses as set forth in the Sales Agreement and have agreed to pay B. Riley Securities a one-time commitment fee of approximately $500,000 (payable in shares of our common stock) in connection with entering into the Sales Agreement.

In connection with the sale of Shares contemplated by this prospectus supplement and the accompanying prospectus, B. Riley Securities will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to B. Riley Securities will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to B. Riley Securities against certain liabilities, including liabilities under the Securities Act.

Sales of Shares as contemplated in this prospectus supplement and the accompanying prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and B. Riley Securities may agree upon. There is no arrangement for funds to be received in escrow, trust or similar arrangement.

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The offering of the Shares pursuant to this prospectus supplement will terminate upon the earlier of the sale of all Shares subject to this prospectus supplement or termination of the Sales Agreement as permitted therein.

B. Riley Securities and its affiliates may in the future provide various investment banking or other financial services for us and our affiliates, for which they may in the future receive customary fees.

This is a brief summary of certain material provisions of the Sales Agreement and does not purport to be a complete statement of its terms and conditions. The Sales Agreement will be filed with the SEC and will be incorporated by reference into this prospectus supplement.

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus supplement will be passed upon for us by K&L Gates LLP, New York, New York. Duane Morris LLP, New York, New York, is acting as counsel for B. Riley Securities in connection with this offering and will pass upon certain legal matters for B. Riley Securities.

EXPERTS

The financial statements incorporated in this prospectus supplement by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC permits us to “incorporate by reference” the information and reports we file with it. This means that we can disclose important information to you by referring to another document. The information that we incorporate by reference is considered to be part of this prospectus supplement, and later information that we file with the SEC automatically updates and supersedes this information. We incorporate by reference the documents listed below, except to the extent information in those documents is different from the information contained in this prospectus supplement, and all future documents filed with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until we terminate the offering of these securities:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which was filed on April 13, 2020;

●	Our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2020, June 30, 2020 and September 30, 2020, which were filed on May 27, 2020, August 20, 2020 and December 31, 2020, respectively;

●	Our Current Reports on Form 8-K filed on January 15, 2020, January 27, 2020, February 5, 2020, April 8, 2020, May 15, 2020, May 27, 2020, July 17, 2020, July 20, 2020 (I and II), July 31, 2020, September 17, 2020, September 23, 2020, December 1, 2020, December 10, 2020; December 17, 2020, January 22, 2021 (I and II) and January 28, 2021, and our Amended Current Report on Form 8-K/A filed on July 21, 2020;

●	The information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 from our Amendment No. 1 to Form 10-K (other than information furnished rather than filed), filed with the SEC on April 28, 2020;

●	The description of our common stock contained in our Registration Statement on Form 8-A, filed on October 23, 2015, pursuant to Section 12(b) of the Exchange Act, which incorporates by reference the description of the shares of our common stock contained in our Registration Statement on Form S-3 (File No. 333-196543) filed on June 5, 2014, as declared effective by the SEC on June 13, 2014, and any amendment or report filed with the SEC for purposes of updating such description; and

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●	All documents we file with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of this offering made by way of this prospectus supplement.

To the extent that any statement in this prospectus supplement is inconsistent with any statement that is incorporated by reference and that was made on or before the date of this prospectus supplement, the statement in this prospectus supplement shall supersede such incorporated statement. The incorporated statement shall not be deemed, except as modified or superseded, to constitute a part of this prospectus supplement or the registration statement. Statements contained in this prospectus supplement as to the contents of any contract or other document are not necessarily complete and, in each instance, we refer you to the copy of each contract or document filed as an exhibit to our various filings made with the SEC.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to:

Teligent, Inc.

105 Lincoln Avenue

Buena, New Jersey 08310

Attention: Corporate Secretary

Telephone: (856) 697-1441

Copies of the above reports may also be accessed from our website at www.teligent.com. We have not incorporated by reference into this prospectus supplement the information on our website and it is not a part of this document. We have authorized no one to provide you with any information that differs from that contained in this prospectus supplement. Accordingly, you should not rely on any information that is not contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date of the front cover of this prospectus supplement.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed modified, superseded or replaced for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement modifies, supersedes or replaces such statement.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement under the Securities Act (SEC File No. 333-224188) that registers the securities offered hereby. The registration statement, including the exhibits and schedules attached thereto and the information incorporated by reference therein, contains additional relevant information about the securities and our Company, which we are allowed to omit from this prospectus supplement pursuant to the rules and regulations of the SEC. In addition, we are subject to the informational requirements of the Securities Act and in accordance therewith file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available on the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available free of charge on our website at www.teligent.com. We have not incorporated by reference into this prospectus supplement the information on our website and it is not a part of this document.

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PROSPECTUS

TELIGENT, INC.

$50,000,000

COMMON STOCK

PREFERRED STOCK

DEBT SECURITIES

WARRANTS

RIGHTS

UNITS

This prospectus will allow us to issue, from time to time at prices and on terms to be determined at or prior to the time of the offering, up to $50,000,000 of any combination of the securities described in this prospectus, either individually or in units. We may also offer common stock or preferred stock upon conversion of or exchange for the debt securities; common stock or preferred stock or debt securities upon the exercise of warrants or rights.

This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide you with the specific terms of any offering in one or more supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any prospectus supplement, as well as any documents incorporated by reference into this prospectus or any prospectus supplement, carefully before you invest.

Our securities may be sold directly by us to you, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any underwriters or agents are involved in the sale of our securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, commissions or discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

Our common stock is listed on the Nasdaq Global Select Market, under the symbol “TLGT.” On May 1, 2018, the last reported sale price of our common stock on the Nasdaq Global Select Market was $2.95 per share.

As of May 1, 2018, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $110,851,480.25 million, which was calculated based on 37,576,895 shares of outstanding common stock held by non-affiliates and on a price per share of $2.95.

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described on page 8 of this prospectus under the caption “Risk Factors.” We may include specific risk factors in supplements to this prospectus under the caption “Risk Factors.” This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 18, 2018.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer shares of our common stock, preferred stock, various series of debt securities and/or warrants, or rights to purchase any of such securities, either individually or in units, in one or more offerings, with a total value of up to $50,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. However, no prospectus supplement will offer a security that is not registered and described in this prospectus at the time of its effectiveness. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to the offering of securities under this prospectus. You should carefully read this prospectus, the applicable prospectus supplement, the information and documents incorporated herein by reference and the additional information under the heading “Where You Can Find More Information” before making an investment decision.

You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated herein by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus may not be used to consummate sales of our securities, unless it is accompanied by a prospectus supplement. To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.

Unless the context otherwise requires, “Teligent,” “the Company,” “we,” “us,” “our” and similar terms refer to Teligent, Inc.

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PROSPECTUS SUMMARY

The following is a summary of what we believe to be the most important aspects of our business and the offering of our securities under this prospectus. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC or included in any applicable prospectus supplement. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in any prospectus supplements and in our most recent annual and quarterly filings with the SEC, as well as other information in this prospectus and any prospectus supplements and the documents incorporated by reference herein or therein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

Our Company

Strategic Overview

Teligent, Inc., is a specialty generic pharmaceutical company. All references to “Teligent,” the “Company,” “we,” “us,” and “our” refer to Teligent, Inc. Our mission is to become a leader in the specialty generic pharmaceutical market. Under our own label, we currently market and sell generic topical and branded generic and generic injectable pharmaceutical products in the United States and Canada. In the United States we are currently marketing 25 generic topical pharmaceutical products and four branded generic pharmaceutical products. In Canada, we sell over 30 generic and branded generic injectable products and medical devices. Generic pharmaceutical products are bioequivalent to their brand name counterparts. We also provide contract manufacturing services to the pharmaceutical, over-the-counter, (“OTC”), and cosmetic markets. We operate our business under one segment.

Our common stock is trading on the Nasdaq Global Select Market under the trading symbol “TLGT.” Our principal executive office, laboratories and manufacturing facilities are located at 105 Lincoln Avenue, Buena, New Jersey. We have additional offices located in Iselin, New Jersey, Toronto, Canada, and Tallinn, Estonia.

Currently, we have two platforms for growth:

•	Developing, manufacturing and marketing a portfolio of generic pharmaceutical products in our own label in topical, injectable, complex and ophthalmic dosage forms; and

•	Managing our current contract manufacturing and formulation services business.

We have been in the contract manufacturing and development of topical products business since the early 1990s, but our strategy since 2010 has been focused on the growth of our own generic pharmaceutical business. Since 2010, we have focused on transitioning our business to include more customers in the topical pharmaceutical industry. In 2014, we broadened our target product focus from topical pharmaceuticals to include a wider specialty pharmaceutical approach. We believe that expanding our development and commercial base beyond topical generics, historically the cornerstone of our expertise, to include injectable generics, complex generics and ophthalmic generics (what we call our “TICO strategy”), will leverage our existing expertise and capabilities, and broaden our platform for more diversified strategic growth.

In 2014, we acquired 23 drug products that had been previously approved by the United States Food and Drug Administration, or FDA. Our pipeline includes 31 Abbreviated New Drug Applications, or ANDAs, on file with the FDA, for additional pharmaceutical products. In addition, we have four submissions on file with Health Canada. We have an additional 45 product candidates at various stages of our development pipeline. We submitted four ANDAs in 2017. We expect to continue to expand our presence in the generic topical pharmaceutical market through the filing of additional ANDAs with the FDA and the subsequent launch of products as these applications are approved. We received nine approvals from our internally developed pipeline of topical generic products in 2017. We intend to continue to submit further ANDAs to the FDA and ANDSs to Health Canada in 2018. We will also seek to license or acquire further products, intellectual property, or pending applications to expand our portfolio.

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In addition, we may continue to explore ways to accelerate our growth through the creation of unique opportunities from the acquisition of additional intellectual property, and the expansion of the use of our existing intellectual property.

Teligent Canada. On November 13, 2015, we acquired all of the rights, title and interest in the development, production, marketing, import and distribution of all products of Alveda Pharmaceuticals Inc., or Alveda, pursuant to two asset purchase agreements, one relating to the acquisition of all of the intellectual property-related assets of Alveda and the other relating to the acquisition of all other assets of Alveda.

In connection with the closing of the acquisition, we formed three subsidiaries: Teligent Luxembourg S.à.r.l., or LuxCo, a private limited company incorporated under the laws of the Grand Duchy of Luxembourg and wholly-owned by the Company; Teligent OÜ, a private limited company incorporated under the laws of the Republic of Estonia that is wholly-owned by LuxCo; and Teligent Canada Inc., a company incorporated under the laws of the Province of British Columbia that is wholly-owned by LuxCo.

Teligent Canada currently has eight employees, including a general manager of Teligent Canada, located in our offices in Toronto, Canada. Teligent Canada acquired all of the Alveda working capital, including accounts receivable, inventory, accounts payable, and capital assets. In addition, Teligent Canada acquired Alveda’s existing customer relations, all contracts necessary to execute the Canadian distribution activities, operational permits, and all intellectual property required to operate the marketing and distribution of products in Canada. Teligent Canada also transitioned a majority of the existing workforce as part of the acquisition. Teligent Canada currently markets and distributes over 30 products. Teligent continues to transition these products to distribute them under a Teligent Canada label.

Teligent OÜ. Teligent OÜ currently has 13 employees, including a general manager of Teligent OÜ. Teligent OÜ is responsible for the development, enhancement, maintenance, protection and exploitation functions related to the intellectual property-related assets acquired from Alveda. In addition, Teligent OÜ is responsible for the management of the supply chain function and procurement of products for sale to Teligent Canada in addition to certain products and active pharmaceutical ingredients (“API’s”) for Teligent Pharma, Inc. in the U.S. We built and developed a laboratory to support analytical chemistry, quality control, and formulation development to support our Teligent US and Teligent Canada supply chain management and technical services teams.

Facility Expansion. We completed the first phase of our facility expansion in July 2016, with the complete interior renovation of our building at 101 Lincoln Avenue in Buena, New Jersey. This building now houses our new product development laboratory for work on topical and sterile pharmaceuticals. This laboratory integrates our formulation and analytical chemistry teams into one lab. This building renovation also houses our regulatory affairs, supply chain and corporate service teams.

We continue with the significant expansion and utilities upgrade of our manufacturing facility at 105 Lincoln Avenue in Buena, New Jersey. In December 2017, we received the Temporary Certificate of Occupancy (TCO) to begin using the first phase of completed work in our manufacturing facility, which includes a state-of-the-art quality control and microbiology lab for the testing of our pharmaceutical products. The expanded facility will increase our manufacturing capability for topical products and will also enable the production of sterile injectable products in both vial and ampule presentations. We are using this facility expansion as an opportunity to upgrade and improve the degree of automation and capacity in our existing topical production suite. The sterile production area is designed around isolator-based technology. The facility will include a versatile vial and ampule filling line capable of between four and eight million units per year, with space and critical utilities included in the build-out for a potential future higher-speed filling line. The current plans consider a total capital outlay for 105 Lincoln Avenue of approximately $60 million. We have been partnering with contract manufacturing organizations, or CMOs, for the development, registration and manufacture of some of our sterile injectable and ophthalmic products. Upon completion of the site expansion, we may transfer the manufacture of some of these injectable products to this facility. We will also use the new sterile production capability to support our internal R&D pipeline of sterile injectable products in vial and ampule presentations.

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Our Generic Pharmaceutical Business

In September 2010, we leveraged our existing formulation and manufacturing capabilities to begin the Company’s transformation from being solely a contract manufacturing and development company into a generic pharmaceutical company with our own portfolio of products, as recognized by our first ANDA submission to the FDA. ANDAs are submitted to the FDA for generic drug products that have the same active ingredient, strength, dosage form, and route of administration as brand name innovator drug products to which they are bioequivalent, meaning that there is no significant difference between the drugs in their rate and extent of absorption in the body. In the United States, approved ANDA generic drugs are usually interchangeable with the innovator drug. This means that the generic version may generally be substituted for the branded product by either a physician or pharmacist when dispensing a prescription. Our commercialization of each of these product candidates requires approval of the respective ANDA by the FDA.

Based on IQVIA data, the addressable market, as of January 2018, for the 32 products we have pending at the FDA totals approximately $2.0 billion in annual sales. We expect to continue to expand our presence in the generic topical pharmaceutical market through the submission of additional ANDAs to the FDA and the subsequent launch of products if and when these applications are approved by the FDA. Additionally, we plan to file further ANDSs with Health Canada in 2018. We also have 45 additional product candidates in various stages of development.

As part of our growth strategy, we also seek opportunities to acquire additional products and ANDAs or ANDSs. On February 1, 2013, we acquired assets and intellectual property, including an approved ANDA, for econazole nitrate cream 1%, which we launched under our label in September 2013. On September 24, 2014, we acquired from AstraZeneca previously approved ANDAs and NDAs associated with 18 products, 17 of which are injectable products and one non-injectable product for pain management. On September 30, 2014, we acquired previously marketed and approved ANDAs associated with two ophthalmic products from Valeant Pharmaceuticals LLC and Valeant Pharmaceuticals Luxembourg SARL, or Valeant, in addition to the exclusive right to acquire three additional previously marketed and approved injectable products from Valeant. In November 2014, we completed the purchase of one of those three optioned injectable products and its related NDA from Valeant. In March 2015, we completed the purchase of the final two optioned injectable products and their related NDAs from Valeant.

On November 13, 2015, we formed Teligent Canada, and completed the acquisition of Alveda. Teligent Canada currently has eight employees, including a general manager located in our offices in Toronto, Canada. Teligent Canada acquired all of the Alveda working capital, including accounts receivable, inventory, accounts payable, and capital assets. In addition, Teligent Canada acquired Alveda’s existing customer relations, all contracts necessary to execute the Canadian distribution activities, operational permits, and all intellectual property required to operate the marketing and distribution of Alveda’s products in Canada. Teligent Canada also transitioned a majority of the existing workforce as part of the acquisition. Teligent Canada currently markets and distributes 30 injectable products.

Our Contract Manufacturing and Development Business

We develop, manufacture, fill and package topical semi-solid and liquid products for branded and generic pharmaceutical customers, as well as the OTC and cosmetic markets. These products are used in a wide range of applications from cosmetics and cosmeceuticals to the prescription treatment of conditions like dermatitis, psoriasis and eczema.

We believe that our quality contract manufacturing and development business provides a consistent and reliable source of products and services to our customers. We offer flexibility in batch sizing and package design, which gives our customers the opportunity to select the appropriate presentation for each product. Our high-speed packaging lines can accommodate a variety of tubes, bottles, pumps and jars. As a result of the rollout of our TICO strategy and the increased focus and commitment of R&D and technical resources toward internal projects, we anticipate that revenue from our contract services business will decrease over time.

Our Financings

On December 22, 2014, we consummated the sale of an aggregate of $143.75 million in principal of our notes, or the Notes, to Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC, as the initial purchasers, including the initial purchasers’ exercise of their option to purchase an $18.75 million in principal of Notes. The Notes were sold in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended. In connection with the sale of the Notes, we entered into an indenture with Wilmington Trust, National Association, as trustee. The Notes bear interest at a rate of 3.75% per year, payable semi-annually in arrears on June 15 and December 15 of each year, commencing June 15, 2015. The Notes will mature on December 15, 2019, unless earlier repurchased or redeemed by the Company or converted by holders, pursuant to the terms therein. Additionally, subject to certain conditions, we may redeem for cash any or all outstanding Notes on or after December 19, 2017 in an amount equal to the outstanding principal amount of such Notes, plus accrued and unpaid interest. No sinking fund is provided for the Notes. The Notes are the Company’s senior unsecured obligations and will not be guaranteed by any of our existing or future subsidiaries. Aggregate net proceeds from the transaction were approximately $139 million, after deducting underwriter commissions and other expenses paid by us.

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Corporate Information

We were incorporated in Delaware in 1977, and on May 7, 2008, our stockholders approved our name change from IGI, Inc. to IGI Laboratories, Inc. Effective October 23, 2015, we changed our name to Teligent Inc. Our principal offices are located at 105 Lincoln Avenue, Buena, New Jersey 08310. Our telephone number is (856) 697-1441. We maintain a website at www.teligent.com. We make available on or through our website our periodic reports that we file with the Securities and Exchange Commission, or the SEC. This information is available on our website free of charge as soon as reasonably practicable after we electronically file the information with or furnish it to the SEC. The contents of our website are not incorporated by reference into this document and shall not be deemed “filed” under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Our Competitive Strategy

We develop and market a diversified product portfolio focused on alternative dosage forms. Our goal is to become a leader in the specialty generic pharmaceutical market. Under our own label, we currently market and sell generic topical and branded generic injectable pharmaceutical products in the United States and Canada. We also provide contract manufacturing services to the pharmaceutical, OTC, and cosmetic markets. We have been in the contract manufacturing and development of topical products business since the early 1990s, but our strategy since 2010 has been focused on the growth of our own generic pharmaceutical business. In 2014, we started the transformation of our business from working toward being a leader in the topical generic pharmaceutical industry to becoming a leader in the specialty pharmaceutical markets. We believe that expanding our development and commercial base beyond topical generics to injectable generics, complex generics and ophthalmic generics (what we call our TICO strategy), will leverage existing expertise and capabilities, diversify our commercial opportunities and broaden our platform for long-term strategic growth.

Our TICO Strategy

Our TICO strategy originated from our opportunity to leverage our value chain, which we have developed and strengthened through our topical portfolio. Our value chain includes our internal expertise in product and molecule selection and development, manufacturing, sales, logistics and distribution, as well as our relationships with our customers and consumers. With the expansion of our existing manufacturing facility, we see the potential to effectively leverage our existing infrastructure across this value chain and to further expand our strategic reach to the injectable, complex and ophthalmic generic pharmaceutical markets.

Topical (T) - Our focus on the topical market has been the foundation for our growth. While we have manufactured topical products since the early 1990s, we began to focus our strategy on the topical generic market in 2010. In December 2012, we launched our first generic topical pharmaceutical products under our own label. Currently, we market 25 topical products under our own label. We have received FDA approvals for 22 topical generic products from our internally developed pipeline in 2017. In our topical pipeline, we have 28 ANDAs submitted to the FDA that are awaiting approval. We intend to continue to develop topical generic products and utilize our expertise in drug formulation and manufacture to expand our own generic topical prescription drug portfolio, eight of which were approved. We are targeting to develop and file further regulatory submissions with the FDA in 2018. Upon regulatory approval, we would market these products under the Teligent label to national chain drug stores and drug wholesalers through our internal sales efforts.

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In our topical contract services business, we have developed strong customer relationships that we believe provide us with both recurring revenue streams from those customers and opportunities to selectively increase our product offerings to our customers. We intend to continue to capitalize on our strong customer relationships to maintain some contract manufacturing and development revenues.

We have an FDA-registered, cGMP-compliant facility that is equipped for manufacturing topical, semi-solid and liquid products. The design and configuration of our manufacturing facility provides flexibility in manufacturing batch sizes from 250 kg up to 4,000 kg. We intend to leverage this flexibility and capacity to support our growth in the topical prescription markets. We are progressing with the significant expansion and utilities upgrade in this facility which will increase our manufacturing capacity for topical products to accommodate the expected growth created by the eventual commercial launch of the 28 topical generic pharmaceutical products in our pipeline.

Injectable (I) - As part of the injectable phase of our TICO strategy, on September 24, 2014, we acquired from AstraZeneca previously approved ANDAs and NDAs associated with 18 products, 17 of which are injectable products and one of which is a non-injectable product for pain management. Of the products we acquired, two of the products are currently on the FDA drug shortage list. We have received FDA approval for our first product in this portfolio, Cefotan® (Cefotetan for Injection), which we launched in the first quarter of 2016.

On September 30, 2014, we acquired previously marketed and approved ANDAs associated with two ophthalmic products from Valeant, in addition to the exclusive right to acquire three additional previously marketed and approved injectable products from Valeant. In November 2014, we completed the purchase of the NDA for one of those three optioned injectable products from Valeant. In March 2015, we completed the purchase of the final two NDAs for the optioned injectable products from Valeant.

On October 5, 2015, we acquired three currently marketed injectable pharmaceutical products (Fortaz®, Zinacef ™ and Zantac® Injection) from Concordia Pharmaceuticals Inc., S.à.r.l., Barbados Branch.

We intend to leverage our existing topical value chain as we build our injectable generic portfolio. We have entered into partnerships with contract manufacturing organizations, or CMOs, for the manufacture of some of our products in our portfolio of sterile products. Longer term, we expect to bring much of this production capability in-house.

The facility expansion, which began construction activities in the beginning of 2016, will also enable the production of sterile injectable products in both vial and ampule presentations. The sterile production area is designed around forward-thinking isolator-based technology. We have a portfolio of sterile injectable products we acquired in 2014, which upon completion of the site expansion, we may transfer the manufacture of some of these products to our Buena, New Jersey facility. We will also use the new sterile production capability to support our internal R&D pipeline of sterile injectable products in vial and ampule presentations.

We plan to continue to pursue business development opportunities to expand our injectable portfolio.

Complex (C) - We have begun three projects that we consider to be part of the complex portfolio of our TICO strategy. We filed one ANDA in the fourth quarter of 2017 for a generic version of an oral orphan drug. We consider our focus on complex products or markets to be broadly defined to include potential complexity in one of the critical areas of our industry value chain. As part of our complex program, we are researching two 505(b)(2) projects. A 505(b)(2) submission is an NDA that contains full safety and effectiveness reports, but permits some of the information required for approval to come from studies not conducted by or for the applicant, thereby avoiding unnecessary duplication of studies already performed on a product. In addition, we are currently working with a contract research organization, or CRO, to develop a generic equivalent of a pharmaceutical drug product designated for a chronic rare disease. The intent of this opportunity is to provide patients with a lower cost alternative of an approved orphan drug. The Orphan Drug Designation program at the FDA provides orphan status to drugs and biologics which are defined as those intended for the safe and effective treatment, diagnosis or prevention of rare diseases/disorders that affect fewer than 200,000 people in the U.S., or that affect more than 200,000 persons, but are not expected to recover the costs of developing and marketing a treatment drug. We will continue to seek opportunities relevant to building our complex portfolio of products.

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Ophthalmic (O) - As part of the ophthalmic portfolio of our TICO strategy, on September 30, 2014, we acquired previously marketed and approved ANDAs associated with two ophthalmic products from Valeant. Similar to our injectable portfolio, we are forming partnerships with CMOs for commercial production. We plan to continue to review business development opportunities to expand our ophthalmic portfolio. We are currently working with a contract research organization to develop three generic ophthalmic products.

Offerings Under This Prospectus

Under this prospectus, we may offer shares of our common stock, preferred stock, various series of debt securities and/or warrants or rights to purchase any of such securities, either individually or in units, with a total value of up to $50,000,000, from time to time at prices and on terms to be determined by market conditions at the time of the offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we offer securities through agents or underwriters, we will include in the applicable prospectus supplement:

•	the names of those agents or underwriters;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the net proceeds to us.

This prospectus may not be used to consummate a sale of any securities unless it is accompanied by a prospectus supplement.

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RISK FACTORS

Please carefully consider the risk factors described in our periodic reports filed with the SEC, which are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or include in any applicable prospectus supplement. Additional risks and uncertainties not presently known to us or that we deem currently immaterial may also impair our business operations or adversely affect our results of operations or financial condition.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this prospectus, including statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. The words “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

The forward-looking statements in this prospectus include, among other things, statements about:

•	our ability to meet current or future regulatory requirements in connection with existing or future ANDAs;

•	our ability to achieve profitability;

•	our ability to obtain FDA approvals as anticipated;

•	our ability to execute and implement our business plan and strategy;

•	the market acceptance of our products;

•	our ability to protect our intellectual property rights;

•	changes in global political, economic, business, competitive, market and regulatory factors; and

•	our ability to complete successfully future product acquisitions.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included in this prospectus, particularly in the “Risk Factors” section, as well as the risk factors incorporated by reference in this prospectus, discussed under “Item 1A - Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, and under similar headings in our subsequently filed quarterly reports on Form 10-Q and annual reports on Form 10-K, that could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

You should read this prospectus and the documents that we have filed as exhibits to this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

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This prospectus includes statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information.

RATIO OF EARNINGS TO FIXED CHARGES

Any time debt securities are offered pursuant to this prospectus, we will provide a table setting forth our ratio of earnings to fixed charges on a historical basis in the applicable prospectus supplement, if required. Any time preference equity securities are offered pursuant to this prospectus, we will provide a table setting forth our ratio of earnings to fixed charges and preference dividends on a historical basis in the applicable prospectus supplement, if required.

USE OF PROCEEDS

We cannot assure you that we will receive any proceeds in connection with securities which may be offered pursuant to this prospectus. Unless otherwise indicated in the applicable prospectus supplement, we intend to use any net proceeds from the sale of securities under this prospectus for our operations and for other general corporate purposes, including, but not limited to, our internal research and development programs and the development of new programs, general working capital and possible future acquisitions. We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds, if any, we receive in connection with securities offered pursuant to this prospectus for any purpose. Pending application of the net proceeds as described above, we may initially invest the net proceeds in short-term, investment-grade, interest-bearing securities or apply them to the reduction of short-term indebtedness.

PLAN OF DISTRIBUTION

General Plan of Distribution

We may offer securities under this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities (1) through underwriters or dealers, (2) through agents or (3) directly to one or more purchasers, or through a combination of such methods. We may distribute the securities from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed from time to time;

•	market prices prevailing at the time of sale;

•	prices related to the prevailing market prices; or

•	negotiated prices.

We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any underwriter or agent involved in the offer or sale of the securities.

If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

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If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale, and we will provide the name of any underwriter in the prospectus supplement which the underwriter will use to make re-sales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of the securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

With respect to underwritten public offerings, negotiated transactions and block trades, we will provide in the applicable prospectus supplement information regarding any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, or the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•	the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•	if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Shares of our common stock sold pursuant to the registration statement of which this prospectus is a part will be authorized for quotation and trading on the Nasdaq Global Select Market. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the Nasdaq Global Select Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

In order to facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing the applicable security in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

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The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business.

DESCRIPTION OF CAPITAL STOCK

General

The following description of our capital stock and provisions of our amended and restated certificate of incorporation and amended and restated bylaws are summaries and are qualified by reference to the amended and restated certificate of incorporation and the amended and restated bylaws that are on file with the SEC.

Our authorized capital stock consists of 100,000,000 shares of our common stock, $0.01 par value per share, and 1,000,000 shares of our preferred stock, $0.01 par value per share, of which 100 shares are designated as Series A Convertible Preferred Stock, 1,030 shares are designated as Series B-1 Convertible Preferred Stock, 798 shares are designated as Series B-2 Preferred Stock and 1,550 shares are designated Series C Convertible Preferred Stock.

As of May 1, 2018, we had issued and outstanding:

•	53,512,888 shares of our common stock held by 356 stockholders of record;

•	0 shares of preferred stock; and

•	options to purchase 4,802,655 shares of our common stock, at a weighted average exercise price of $4.83 per share.

Common Stock

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Each election of directors by our stockholders will be determined by a plurality of the votes cast by the stockholders entitled to vote on the election. Holders of common stock are entitled to receive proportionately any dividends as may be declared by our board of directors, subject to any preferential dividend rights of outstanding preferred stock.

In the event of our liquidation or dissolution, the holders of our common stock are entitled to receive proportionately all assets available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights of any of our outstanding preferred stock. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.

Preferred Stock

Under the terms of our amended and restated certificate of incorporation, our board of directors is authorized to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding voting stock. There are no shares of preferred stock currently outstanding, and we have no present plans to issue any shares of preferred stock.

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Options

As of May 1, 2018, we had outstanding options to purchase 4,802,655 shares of our common stock, at a weighted average exercise price of $4.83 per share.

Delaware Anti-Takeover Law and Certain Charter and Bylaw Provisions

Delaware Law

We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a publicly-held Delaware corporation from engaging in a business combination with an interested stockholder, generally a person which together with its affiliates owns, or within the last three years has owned, 15% of our voting stock, for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. Subject to certain exceptions, Section 203 prevents a publicly held Delaware corporation from engaging in a “business combination” with any “interested stockholder” for three years following the date that the person became an interested stockholder, unless either the interested stockholder attained such status with the approval of our board of directors, the business combination is approved by our board of directors and stockholders in a prescribed manner or the interested stockholder acquired at least 85% of our outstanding voting stock in the transaction in which it became an interested stockholder. A “business combination” includes, among other things, a merger or consolidation involving us and the “interested stockholder” and the sale of more than 10% of our assets. In general, an “interested stockholder” is any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person. The restrictions contained in Section 203 are not applicable to any of our existing stockholders that owned 15% or more of our outstanding voting stock upon the closing of our IPO.

Special Meeting of Stockholders; Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our amended and restated certificate of incorporation and our amended and restated bylaws provide that, except as otherwise required by law, special meetings of the stockholders can only be called by the chairman of our board of directors, our chief executive officer or our board of directors. In addition, our amended and restated bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of candidates for election to our board of directors. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board of directors, or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our secretary of the stockholder’s intention to bring such business before the meeting. These provisions could have the effect of delaying until the next stockholder meeting stockholder actions that are favored by the holders of a majority of our outstanding voting securities. These provisions also could discourage a third party from making a tender offer for our common stock, because even if it acquired a majority of our outstanding voting stock, it would be able to take action as a stockholder, such as electing new directors or approving a merger, only at a duly called stockholder meeting and not by written consent.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company.

Nasdaq Global Market Listing

Our common stock has been publicly traded on the Nasdaq Global Select Market under the symbol “TLGT” since October 26, 2015.

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DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer pursuant to this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any debt securities offered under such prospectus supplement may differ from the terms we describe below, and to the extent the terms set forth in a prospectus supplement differ from the terms described below, the terms set forth in the prospectus supplement shall control.

We may sell from time to time, in one or more offerings under this prospectus, debt securities, which may be senior or subordinated. We will issue any such senior debt securities under a senior indenture that we will enter into with a trustee to be named in the senior indenture. We will issue any such subordinated debt securities under a subordinated indenture, which we will enter into with a trustee to be named in the subordinated indenture. We use the term “indentures” to refer to either the senior indenture or the subordinated indenture, as applicable. The indentures will be qualified under the Trust Indenture Act of 1939, as in effect on the date of the indenture. We use the term “debenture trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.

General

Each indenture will provide that debt securities may be issued from time to time in one or more series and may be denominated and payable in foreign currencies or units based on or relating to foreign currencies. Neither indenture will limit the amount of debt securities that may be issued thereunder, and each indenture will provide that the specific terms of any series of debt securities shall be set forth in, or determined pursuant to, an authorizing resolution and/or a supplemental indenture, if any, relating to such series.

We will describe in each prospectus supplement the following terms relating to a series of debt securities:

•	the title or designation;

•	the aggregate principal amount and any limit on the amount that may be issued;

•	the currency or units based on or relating to currencies in which debt securities of such series are denominated and the currency or units in which principal or interest or both will or may be payable;

•	whether we will issue the series of debt securities in global form, the terms of any global securities and who the depositary will be;

•	the maturity date and the date or dates on which principal will be payable;

•	the interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the date or dates interest will be payable and the record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

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•	the place or places where payments will be payable;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional redemption provisions;

•	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

•	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

•	whether we will be restricted from incurring any additional indebtedness;

•	a discussion on any material or special U.S. federal income tax considerations applicable to a series of debt securities;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under the applicable indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee under such indenture must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

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We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Debt Securities

Our obligations pursuant to any subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of senior indebtedness we may incur. It also does not limit us from issuing any other secured or unsecured debt.

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DESCRIPTION OF WARRANTS

General

We may issue warrants to our stockholders to purchase shares of our common stock. We may offer warrants separately or together with one or more debt securities, common stock or rights, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the warrant to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the warrant, warrant agreement or warrant certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable warrant agreement and warrant certificate for additional information before you decide whether to purchase any of our rights.

We will provide in a prospectus supplement the following terms of the warrants being issued:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the designations, amount and terms of the securities purchasable upon exercise of the warrants;

•	if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;

•	if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that series of our preferred stock;

•	if applicable, the exercise price for our debt securities, the amount of debt securities to be received upon exercise, and a description of that series of debt securities;

•	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

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•	if applicable, the date from and after which the warrants and the common stock, preferred stock and/or debt securities will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants may be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants

Each warrant will entitle the holder of rights to purchase for cash the principal amount of shares of common stock or other securities at the exercise price provided in the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

Holders may exercise warrants as described in the applicable prospectus supplement. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the warrants issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Warrant Agent

The warrant agent for any warrants we offer will be set forth in the applicable prospectus supplement.

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DESCRIPTION OF RIGHTS

General

We may issue rights to our stockholders to purchase shares of our common stock or the other securities described in this prospectus. We may offer rights separately or together with one or more additional rights, debt securities, common stock or warrants, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights.

We will provide in a prospectus supplement the following terms of the rights being issued:

•	the date of determining the stockholders entitled to the rights distribution;

•	the aggregate number of shares of common stock or other securities purchasable upon exercise of the rights;

•	the exercise price;

•	the aggregate number of rights issued;

•	whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;

•	the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;

•	the method by which holders of rights will be entitled to exercise;

•	the conditions to the completion of the offering, if any;

•	the withdrawal, termination and cancellation rights, if any;

•	whether there are any backstop or standby purchaser or purchasers and the terms of their commitment, if any;

•	whether stockholders are entitled to oversubscription rights, if any;

•	any applicable U.S. federal income tax considerations; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights, as applicable.

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Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock or other securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Rights Agent

The rights agent for any rights we offer will be set forth in the applicable prospectus supplement.

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DESCRIPTION OF UNITS

The following description, together with the additional information that we include in any applicable prospectus supplements summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units consisting of common stock, one or more debt securities, warrants or rights for the purchase of common stock and/or debt securities in one or more series, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those set forth in any prospectus supplement or as described under “Description of Capital Stock,” “Description of Debt Securities,” “Description of Warrants” and “Description of Rights” will apply to each unit, as applicable, and to any common stock, debt security, warrant or right included in each unit, as applicable.

Unit Agent

The name and address of the unit agent for any units we offer will be set forth in the applicable prospectus supplement.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

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Provisions of Delaware Law Governing Business Combinations

We are subject to the “business combination” provisions of Section 203 of the DGCL. In general, such provisions prohibit a publicly held Delaware corporation from engaging in any “business combination” transactions with any “interested stockholder” for a period of three years after the date on which the person became an “interested stockholder,” unless:

•	prior to such date, the board of directors approved either the “business combination” or the transaction which resulted in the “interested stockholder” obtaining such status; or

•	upon consummation of the transaction which resulted in the stockholder becoming an “interested stockholder,” the “interested stockholder” owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the “interested stockholder”) those shares owned by (a) persons who are directors and also officers and (b) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	at or subsequent to such time the “business combination” is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the “interested stockholder.”

A “business combination” is defined to include mergers, asset sales and other transactions resulting in financial benefit to a stockholder. In general, an “interested stockholder” is a person who, together with affiliates and associates, owns 15% or more of a corporation’s voting stock or within three years did own 15% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire us.

Limitations on Liability and Indemnification of Officers and Directors

Section 145 of the DGCL authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. Our amended and restated certificate of incorporation limits the liability of our officers and directors to the fullest extent permitted by the DGCL, and our amended and restated certificate of incorporation provides that we will indemnify our officers and directors to the fullest extent permitted by such law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

LEGAL MATTERS

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., New York, New York, will pass upon the validity of the issuance of the securities to be offered by this prospectus.

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EXPERTS

The consolidated balance sheets of Teligent, Inc. and Subsidiaries as of December 31, 2017 and 2016 and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2017 and financial statement schedule II have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their reports (which express an unqualified opinion on the consolidated financial statements and financial statement schedule II and express an adverse opinion on Teligent, Inc. and Subsidiaries’ effectiveness of internal control over financial reporting because of material weaknesses), which are incorporated herein by reference. Such financial statements have been so incorporated herein by reference in reliance on the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s public reference facilities at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference facilities. SEC filings are also available at the SEC’s web site at www.sec.gov.

This prospectus is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the public reference room or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

We also maintain a website at www.teligent.com, through which you can access our SEC filings. The information set forth on, or accessible from, our website is not part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement and any prospectus supplement filed hereafter, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information.” The documents we are incorporating by reference are:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed on March 19, 2018;

•	our Current Reports on Form 8-K, filed on January 26, 2018, March 15, 2018 and May 2, 2018;

•	the description of our common stock contained in our Registration Statement on Form 8-A, filed on October 23, 2015, pursuant to Section 12(b) of the Exchange Act, which incorporates by reference the description of the shares of our common stock contained in our Registration Statement on Form S-3 (File No. 333-196543) filed on June 5, 2014, as declared effective by the SEC on June 13, 2014, and any amendment or report filed with the SEC for purposes of updating such description;

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•	all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination or completion of the offering of securities under this prospectus shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing such reports and other documents.

Unless otherwise noted, the SEC file number for each of the documents listed above is 001-08568.

In addition, all reports and other documents filed by us pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by contacting: Investor Relations, Teligent, Inc., 105 Lincoln Avenue, Buena, New Jersey 08310, or call (856) 697-4770.

You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

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Up to $22,619,204

Common Stock

PROSPECTUS SUPPLEMENT

B. RILEY SECURITIES

January 28, 2021